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                                                                 EXHIBIT (10)vii

                      AMENDED AND RESTATED CREDIT AGREEMENT

                          DATED AS OF JANUARY 14, 2003

                                  BY AND AMONG

                                KCS ENERGY, INC.,
                                  AS BORROWER,

                   THE LENDERS FROM TIME TO TIME PARTY HERETO,
                                   AS LENDERS,

                                       AND

                          FOOTHILL CAPITAL CORPORATION,
                  AS COLLATERAL AGENT AND ADMINISTRATIVE AGENT,

                                       AND

                HIGHBRIDE/ZWIRN SPECIAL OPPORTUNITIES FUND, L.P.,
                                AS LEAD ARRANGER

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                                TABLE OF CONTENTS

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ARTICLE I DEFINITIONS; CERTAIN TERMS............................................................................2

         Section 1.01 Definitions...............................................................................2
         Section 1.02 Terms Generally..........................................................................34
         Section 1.03 Accounting and Other Terms...............................................................35
         Section 1.04 Time References..........................................................................35

ARTICLE II THE LOANS  35

         Section 2.01 Commitments..............................................................................35
         Section 2.02 Making the Loans.........................................................................37
         Section 2.03 Repayment of Loans; Evidence of Debt.....................................................40
         Section 2.04 Interest.................................................................................41
         Section 2.05 Reduction of Commitment; Prepayment of Loans.............................................42
         Section 2.06 Fees.. 46
         Section 2.07 Securitization...........................................................................46
         Section 2.08 Taxes  47
         Section 2.09 LIBOR Not Determinable; Illegality or Impropriety........................................49
         Section 2.10 Indemnity.................................................................................i
         Section 2.11 Continuation and Conversion of Loans.....................................................50

ARTICLE III LETTERS OF CREDIT..................................................................................51

         Section 3.01 Letter of Credit Guaranty................................................................51
         Section 3.02 Participations...........................................................................53
         Section 3.03 Letters of Credit........................................................................54

ARTICLE IV FEES, PAYMENTS AND OTHER COMPENSATION...............................................................55

         Section 4.01 Audit and Collateral Monitoring Fees.....................................................55
         Section 4.02 Payments; Computations and Statements....................................................55
         Section 4.03 Sharing of Payments, Etc.................................................................57
         Section 4.04 Apportionment of Payments................................................................57
         Section 4.05 Increased Costs and Reduced Return.......................................................58

ARTICLE V CONDITIONS TO LOANS..................................................................................59

         Section 5.01 Conditions Precedent.....................................................................59
         Section 5.02 Conditions Precedent to All Loans and Letters of Credit..................................64

ARTICLE VI REPRESENTATIONS AND WARRANTIES......................................................................67

         Section 6.01 Representations and Warranties...........................................................67
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ARTICLE VII COVENANTS OF THE LOAN PARTIES......................................................................77

         Section 7.01 Affirmative Covenants....................................................................77
         Section 7.02 Negative Covenants.......................................................................91
         Section 7.03 Financial Covenants......................................................................97

ARTICLE VIII MANAGEMENT, COLLECTION AND STATUS OF ACCOUNTS RECEIVABLE AND OTHER COLLATERAL.....................98

         Section 8.01 Collection of Accounts Receivable; Management of Collateral..............................98
         Section 8.02 Accounts Receivable Documentation.......................................................101
         Section 8.03 Status of Accounts Receivable and Other Collateral......................................102
         Section 8.04 Collateral Custodian....................................................................103

ARTICLE IX EVENTS OF DEFAULT..................................................................................103

         Section 9.01 Events of Default.......................................................................103

ARTICLE X AGENTS      107

         Section 10.01 Appointment............................................................................107
         Section 10.02 Nature of Duties.......................................................................108
         Section 10.03 Rights, Exculpation, Etc...............................................................108
         Section 10.04 Reliance...............................................................................109
         Section 10.05 Indemnification........................................................................109
         Section 10.06 Agents Individually....................................................................110
         Section 10.07 Successor Agent........................................................................110
         Section 10.08 Collateral Matters.....................................................................110
         Section 10.09 Agency for Perfection..................................................................112

ARTICLE XI [INTENTIONALLY OMITTED]............................................................................112


ARTICLE XII MISCELLANEOUS.....................................................................................112

         Section 12.01 Notices, Etc...........................................................................112
         Section 12.02 Amendments, Etc........................................................................114
         Section 12.03 No Waiver; Remedies, Etc...............................................................115
         Section 12.04 Expenses; Taxes; Attorneys' Fees.......................................................115
         Section 12.05 Right of Set-off.......................................................................116
         Section 12.06 Severability...........................................................................116
         Section 12.07 Assignments and Participations.........................................................117
         Section 12.08 Counterparts...........................................................................119
         Section 12.09 GOVERNING LAW..........................................................................119
         Section 12.10 CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE..................................120
         Section 12.11 WAIVER OF JURY TRIAL, ETC..............................................................120
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         Section 12.12 Consent by the Agents and Lenders......................................................121
         Section 12.13 No Party Deemed Drafter................................................................121
         Section 12.14 Reinstatement; Certain Payments........................................................121
         Section 12.15 Indemnification........................................................................122
         Section 12.16 Records................................................................................123
         Section 12.17 Binding Effect.........................................................................123
         Section 12.18 Interest...............................................................................123
         Section 12.19 Confidentiality........................................................................124
         Section 12.20 Integration............................................................................125
         Section 12.21 No Novation............................................................................125
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                              SCHEDULE AND EXHIBITS



Schedule D-1        Disbursement Account
Schedule R-1        Lenders and Lenders' Commitments
Schedule N-1        New Lien Properties
Schedule 6.01(a)    Jurisdictions Where Qualified to do Business
Schedule 6.01(e)    Subsidiaries
Schedule 6.01(f)    Litigation; Commercial Tort Claims
Schedule 6.01(i)    ERISA
Schedule 6.01(l)    Nature of Business
Schedule 6.01(o)(A) Real Property
Schedule 6.01(o)(B) Oil and Gas Property
Schedule 6.01(r)    Environmental Matters
Schedule 6.01(s)    Insurance
Schedule 6.01(v)    Bank Accounts
Schedule 6.01(w)    Intellectual Property
Schedule 6.01(x)    Material Contracts
Schedule 6.01(cc)   Released Oil and Gas Properties
Schedule 6.01(dd)   Name; Jurisdiction of Organization; Organizational ID
                    Number; Chief Place of Business; Chief Executive Office;
                    FEIN
Schedule 6.01(ee)   Tradenames
Schedule 6.01(ff)   Wells Drilled Since Closing of Existing Credit Agreement
Schedule 6.01(hh)   Oil and Gas Imbalances
 Schedule 6.01(ii)  Hedging Agreements
Schedule 7.02(a)    Existing Liens
 Schedule 7.02(b)   Existing Indebtedness
 Schedule 7.02(e)   Existing Investments
 Schedule 7.02(k)   Limitations on Dividends and Other Payment Restrictions
 Schedule 7.02(o)   Compromise of Accounts Receivable
 Schedule 8.01      Blocked Account Banks and Blocked Accounts

Exhibit A-1         Form of Assignment and Acceptance
Exhibit C-1         Form of Contribution Agreement
Exhibit G-1         Form of Guaranty
Exhibit P-1         Form of Pledge Agreement
Exhibit PV-10       Form of PV-10 Calculation
Exhibit S-1         Form of Security Agreement
Exhibit 2.02        Form of Notice of Borrowing
Exhibit 5.01(d)(xv) Form of Opinion of Counsel


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                                                              Execution Version

                                                    [BROBECK LOGO APPEARS HERE]



                      AMENDED AND RESTATED CREDIT AGREEMENT

     Amended and Restated Credit Agreement, dated as of January 14, 2003, by and among KCS ENERGY, INC., a Delaware corporation (the "Borrower"), the lenders from time to time party hereto (each a "Lender" and collectively, the "Lenders"), FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), as collateral agent for the Lenders (in such capacity, together with any successor collateral agent, the "Collateral Agent"), Foothill, as administrative agent for the Lenders (in such capacity, together with any successor administrative agent, the "Administrative Agent"; and together with the Collateral Agent, each an "Agent" and collectively, the "Agents"), and HIGHBRIDGE/ZWIRN SPECIAL OPPORTUNITIES FUND, L.P., a Delaware limited partnership ("Highbridge"), as lead arranger.

                                    RECITALS

     WHEREAS, the Borrower and the Existing Lenders (as hereafter defined) are parties to the Existing Credit Agreement (as hereafter defined), pursuant to which from time to time the Existing Lenders have extended credit to the Borrower;

     WHEREAS, the Borrower has asked the Agents and Highbridge to arrange, and for the Lenders to extend, credit to the Borrower on the terms and conditions set forth in this Amended and Restated Credit Agreement through the making of loans on and after the Effective Date (as hereafter defined) consisting of a term loan in the aggregate principal amount of $40,000,000, a revolving credit facility "B" in an aggregate principal amount not to exceed $20,000,000 at any time outstanding, and a revolving credit facility "A" in an aggregate principal amount not to exceed $30,000,000 at any time outstanding, the latter of which will include a subfacility for the issuance of letters of credit, all on the terms and conditions of this Amended and Restated Credit Agreement;

     WHEREAS, the proceeds of the loans made under the term loan and the revolving credit facilities will be used by the Borrower (i) to repay the Borrower's indebtedness under the Senior Notes (as hereafter defined), (ii) to pay fees and expenses related to this Amended and

Restated Credit Agreement and the other Loan Documents (as hereafter defined), and (iii) for the Borrower's and its Subsidiaries' general working capital purposes; and

     WHEREAS, the Lenders are severally, and not jointly, willing to extend such credit to the Borrower and are willing to amend and restate the Existing Credit Agreement in its entirety on the terms and conditions hereinafter set forth.

     NOW THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto agree that the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

                                   ARTICLE I

                           DEFINITIONS; CERTAIN TERMS

     Section 1.01 Definitions. As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

     "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account Receivable, chattel paper, or a general intangible.

     "Account Receivable" means, with respect to any Person, all of such Person's now owned or hereafter acquired right, title, and interest with respect to "accounts" (as that term is defined in the Code), and any and all "supporting obligations" (as that term is defined in the Code) in respect thereof.

     "Action" has the meaning specified therefor in Section 12.12.

     "Administrative Agent" has the meaning specified therefor in the preamble hereto.

     "Administrative Agent's Account" means an account at a bank designated by the Administrative Agent from time to time as the account into which the Borrower shall make all payments to the Administrative Agent for the benefit of the Agents and the Lenders under this Agreement and the other Loan Documents.

     "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote 15% or more of the Capital Stock having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Notwithstanding anything herein to the contrary, in no event shall any Agent or any Lender be considered an "Affiliate" of any Loan Party.

     "After Acquired Property" means any interest in real property (other than Oil and Gas Properties) acquired by the Borrower or any of its Subsidiaries after the date hereof with a


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Current Value in excess of $500,000 in the case of a fee interest or requiring the payment of annual rent exceeding in the aggregate $500,000 in the case of a leasehold interest.

     "Agent" has the meaning specified therefor in the preamble hereto.

     "Agent Reserve" and "Agent Reserves" have the meanings specified therefor in Section 2.01(b)(i).

     "Agreement" means this Amended and Restated Credit Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

     "Applicable Early Termination Fee" means, as of any date of determination, an amount equal to (a) during the period of time from and after the date of the execution and delivery of this Agreement up to the date that is the first anniversary of the Effective Date, 1.5% times $30,000,000, (b) during the period of time from and including the date that is the first anniversary of the Effective Date up to the date that is the second anniversary of the Effective Date, 1.0% times $30,000,000, and (c) thereafter, zero.

     "Applicable LIBOR Margin" means, as to each LIBOR Rate Loan, the applicable margin set forth in the right side of the grid below:

Percentage that the outstanding Revolving A
Loans and Letter of Credit Obligations bear
to the Total Revolving A Credit Commitment     Applicable LIBOR Margin

Less than 50%                                  2.75 percentage points

Greater than or equal to 50%                   3.0 percentage points

     "Applicable Reference Rate Margin" means, as to each Reference Rate Loan, the applicable margin set forth in the right side of the grid below:

Percentage that the outstanding Revolving A
Loans and Letter of Credit Obligations bear
to the Total Revolving A Credit Commitment     Applicable Reference Rate Margin

Less than 50%                                  0.50 percentage points

Greater than or equal to 50%                   0.75 percentage points

     "Assignment and Acceptance" means an assignment and acceptance entered into by an assigning Lender and an assignee, and accepted by the Collateral Agent, in accordance with Section 12.07 hereof and substantially in the form of Exhibit A-1 hereto or such other form reasonably acceptable to the Collateral Agent.


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     "Assignment Documents" means each assignment or other similar agreement, document or instrument entered into between or among the Agents and the Lenders, on the one hand, and the Existing Lenders, on the other hand, in connection with the purchase of the Existing Indebtedness from the Existing Lenders, including, without limitation, the assignments of the Mortgages related to the Oil and Gas Properties owned by the Loan Parties and UCC assignments with respect to the Liens filed by the Existing Lenders pursuant to the Existing Credit Agreement.

     "Audits" has the meaning therefor in Section 4.01.

     "Authorized Officer" means, with respect to any Person, the chief executive officer, chief financial officer, controller, president or any executive or senior vice president of such Person.

     "Availability" means, at any time, the difference between (i) the lesser of
(A) the Borrowing Base and (B) the Maximum Amount and (ii) the sum of (A) the aggregate outstanding principal amount of all Loans, and (B) all Letter of Credit Obligations, and (C) the aggregate amount, if any, of all trade payables of the Borrower and its Subsidiaries aged in excess of historical levels (exclusive of any amounts attributable to the Royalty Payments Suspense Account that could be interpreted to be trade payables and trade payables being contested in good faith by appropriate proceedings that do not exceed $200,000 in the aggregate outstanding at any one time).

     "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C.ss. 101, et seq.), as amended, and any successor statute.

     "Basis Differential" means, in the case of any Oil and Gas Property, the difference between the NYMEX futures contract prices and the sales prices at the delivery point where the gas or oil, as the case may be, produced by such Oil and Gas Property, is sold.

     "Board" means the Board of Governors of the Federal Reserve System of the United States.

     "Board of Directors" means, with respect to any Person, the board of directors (or comparable managers) of such Person or any committee thereof duly authorized to act on behalf of the board.

     "Borrower" has the meaning specified therefor in the preamble hereto.

     "Borrowing Base" means, as of any date, the sum of (a) 60% of the PV-10 of the Proved Developed Producing Reserves of the Borrower that are located in the United States and subject to a Mortgage and UCC financing statements, that in each case create a first or, if subject to a prior Production Payment 2001 Lien, second priority perfected Lien in such Oil and Gas Properties in favor of the Collateral Agent for the ratable benefit of the Lenders, (b) 40% of the PV-10 of the Proved Developed Non-Producing Reserves of the Borrower that are located in the United States and subject to a Mortgage and UCC financing statements, that in each case create a first or, if subject to a prior Production Payment 2001 Lien, second priority perfected Lien in such Oil and Gas Properties in favor of the Collateral Agent for the ratable benefit of the Lenders, and (c) 25% of the PV-10 of the Proved Undeveloped Reserves of the Borrower that are


                                      -4-

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located in the United States and subject to a Mortgage and UCC financing statements, that in each case create a first or, if subject to a prior Production Payment 2001 Lien, second priority perfected Lien in such Oil and Gas Properties in favor of the Collateral Agent for the ratable benefit of the Lenders; provided, however, that the borrowing capacity attributable to clause
(c) above shall not exceed the lesser of (i) 25% of the combined borrowing capacity under clauses (a), (b) and (c) (without giving effect to this limitation) above and (ii) $10,000,000.

     "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close; provided that, with respect to the borrowing, payment or continuation of, or determination of interest rate on, LIBOR Rate Loans, Business Day shall mean any Business Day on which dealings in Dollars may be carried on in the interbank eurodollar markets in New York City and London.

     "Capital Expenditures" means, with respect to any Person for any period, the sum of (i) the aggregate of all expenditures by such Person and its Subsidiaries during such period that in accordance with GAAP are or should be included in "property, plant and equipment" or in a similar fixed asset account on its balance sheet, whether such expenditures are paid in cash or financed and including all Capitalized Lease Obligations incurred during such period, and
(ii) to the extent not covered by clause (i) above, the aggregate of all expenditures by such Person and its Subsidiaries during such period to acquire by purchase or otherwise the business or fixed assets of, or the Capital Stock of, any other Person.

     "Capital Guideline" means any law, rule, regulation, policy, guideline or directive of any Governmental Authority or any central bank (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) (i) regarding capital adequacy, capital ratios, capital requirements, the calculation of a bank's capital or similar matters, or (ii) affecting the amount of capital required to be obtained or maintained by any Lender, any bank holding company controlling any Lender, or the L/C Issuer or the manner in which any Lender, any bank holding company controlling any Lender, or the L/C Issuer allocates capital to any of its contingent liabilities (including letters of credit), advances, acceptances, commitments, assets or liabilities.

     "Capitalized Lease" means, with respect to any Person, any lease of real or personal property by such Person as lessee which is required under GAAP to be capitalized on the balance sheet of such Person.

     "Capitalized Lease Obligations" means, with respect to any Person, obligations of such Person and its Subsidiaries under Capitalized Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

     "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.


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     "Cash and Cash Equivalents" means all cash, deposit or securities account balances, certificates of deposit or other financial instruments properly classified as cash or cash equivalents under GAAP.

     "Change of Control" means each occurrence of any of the following:

     (a) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) of beneficial ownership of more than 30% of the aggregate outstanding voting power of the Capital Stock of the Borrower;

     (b) during any period of 12 consecutive months, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Borrower was approved by a vote of at least a majority the directors of the Borrower then still in office who were either directors at the beginning of such period, or whose election or nomination for election was previously approved) cease for any reason to constitute a majority of the Board of Directors of the Borrower;

     (c) the Borrower ceases to own and control 100% of the shares of the Capital Stock of the Borrower's Subsidiaries, unless otherwise permitted hereunder; or

     (d) (i) the Borrower consolidates with or merges into another entity or conveys, transfers or leases all or substantially all of its property and assets to any Person, or (ii) any entity consolidates with or merges into the Borrower, which in either event (i) or (ii) is pursuant to a transaction in which the outstanding voting Capital Stock of the Borrower is reclassified or changed into or exchanged for cash, securities or other property.

     "Code" means the New York Uniform Commercial Code, as in effect from time to time.

     "Collateral" means all of the property and assets and all interests therein and proceeds thereof now owned or hereafter acquired by any Person upon which a Lien is granted or purported to be granted by such Person as security for all or any part of the Obligations.

     "Collateral Agent" has the meaning specified therefor in the preamble hereto.

     "Collateral Agent Advances" has the meaning specified therefor in Section 10.08(a).

     "Collection Account" has the meaning specified therefor in Section 8.01(a).

     "Commitments" means, with respect to each Lender, such Lender's Revolving A Credit Commitment, Revolving B Credit Commitment and Term Loan Commitment.

     "Consolidated EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Subsidiaries for such period, plus (i) without duplication, the sum of the following amounts of such Person and its


                                      -6-

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Subsidiaries for such period and to the extent deducted in determining
Consolidated Net Income of such Person and its Subsidiaries for such period: (A) Consolidated Net Interest Expense, (B) income tax expense, (C) depreciation expense, (D) depletion expense, (E) amortization expense and (F) other non-cash expenses, minus the amortization of deferred revenue attributable to the Production Payment 2001 Facility and the Takeout VPP Facility.

     "Consolidated Funded Indebtedness" means, with respect to any Person at any date, all Indebtedness of such Person, determined on a consolidated basis in accordance with GAAP, which by its terms matures more than one year after the date of calculation, and any such Indebtedness maturing within one year from such date which is renewable or extendable at the option of such Person to a date more than one year from such date, including, in any event, but without duplication, with respect to the Borrower and its Subsidiaries, the Revolving Loans and the amount of their Capital Lease Obligations and excluding the Production Payment 2001 Obligations, the Takeout VPP Obligations and any unrealized losses with respect to liabilities and obligations under Hedging Agreements.

     "Consolidated Funded Senior Indebtedness" means, with respect to Borrower and its Subsidiaries at any date, all Obligations under this Agreement, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" means, with respect to any Person for any period, the net income (loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis and in accordance with GAAP, but excluding from the determination of Consolidated Net Income (without duplication) (a) any non-cash extraordinary or non-recurring gains or losses or non-cash gains or losses from Dispositions, (b) restructuring charges, (c) effects of discontinued operations, and (d) interest that is paid-in-kind.

     "Consolidated Net Interest Expense" means, with respect to any Person for any period, gross interest expense of such Person and its Subsidiaries for such period determined on a consolidated basis and in accordance with GAAP (including, without limitation, interest expense paid to Affiliates of such Person but excluding non-cash amortization of debt expense and fees paid in respect of Indebtedness of such Person and its Subsidiaries), less (i) the sum of (A) interest income for such period and (B) gains for such period on interest rate Hedging Agreements (to the extent not included in interest income above and to the extent not deducted in the calculation of gross interest expense), plus
(ii) the sum of (A) losses for such period on interest rate Hedging Agreements (to the extent not included in such gross interest expense) and (B) the upfront costs or fees for such period associated with Hedging Agreements (to the extent not included in such gross interest expense), in each case, determined on a consolidated basis and in accordance with GAAP.

     "Consolidated Total Interest Expense" means, with respect to any Person for any period, gross interest expense for such Person and its Subsidiaries for such period determined on a consolidated basis and in accordance with GAAP (including without limitation interest expense paid to Affiliates of such Person but excluding non-cash amortization of debt expense and fees paid in respect of Indebtedness of such Person and its Subsidiaries).


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     "Consolidated Total Senior Interest Expense" means, with respect to the
Borrower and its Subsidiaries for any period, gross interest expense incurred under this Agreement for such period determined on a consolidated basis and in accordance with GAAP.

     "Contingent Obligation" means, with respect to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (ii) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (iii) any obligation of such Person, whether or not contingent, (A) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (B) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (C) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (D) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term "Contingent Obligation" shall not include any product warranties extended in the ordinary course of business or delivery obligations with respect to any volumetric production payment. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

     "Contribution Agreement" means the Contribution Agreement, dated as of the Effective Date, duly executed by each Guarantor, substantially in the form of Exhibit C-1.

     "Current Value" has the meaning specified therefor in Section 7.01(o).

     "Default" means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

     "Disbursement Account" means the deposit account identified on Schedule
D-1.

     "Disposition" means any transaction, or series of related transactions, pursuant to which any Person or any of its Subsidiaries sells, assigns, transfers or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person, excluding any sales of Inventory in the ordinary course of business on ordinary business terms.

     "Dollar," "Dollars" and the symbol "$" each means lawful money of the United States of America.

     "Effective Date" means the date, on or before January 15, 2003, on which all of the conditions precedent set forth in Section 5.01 are first satisfied or waived.

     "Eligible Assignee" means a Lender, an Affiliate of a Lender, a Related Fund and any bank, finance company, insurance company, savings and loan association, savings bank, other financial institution, Person or fund that is regularly engaged in making or purchasing loans.

     "Employee Plan" means an employee benefit plan (other than a Multiemployer
Plan) covered by Title IV of ERISA and maintained (or that was maintained at any time during the six (6) calendar years preceding the date of any borrowing hereunder) for employees of any Loan Party or any of its ERISA Affiliates.

     "Environmental Actions" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding or judgment from any Governmental Authority relating to violations of Environmental Laws or Releases of Hazardous Materials (i) from any assets, properties or businesses of any Loan Party or any of its Subsidiaries; (ii) from adjoining properties or businesses; or (iii) onto any facilities which received Hazardous Materials generated by any Loan Party or any of its Subsidiaries.

     "Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.ss. 9601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C.ss.1801, et seq.), the Resource Conservation and Recovery Act (42 U.S.C.ss. 6901, et seq.), the Federal Clean Water Act (33 U.S.C.ss. 1251 et seq.), the Clean Air Act (42 U.S.C.ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C.ss. 2601 et seq.), the Oil Pollution Act of 1990 (33 U.S.C.ss. 2701 et seq.), the Emergency Planning and the Community Right-to-Know Act of 1986 (42 U.S.C.ss. 11001 et seq.), the Hazardous Material Transportation Act (49 U.S.C.ss. 1801 et seq.), and the Occupational Safety and Health Act (29 U.S.C.ss. 651 et seq.), as such laws may be amended or otherwise modified from time to time, and any other present or future federal, state, local or foreign statute, ordinance, rule, regulation, order, judgment, decree, permit, license or other binding determination of any Governmental Authority imposing liability or establishing standards of conduct for protection of the environment or other government restrictions relating to the protection of the environment or the release, emission, deposit, discharge, leaching, migration or spill of any Hazardous Materials into the environment.

     "Environmental Liabilities and Costs" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigations and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any environmental condition or a Release of Hazardous Materials from or onto (i) any property currently or formerly owned by any Loan

Party or any of its Subsidiaries or (ii) any facility which received Hazardous Materials generated by any Loan Party or any of its Subsidiaries.

     "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case, as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

     "ERISA Affiliate" means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which would be deemed to be a "controlled group" within the meaning of Sections 414(b), (c), (m) and (o) of the IRC.

     "Event of Default" means any of the events set forth in Section 9.01.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Existing Credit Agreement" means that certain Credit Agreement dated as of November 28, 2001, by and among the Borrower, the lenders signatory thereto, Canadian Imperial Bank of Commerce, New York Agency, as agent, CIBC, Inc., as collateral agent, CIBC World Markets Corp., as arranger and sole book runner, and Guaranty Bank, FSB, as co-arranger, as amended, supplemented or otherwise modified from time to time.

     "Existing Credit Agreement First Lien Properties" means the Oil and Gas Properties of the Loan Parties that, as of the Effective Date, are subject to a first priority lien in favor of the collateral agent under the Existing Credit Agreement.

     "Existing Indebtedness" means the Indebtedness of the Borrower to the Existing Lenders under the Existing Credit Agreement on the Effective Date.

     "Existing Lenders" means the lenders and the agents party to the Existing Credit Agreement.

     "Existing Mortgages" means those certain mortgages or deeds of trust executed and delivered by a Loan Party that secured obligations under the Existing Credit Agreement.

     "Extraordinary Receipts" means any cash received by the Borrower or any of its Subsidiaries not in the ordinary course of business (and not consisting of proceeds of Dispositions or Indebtedness), including, without limitation, (i) foreign, United States, state or local tax refunds, (ii) pension plan reversions, (iii) proceeds of insurance, (iv) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (v) condemnation awards (and payments in lieu thereof), and (vi) indemnity payments, but excluding proceeds of the sale or issuance of Indebtedness or Capital Stock.

     "FASB 133" means Statement No. 133 of the Financial Accounting Standards Board as it applies to Hedging Agreements.

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

     "Fee Letter" means that certain fee letter agreement, dated as of the date hereof, among the Borrower, the Administrative Agent, and Foothill and Highbridge, as Lenders.

     "Field Survey and Audit" means a field survey and audit of the Loan Parties and an appraisal of the Collateral performed by auditors, examiners and/or appraisers selected by the Collateral Agent, at the sole cost and expense of the Borrower.

     "Final Maturity Date" means October 3, 2005, or such earlier date on which any Loan shall become due and payable in accordance with the terms of this Agreement and the other Loan Documents.

     "Financial Statements" means (i) the audited consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 2001, and the related consolidated statement of operations, shareholders' equity and cash flows for the Fiscal Year then ended, and (ii) the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of November 30, 2002, and the related consolidated statement of operations, shareholder's equity and cash flows for the 11 months then ended.

     "Fiscal Year" means the fiscal year of the Borrower and its Subsidiaries ending on December 31of each year.

     "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of (i) the TTM EBITDA of such Person and its Subsidiaries for such period, to (ii) the sum of (A) all principal of Indebtedness of such Person and its Subsidiaries scheduled to be paid during such period to the extent there is not an equivalent permanent reduction in the commitments thereunder, plus (B) Consolidated Net Interest Expense and any fees payable in respect of Indebtedness of such Person and its Subsidiaries for such period, plus (C) income taxes paid or payable by such Person and its Subsidiaries during such period, plus (D) cash dividends or distributions paid by such Person and its Subsidiaries (other than, in the case of the Borrower, dividends or distributions paid to the Borrower or its wholly-owned Subsidiaries) during such period, plus (E) Capital Expenditures made by such Person and its Subsidiaries during such period, plus (F) all amounts paid or payable by such Person and its Subsidiaries on Capitalized Lease Obligations having a scheduled due date during such period. In determining the Fixed Charge Coverage Ratio for a particular period (1) pro forma effect will be given to: (a) the incurrence, repayment or retirement of any Indebtedness by such Person and its Subsidiaries since the first day of such period as if such Indebtedness was incurred, repaid or retired on the first day of such period and (b) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any property or assets acquired or disposed of by such Person and its Subsidiaries since the first day of such period, as if such acquisition or disposition occurred on the first day of such period; (2) interest on Indebtedness bearing a floating interest rate will be computed as if the rate as of the last day of the period had been the applicable rate for the entire period; (3) if such Indebtedness bears, at the option of such Person and its Subsidiaries, a fixed or floating rate of interest, interest thereon will be computed by applying, at the option of such Person, either the fixed or floating rate; and (4) interest on Indebtedness under a revolving credit facility will be computed based upon the average daily balance of such Indebtedness during such period.

     "Foothill" has the meaning specified therefor in the preamble hereto.

     "GAAP" means generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis, provided that for the purpose of Section 7.03 hereof and the definitions used therein, "GAAP" shall mean generally accepted accounting principles in effect on the date hereof and consistent with those used in the preparation of the Financial Statements, provided, further, that if there occurs after the date of this Agreement any change in GAAP that affects in any respect the calculation of any covenant contained in Section 7.03 hereof, the Collateral Agent and the Borrower shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant with the intent of having the respective positions of the Lenders and the Borrower after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the covenants in Section 7.03 hereof shall be calculated as if no such change in GAAP has occurred.

     "Governmental Authority" means any nation or government, any Federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "Guarantor" means (i) each Subsidiary of the Borrower, and (ii) each other Person which guarantees, pursuant to Section 7.01(b) or otherwise, all or any part of the Obligations.

     "Guaranty" means each guaranty substantially in the form of Exhibit G-1, made by any Guarantor in favor of the Collateral Agent for the benefit of the Lenders, including those made pursuant to Section 7.01(b).

     "Hazardous Materials" means (a) any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste under Environmental Laws or that is likely to cause immediately, or at some future time, harm to or have an adverse effect on, the environment or risk to human health or safety, including, without limitation, any pollutant, contaminant, waste, hazardous waste or toxic substance which is defined or identified in any Environmental Law applicable to a Loan Party or any property of a Loan Party and which is present in the environment in such quantity or state that it contravenes any Environmental Law applicable to a Loan Party or any property of a Loan Party; (b) petroleum and its refined products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic, including, without limitation, corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and
(e) any raw materials, building components (including, without limitation, asbestos-containing materials) and manufactured products containing hazardous substances listed or classified as such under Environmental Laws applicable to a Loan Party or any property of a Loan Party.

     "Hedging Agreement" means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including, without limitation, any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement.

     "Highbridge" has the meaning specified therefor in the preamble hereto.

     "Highest Lawful Rate" means, with respect to any Agent or any Lender, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations under laws applicable to such Agent or such Lender which are currently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

     "Hydrocarbons" means oil, gas, coal seam gas, casinghead gas, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons, all products refined, separated, settled and dehydrated therefrom and all products refined therefrom, including, without limitation, kerosene, liquefied petroleum gas, refined lubricating oils, diesel fuel, drip gasoline, natural gasoline, helium, sulfur and all other gaseous or liquid minerals.

     "Hydrocarbon Interests" means all rights, titles, interests and estates now owned or hereafter acquired in and to Hydrocarbon leases, Hydrocarbon or mineral fee or lease interests, farm-ins, overriding royalty and royalty interests, net profit interests, oil payments, production payment interests and similar mineral interests, including any reserved or residual interest of whatever nature.

     "Indebtedness" means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person for the deferred purchase price of property or services (other than (A) trade payables or other accounts payable incurred in the ordinary course of such Person's business and not outstanding for more than 90 days after the date such payable was created (unless such past-due payables are being contested in good faith by appropriate proceedings and do not exceed $200,000 in the aggregate outstanding at any one time) and (B) any obligations included in the Royalty Payments Suspense Account); (iii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (iv) all reimbursement, payment or other obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder may be limited to repossession or sale of such property; (v) all Capitalized Lease Obligations of such Person; (vi) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities; (vii) all obligations and liabilities, calculated on a basis satisfactory to the Collateral Agent and in accordance with accepted practice, of such Person under Hedging Agreements;
(viii) all Contingent Obligations; (ix) liabilities incurred under Title IV of ERISA with respect to any plan (other than a Multiemployer Plan) covered by Title IV of ERISA and maintained for employees of such Person or any of its ERISA Affiliates; (x) withdrawal liability incurred under ERISA by such Person or any of its ERISA Affiliates with respect to any Multiemployer Plan; (xi) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person; and (xii) all obligations referred to in clauses (i) through (xi) of this definition of another Person to the extent secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness but in all events excluding the Production Payment 2001 Obligations and the Takeout VPP Obligations. The Indebtedness of any Person shall include the Indebtedness of any partnership of which such Person is a general partner and any Person's allocable share of any Indebtedness of any joint venture in which such Person is a joint venturer, including Indebtedness for which such Person is jointly and severally liable, but excluding any non-recourse Indebtedness.

     "Indemnified Matters" has the meaning specified therefor in Section 12.15.

     "Indemnitees" has the meaning specified therefor in Section 12.15.

     "Initial Ableco-Highbridge B Lenders" means Highbridge and Ableco Finance LLC.

     "Initial Reserve Report" has the meaning specified therefor in Section 5.01(k).

     "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

     "IRC" means the Internal Revenue Code of 1986, as amended (or any successor statute thereto) and the regulations thereunder.

     "Interest Period" means, with respect to any LIBOR Rate Loan, the period commencing on the borrowing date or the date of any continuation of such LIBOR Rate Loan, as the case may be, and ending 1, 2, 3 or 6 months thereafter, in each case as selected by the Borrower in the applicable notice given to the Administrative Agent pursuant to Sections 2.02 or 2.11 hereof, provided that (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) no Interest Period for any LIBOR Rate Loan shall end after the Final Maturity Date.

     "Inventory" means all of each of the Loan Parties' now owned and/or hereafter acquired right, title, and interest with respect to inventory as defined in the Code, including Hydrocarbons.

     "L/C Issuer" means Wells Fargo Bank, National Association or such other bank as the Administrative Agent may select with the consent of the Borrower (not to be unreasonably withheld).

     "L/C Subfacility" means that portion of the Total Revolving A Credit Commitment equal to $7,500,000.

     "Lease" means any lease of real property (other than Hydrocarbon Interests) to which any Loan Party or any of its Subsidiaries is a party as lessor or lessee.

     "Lender" has the meaning specified therefor in the preamble hereto.

     "Letter of Credit" has the meaning specified therefor in Section 3.01(a).

     "Letter of Credit Application" has the meaning specified therefor in
Section 3.01(a).

     "Letter of Credit Collateral Account" has the meaning specified therefor in
Section 3.01(b).

     "Letter of Credit Fees" has the meaning specified therefor in Section 3.03(b).

     "Letter of Credit Guaranty" means one or more guaranties by the Administrative Agent in favor of the L/C Issuer guaranteeing the Borrower's obligations to the L/C Issuer under a reimbursement agreement, Letter of Credit Application or other like document in respect of any Letter of Credit.

     "Letter of Credit Obligations" means, at any time and without duplication, the sum of (i) the outstanding Reimbursement Obligations at such time, plus (ii) the aggregate maximum amount available for drawing under the Letters of Credit outstanding at such time, plus (iii) all amounts for which the Administrative Agent may be liable to the L/C Issuer pursuant to any Letter of Credit Guaranty.

     "Liabilities" has the meaning specified therefor in Section 2.07.

     "LIBOR" means, with respect to any Interest Period, the rate per annum determined by the LIBOR Reference Bank in New York, New York on the basis of the rates at which Dollar deposits are offered to major banks in the London interbank market on or about 2:00 p.m. (New York City time) 2 Business Days prior to the commencement of the applicable Interest Period, for a term and in amounts comparable to the Interest Period and amount of the LIBOR Rate Loan requested or being continued by the Borrower in accordance with this

Agreement, or, if the foregoing rate is unavailable, the rate per annum determined by the Administrative Agent in accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate, in each case rounded upwards, if necessary, to the next 1/16%, which determination shall be conclusive in the absence of manifest error.

     "LIBOR Rate" means, for each Interest Period for each LIBOR Rate Loan, the rate per annum determined by the Administrative Agent (rounded upwards if necessary, to the next 1/16%) by dividing (a) LIBOR for such Interest Period by
(b) 100% minus the Reserve Percentage. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

     "LIBOR Rate Loan" means a Revolving A Loan bearing interest calculated based upon the LIBOR Rate.

     "LIBOR Reference Bank" means Wells Fargo Bank, National Association, its successors or any other bank designated by the Administrative Agent to the Borrower from time to time.

     "Lien" means any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any Capitalized Lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.

     "Loan" means the Term Loan or any Revolving Loan made by an Agent or a Lender to the Borrower pursuant to Article II hereof.

     "Loan Account" means an account maintained hereunder by the Administrative Agent on its books of account at the Payment Office, and with respect to the Borrower, in which the Borrower will be charged with all Loans made to, and all other Obligations incurred by, the Borrower.

     "Loan Document" means this Agreement, the Assignment Documents, the Fee Letter, any Guaranty, any Security Agreement, any Pledge Agreement, any Mortgage, any Letter of Credit Application, any Transfer Order Letter, and any other agreement, instrument, and other document executed and delivered by a Loan Party pursuant hereto or thereto relating to, evidencing or securing any Loan, any Letter of Credit Obligation or any other Obligation.

     "Loan Party" means the Borrower and/or any Guarantor.

     "Material Adverse Effect" means a material adverse effect on any of (i) the operations, business, assets, properties, condition (financial or otherwise) or prospects of the Borrower or KCS Resources, Inc. or the Loan Parties taken as a whole, (ii) the ability of the Loan Parties to perform any material obligations under the Loan Documents, (iii) the legality, validity or enforceability of this Agreement or any other Loan Document, (iv) the rights and remedies of any Agent or any Lender under any Loan Document, or (v) the validity, perfection or priority of a Lien in favor of the Collateral Agent for the benefit of the Lenders on any portion of the Collateral having a value greater than $250,000.

     "Material Contract" means, with respect to any Loan Party, (i) each contract or agreement to which such Loan Party is a party involving aggregate consideration payable to or by such Loan Party of $500,000 or more (other than purchase orders in the ordinary course of the business of such Loan Party and other than contracts that by their terms may be terminated by such Loan Party in the ordinary course of its business upon less than 60 days notice without penalty or premium) and (ii) all other contracts or agreements that could reasonably be expected to be material to the business, operations, condition (financial or otherwise), performance, prospects or properties of the Borrower or KCS Resources, Inc. or the Loan Parties taken as a whole.

     "Maximum Amount" means a sum equal to the Total Commitment.

     "MMS" means Minerals Management Service.

     "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

     "Mortgage" means a fee or leasehold mortgage, deed of trust or deed to secure debt, in form and substance satisfactory to the Collateral Agent, made by a Loan Party in favor of the Collateral Agent for the benefit of the Lenders, securing the Obligations and delivered to the Collateral Agent pursuant to the provisions hereof or otherwise.

     "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which any Loan Party or any of its ERISA Affiliates has contributed to, or has been obligated to contribute, at any time during the preceding six (6) years.

     "Net Cash Proceeds" means, (i) with respect to any Disposition by any Person or any of its Subsidiaries, the amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person or such Subsidiary, in connection therewith after deducting therefrom only (A) the amount of any Indebtedness secured by any Lien permitted by Section 7.02(a) on any asset (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such Disposition (other than Indebtedness under this Agreement), (B) reasonable expenses related thereto incurred by such Person or such Subsidiary in connection therewith, (C) transfer taxes paid to any taxing authorities by such Person or such Subsidiary in connection therewith, and (D) net income taxes to be paid in connection with such Disposition (after taking into account any tax credits or deductions and any tax sharing arrangements) and (ii) with respect to the issuance or incurrence of any Indebtedness of the type described in clause (iii) of the definition of such term by any Person or any of its Subsidiaries, or the sale or issuance by any Person or any of its Subsidiaries of any shares of its Capital Stock, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person or such Subsidiary in connection therewith, after deducting therefrom only (A) reasonable expenses related thereto incurred by such Person or such Subsidiary in connection therewith, (B) transfer taxes paid by such Person or such Subsidiary in connection therewith and (C) net income taxes to be paid in connection therewith (after taking into account any tax credits or deductions and any tax sharing arrangements); in each case of clause (i) and (ii) to the extent, but only to the extent, that the amounts so deducted are (x) actually paid to a Person that, except in the case of reasonable out-of-pocket expenses, is not an Affiliate of such Person or any of its Subsidiaries and (y) properly attributable to such transaction or to the asset that is the subject thereof.

     "New Lien Properties" means the Oil and Gas Properties of the Loan Parties described on Schedule N-1.

     "Notice of Borrowing" has the meaning specified therefor in Section
2.02(a).

     "NYMEX" means the New York Mercantile Exchange or its successor entity.

"NYMEX Strip Price" means the lower of (i) as of any date of determination, the average of the 24 succeeding monthly futures contract prices, commencing with the month during which the determination date occurs, for each of the appropriate crude oil and natural gas categories included in the most recent Reserve Report provided by the Borrower to the Agents pursuant to Section 7.01(a)(vi), as quoted on the NYMEX; provided, that if the NYMEX no longer provides futures contract price quotes or has ceased to operate, the future contract prices used shall be the comparable futures contract prices quoted on such other nationally recognized commodities exchange as the Administrative Agent shall designate, and (ii) $27.005 per barrel of oil and $4.383 per MmBTU of natural gas.

     "Obligations" means all present and future indebtedness, obligations, and liabilities of each Loan Party to the Agents and the Lenders, or any of them, under the Loan Documents, whether or not the right of payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured, unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 9.01. Without limiting the generality of the foregoing, the Obligations of each Loan Party under the Loan Documents include (a) the obligation (irrespective of whether a claim therefor is allowed in any Insolvency Proceeding) to pay principal, interest, premiums, charges, expenses, fees, attorneys' fees and disbursements, reimbursement obligations, indemnities and other amounts payable by such Person under the Loan Documents, and (b) the obligation of such Person to reimburse any amount in respect of any of the foregoing that any Agent or any Lender (in its sole discretion) may elect to pay or advance on behalf of such Person.

     "Oil and Gas Business" means (a) the acquisition, exploration, exploitation, development, operation and disposition of interests in Oil and Gas Properties and Hydrocarbons, (b) the gathering, marketing, treating, processing, storage, selling and transporting of any production from such interests or properties, including, without limitation, the marketing of Hydrocarbons obtained from unrelated Persons, (c) any business relating to or arising from exploration for or development, production, treatment, processing, storage, transportation or marketing of Hydrocarbons, (d) any business relating to oilfield sales and service, and (e) any activity that is ancillary or necessary or desirable to facilitate the activities described in clauses (a) through (d) of this definition.

     "Oil and Gas Properties" means Hydrocarbon Interests; the personal property and/or real property now or hereafter pooled or unitized with Hydrocarbon Interests; all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority having jurisdiction) which may affect all or any portion of the Hydrocarbon Interests; all pipelines, gathering lines, compression facilities, tanks and processing plants; all oil wells, gas wells, water wells, injection wells, platforms, spars or other offshore facilities, casings, rods, tubing, pumping units and engines, Christmas trees, derricks, separators, gun barrels, flow lines, gas systems (for gathering, treating and compression), and water systems (for treating, disposal and injection); all interests held in royalty trusts whether presently existing or hereafter created; all Hydrocarbons in and under and which may be produced, saved, processed or attributable to the Hydrocarbon Interests, the lands covered thereby and all Hydrocarbons in pipelines, gathering lines, tanks and processing plants and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; all tenements, hereditaments, appurtenances and personal property and/or real property in any way appertaining, belonging, affixed or incidental to the Hydrocarbon Interests, and all rights, titles, interests and estates described or referred to above, including any and all real property, now owned or hereafter acquired, used or held for use in connection with the operating, working or development of any of such Hydrocarbon Interests or personal property and/or real property and including any and all surface leases, rights-of-way, easements and servitude together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing; all Hydrocarbon leasehold, fee and term interests, all overriding royalty interests, mineral interests, royalty interests, net profits interests, net revenue interests, oil and gas payments, production payments, carried interests, leases, subleases, farmouts and any and all other interests in Hydrocarbons; in each case whether now owned or hereafter acquired directly or indirectly.

     "Operating Lease Obligations" means all obligations for the payment of rent for any real or personal property under leases or agreements to lease, other than Capitalized Lease Obligations.

     "Other Taxes" has the meaning specified therefor in Section 2.08(a)(iii).

     "Participant Register" has the meaning specified therefor in Section 12.07(b)(v).

     "Payment Office" means the Administrative Agent's office located at 2450 Colorado Avenue, Suite 3000 West, Santa Monica, California 90404, or at such other office or offices of the Administrative Agent as may be designated in writing from time to time by the Administrative Agent to the Collateral Agent and the Borrower.

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

     "Permitted Business Investments" means (a) any investments made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as a means of actively exploiting, exploring for, developing, processing, gathering, marketing or transporting oil and gas through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of Oil and Gas Business jointly with third parties, including, without limitation, the entry into operating agreements, working interests, royalty interests, mineral leases, processing agreements, farm-out and farm-in agreements, division orders, contracts for the sale, transportation or exchange of oil or natural gas, unitization and pooling declarations and agreements and area of mutual interest agreements, production sharing agreements or other similar or customary agreements, transactions, properties, interests, and investments and expenditures in connection therewith, (b) acquisitions of Oil and Gas Properties (other than those that are permitted in clause (a) above) that do not in the aggregate exceed $5,000,000 per Fiscal Year so long as, after giving effect to any such acquisition, Borrower has Availability plus Qualified Cash of at least $10,000,000 which must include Revolver A Availability of at least $5,000,000, and after all outstanding Obligations in respect of the Term Loan and the Revolving B Loans are paid in full and the Total Revolving B Credit Commitment is terminated, has Revolver A Availability of at least $10,000,000; provided that any acquisition (including leases or other arrangements) of Oil and Gas Properties within the jurisdiction of the MMS shall not be permitted, and (c) VPP Investments that do not in the aggregate exceed $5,000,000 per Fiscal Year so long as, after giving effect to any such VPP Investment, Borrower has Availability plus Qualified Cash of at least $15,000,000 which must include Revolver A Availability of at least $5,000,000, and after all outstanding Obligations in respect of the Term Loan and the Revolving B Loans are paid in full and the Total Revolving B Credit Commitment is terminated, has Revolver A Availability of at least $15,000,000; provided that, except for partnership interests and joint venture interests that are deemed to arise under investments that are permitted under clause (a) above, an investment in capital stock, partnership interests, joint venture interests, limited liability company interests or other similar equity interests in a Person shall not constitute a Permitted Business Investment unless such investment is made in connection with a VPP Investment.

     "Permitted Dispositions" means (a) sales or other dispositions of Inventory to buyers in the ordinary course of business, (b) sales or other dispositions of obsolete or worn-out equipment or other property no longer used or useful in the ordinary course of business, (c) sales or other dispositions of other property or assets for cash in an aggregate amount not less than the fair market value of such property or assets, provided that the Net Cash Proceeds of such Dispositions in the case of clauses (b) and (c), do not exceed $500,000 in the aggregate in any twelve-month period, (d) sales, dispositions, abandonment, farm-out or sublease of Oil and Gas Properties not containing Proved Reserves in the ordinary course of business, (e) sales, dispositions, abandonment, farm-out or sublease of Oil and Gas Properties containing Proved Reserves in the ordinary course of business; provided that the Net Cash Proceeds of such Dispositions in the case of clause (e) do not exceed $2,000,000 in the aggregate in any six-month period, (f) the Takeout VPP Facility so long as (i) the proceeds of the Takeout VPP Facility are used to pay in full all outstanding Obligations in respect of the Term Loan and the Revolving B Loans, (ii) the Total Revolving B Credit Commitment is terminated, (iii) before and after giving effect to the consummation of the Takeout VPP Facility, no Default or Event of Default has occurred and is continuing and (iv) before and after giving effect to the consummation of the Takeout VPP Facility, the Borrower is in compliance with the Revolver A Borrowing Base, (g) the sale of emission credits relating to any Oil and Gas Property, provided such emission credits are not necessary for the efficient operation of such Oil and Gas

Property and will not increase the cost of operating such Oil and Gas Property , will not change the value of such Oil and Gas Property and will not increase any Loan Party's operational risk, (h) the use or transfer of money or Cash Equivalents by the Borrower and its Subsidiaries in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents, (i) the licensing by the Borrower and its Subsidiaries, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business, (j) the granting of leases or subleases to other Persons not materially interfering with the conduct of business of any of the Loan Parties, and (k) the sale of Proliq, Inc. or the assets thereof in accordance with Section 7.01(d).

     "Permitted Indebtedness" means:

     (a) any Indebtedness owing to any Agent and any Lender under this Agreement and the other Loan Documents;

     (b) Indebtedness listed on Schedule 7.02(b), and the extension of maturity, refinancing or modification of the terms thereof; provided, however, that (i) such extension, refinancing or modification is pursuant to terms that are not less favorable to the Loan Parties and the Lenders than the terms of the Indebtedness being extended, refinanced or modified and (ii) after giving effect to such extension, refinancing or modification, the amount of such Indebtedness is not greater than the amount of Indebtedness outstanding immediately prior to such extension, refinancing or modification plus accrued interest thereon and the fees incurred in connection with the extension, refinancing, or modification;

     (c) Indebtedness evidenced by Capitalized Lease Obligations entered into in order to finance Capital Expenditures made by the Loan Parties in accordance with the provisions of Section 7.02(g), which Indebtedness, when aggregated with the principal amount of all Indebtedness incurred under this clause (c) and clause (d) of this definition, does not exceed $500,000 at any time outstanding;

     (d) purchase money Indebtedness incurred to enable a Loan Party to acquire equipment in the ordinary course of its business, which Indebtedness, when aggregated with the principal amount of all Indebtedness incurred under this clause (d) and clause (c) of this definition, does not exceed $500,000 at any time outstanding;

     (e) Indebtedness permitted under Section 7.02(e);

     (f) Indebtedness of the Borrower or any of its Subsidiaries under any Hedging Agreement so long as such Hedging Agreements are used solely as a part of its normal business operations as a risk management strategy and/or hedge against changes resulting from market operations and not as a means to speculate for investment purposes on trends and shifts in financial or commodities markets;

     (g) Subordinated Debt;

     (h) bank indemnifications or back-up letters of credit contemplated by clause (i)(B) of the proviso in Section 3.01 to the extent such indemnifications or letters of credit are unsecured;

     (i) the Production Payment 2001 Obligations; and

     (j) the Takeout VPP Obligations.

     "Permitted Investments" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States, in each case, maturing within 1 year from the date of acquisition thereof; (ii) commercial paper, maturing not more than 270 days after the date of issue rated P-1 by Moody's or A-1 by Standard & Poor's; (iii) certificates of deposit, demand deposits, eurodollar time deposits, overnight bank deposits and banker's acceptances maturing not more than 1 year after the date of issue, issued by commercial banking institutions and money market or demand deposit accounts maintained at commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000; (iv) repurchase agreements having maturities of not more than 90 days from the date of acquisition which are entered into with major money center banks included in the commercial banking institutions described in clause (iii) above and which are secured by readily marketable direct obligations of the United States Government or any agency thereof, (v) money market accounts maintained with mutual funds having assets in excess of $2,500,000,000; and (vi) tax exempt securities rated A or better by Moody's or A+ or better by Standard & Poor's.

     "Permitted Liens" means:

     (a) Liens securing the Obligations;

     (b) Liens for taxes, assessments and governmental charges the payment of which is not required under Section 7.01(c);

     (c) Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and other similar Liens arising (provided they are subordinate to the Collateral Agent's Liens on Collateral) in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) that are not overdue by more than 30 days or are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, and a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor; provided that mechanics' Liens described above that are inchoate may have priority that is senior to that of the Collateral Agent's Liens on Collateral;

     (d) Liens described on Schedule 7.02(a), but not the extension of coverage thereof to other property or assets

     (e) Liens arising under Capital Leases or securing purchase money Indebtedness permitted under the definition of Permitted Indebtedness; provided, however, that (A) no such Lien shall extend to or cover any other property of any Loan Party or any of its Subsidiaries, and (B) the principal amount of the Indebtedness secured by any such Lien shall not exceed the lesser of 80% of the fair market value or the cost of the property so held or acquired;

     (f) deposits and pledges of cash securing (i) obligations incurred in respect of workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, (ii) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations or (iii) obligations on surety or appeal bonds, but only to the extent such deposits or pledges are incurred or otherwise arise in the ordinary course of business and secure obligations not past due;

     (g) easements, zoning restrictions and similar encumbrances on real property and minor irregularities in the title thereto that are customarily accepted in the Oil and Gas Business and that do not (i) secure obligations for the payment of money or (ii) materially impair the value of such property or its use by any Loan Party or any of its Subsidiaries in the normal conduct of such Person's business;

     (h) leases or subleases granted to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

     (i) precautionary UCC financing statement filings regarding operating leases;

     (j) Liens arising out of the existence of judgments or awards not giving rise to an Event of Default;

     (k) statutory and common law landlords' liens under leases to which the Borrower or any of its Subsidiaries is a party;

     (l) the Production Payment 2001 Lien;

     (m) Liens under production sales agreements, division orders, operating agreements, unitization and pooling orders and other agreements customary in the Oil and Gas Business for processing, producing, transporting, marketing and exchanging produced Hydrocarbons securing obligations not constituting Indebtedness and provided that with respect to Liens that secure obligations for the payment of money, such payments are made within 90 days after the delivery of Hydrocarbons or are being contested in good faith by appropriate proceedings and do not exceed $200,000 in the aggregate outstanding at any one time;

     (n) Liens incurred in the ordinary course of business covering deposit or securities accounts in favor of the depositary institution or securities intermediary holding such accounts and arising in connection with obligations of the Borrower or any of its Subsidiaries arising from any such accounts;

     (o) Liens in favor of operators and non-operators under joint operating agreements or similar contractual arrangements arising in the ordinary course of the business of the Loan Parties to secure amounts owing, which amounts are not yet due or are being contested in good faith by appropriate proceedings, if such reserve as may be required by GAAP has been made therefor;

     (p) the Takeout VPP Lien;

     (q) Liens securing the refinancing of Indebtedness permitted to be incurred hereunder; provided, that such Liens do not extend to any property or assets other than the property or assets that served as collateral for the refinanced Indebtedness and the Liens on such refinanced Indebtedness were permitted hereunder; and

     (r) consensual Liens in favor of lessors that arise under leases of Oil and Gas Properties in which a Loan Party is the lessee.

     "Permitted Preferred Stock" means and refers to (a) the Borrower's 5% Convertible Preferred Stock, par value $.01 per share and (b) any other Preferred Stock issued by the Borrower (and not by one or more of its Subsidiaries) that is not Prohibited Preferred Stock.

     "Person" means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.

     "Petroleum Engineers" means Netherland Sewell & Associates or such other petroleum engineers of recognized national standing as may be selected by the Borrower with the prior consent of the Agents.

     "Pledge Agreement" means a Pledge and Security Agreement made by a Loan Party in favor of the Collateral Agent for the benefit of the Lenders, substantially in the form of Exhibit P-1, securing the Obligations and delivered to the Collateral Agent.

     "Post-Default Rate" means a rate of interest per annum equal to the rate of interest otherwise in effect from time to time pursuant to the terms of this Agreement plus 2.50%, or, if a rate of interest is not otherwise in effect, interest at the highest rate specified herein for any Loan prior to the Event of Default plus 2.50%.

     "Preferred Stock" means, as applied to the Capital Stock of any Person, the Capital Stock of any class or classes (however designated) that is preferred with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

     "Production Payment 2001 Facility" means the transactions described by that certain Purchase and Sale Agreement dated February 14, 2001, among KCS Resources, Inc., KCS Energy Services, Inc., KCS Michigan Resources, Inc. and KCS Medallion Resources, Inc., on the one hand, and Star VPP, LP, on the other hand, and related agreements providing for the sale by certain of the Borrower's Subsidiaries of the Star Production Payments.

     "Production Payment 2001 Lien" means the Lien granted by certain of the Borrower's Subsidiaries in favor of Star VPP, LP pursuant to Section 16 of those certain Production and Delivery Agreements dated as of February 1, 2001, among such Subsidiaries, on the one hand, and Star VPP, LP, on the other hand.

     "Production Payment 2001 Obligations" means, as of any date of determination, the obligations of the Borrower or any of its Subsidiaries under the Production Payment 2001 Facility either recorded as liabilities or as deferred revenues in accordance with GAAP.

     "Prohibited Preferred Stock" means any Preferred Stock that by its terms is mandatorily redeemable or subject to any other payment obligation (including any obligation to pay dividends, other than dividends of shares of Preferred Stock of the same class and series payable in kind or dividends of shares of common stock) on or before a date that is less than 1 year after the Final Maturity Date, or, on or before the date that is less than 1 year after the Final Maturity Date, is redeemable at the option of the holder thereof for cash or assets or securities (other than distributions in kind of shares of Preferred Stock of the same class and series or of shares of common stock).

     "property" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

     "Pro Rata Share" means:

     (a) with respect to a Lender's obligation to make Revolving A Loans and receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender's Revolving A Credit Commitment, by (ii) the Total Revolving A Credit Commitment, provided, that, if the Total Revolving A Credit Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender's Revolving A Loans (including an amount equal to such Revolving A Loan Lender's Pro Rata Share (as determined by clause (d) hereof) of the Collateral Agent Advances) and its interest in the Letter of Credit Obligations and the denominator shall be the aggregate unpaid principal amount of all Revolving A Loans (including an aggregate amount equal to the Revolving A Loan Lenders' Pro Rata Share (as determined by clause (d) hereof) of the Collateral Agent Advances) and Letter of Credit Obligations,

     (b) with respect to a Lender's obligation to make Revolving B Loans and receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender's Revolving B Credit Commitment, by (ii) the Total Revolving B Credit Commitment, provided, that, if the Total Revolving B Credit Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender's Revolving B Loans (including an amount equal to such Revolving B Loan Lender's Pro Rata Share (as determined by clause (d) hereof) of the Collateral Agent Advances) and the denominator shall be the aggregate unpaid principal amount of all Revolving B Loans (including an aggregate amount equal to the Revolving B Loan Lenders' Pro Rata Share (as determined by clause (d) hereof) of the Collateral Agent Advances),

     (c) with respect to a Lender's obligation to make the Term Loan and receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender's Term Loan Commitment, by (ii) the Total Term Loan Commitment, provided that if the Total Term Loan Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender's portion of the Term Loan and the denominator shall be the aggregate unpaid principal amount of the Term Loan, and

     (d) with respect to all other matters (including, without limitation, the indemnification obligations arising under Section 10.05), the percentage obtained by dividing (i) the sum of such Lender's Revolving A Credit Commitment, such Lender's Revolving B Credit Commitment and such Lender's Term Loan Commitment, by (ii) the sum of the Total Revolving A Credit Commitment, the Total Revolving B Credit Commitment and the Total Term Loan Commitment; provided, that if such Lender's Revolving A Credit Commitment shall have been reduced to zero, such Lender's Revolving A Credit Commitment shall be deemed to be the aggregate unpaid principal amount of such Lender's Revolving A Loans (including Collateral Agent Advances) and its interest in the Letter of Credit Obligations and if the Total Revolving A Credit Commitment shall have been reduced to zero, the Total Revolving A Credit Commitment shall be deemed to be the aggregate unpaid principal amount of all Revolving A Loans (including Collateral Agent Advances) and Letter of Credit Obligations; provided, further, that if such Lender's Revolving B Credit Commitment shall have been reduced to zero, such Lender's Revolving B Credit Commitment shall be deemed to be the aggregate unpaid principal amount of such Lender's Revolving B Loans (including Collateral Agent Advances) and if the Total Revolving B Credit Commitment shall have been reduced to zero, the Total Revolving B Credit Commitment shall be deemed to be the aggregate unpaid principal amount of all Revolving B Loans (including Collateral Agent Advances); and provided, further, that if such Lender's Term Loan Commitment shall have been reduced to zero, such Lender's Term Loan Commitment shall be deemed to be the aggregate unpaid principal amount of such Lender's portion of the Term Loan and if the Total Term Loan Commitment shall have been reduced to zero, the Total Term Loan Commitment shall be deemed to be the aggregate unpaid principal amount of the Term Loan.

     "Proved Developed Non-Producing Reserves" means those Oil and Gas Properties designated as "proved developed non-producing" (in accordance with the Definitions for Oil and Gas Reserves approved by the Board of Directors of the Society for Petroleum Engineers, Inc. from time to time) in the Reserve Report and used in establishing the Borrowing Base or the Revolver A Borrowing Base, if applicable.

     "Proved Developed Producing Reserves" means those Oil and Gas Properties designated as "proved developed producing" (in accordance with the Definitions for Oil and Gas Reserves approved by the Board of Directors of the Society for Petroleum Engineers, Inc. from time to time) in the Reserve Report and used in establishing the Borrowing Base or the Revolver A Borrowing Base, if applicable.

     "Proved Reserves" means those Oil and Gas Properties designated as "proved" (in accordance with the Definitions for Oil and Gas Reserves approved by the Board of Directors of the Society for Petroleum Engineers, Inc. from time to time) in the Reserve Report and used in establishing the Borrowing Base or the Revolver A Borrowing Base, if applicable.

     "Proved Undeveloped Reserves" means those Oil and Gas Properties designated as "proved undeveloped producing" (in accordance with the Definitions for Oil and Gas Reserves approved by the Board of Directors of the Society for Petroleum Engineers, Inc. from time to time) in the Reserve Report and used in establishing the Borrowing Base or the Revolver A Borrowing Base, if applicable.

     "Public Subordinated Debt" means the Indebtedness of the Borrower and its Subsidiaries under or in connection with the Public Subordinated Debt Indenture.

     "Public Subordinated Debt Indenture" means that certain Indenture dated as of January 15, 1998, by and among the Borrower, the Subsidiary Guarantors (as such term is defined therein), and State Street Bank and Trust Company, as trustee, relating to the sale by the Borrower of its 8-7/8% Senior Subordinated Notes due 2006, as amended by a First Supplemental Indenture dated as of February 20, 2001 and as hereafter amended from time to time as permitted hereby.

     "PV-10" means, as of any date of determination, the sum of the present values of the amounts of net revenues before income taxes expected to be received in each of the months following the date of determination on the basis of estimated production from Proved Reserves (net of any production transferred by the Loan Parties pursuant to the Production Payment 2001 Facility and the Takeout VPP Facility) during such months determined as follows:

     (a) each such monthly net revenue amount shall be calculated (x) on the basis of the applicable NYMEX Strip Price for the appropriate category of oil or gas as of such date of determination, adjusting such price to reflect (A) the appropriate Basis Differential with respect to Hydrocarbons produced from specific Oil and Gas Properties of the Loan Parties as set forth on Exhibit PV-10, as such Exhibit may from time to time be amended at the request of the Borrower with the consent of the Agents, which consent shall not be unreasonably withheld, conditioned or delayed, (B) the prices for fixed price contracts for such month, (C) the prices for hedged volumes for such month and (D) Btu content, (y) assuming that production costs remain constant throughout the periods of the calculation of such monthly net revenues, and (z) otherwise applying the financial accounting and reporting standards prescribed by the SEC for application of the successful efforts method of accounting for such revenues under Rule 4-10 of Regulation S-X as promulgated by the SEC from time to time; and

     (b) the present value of each such monthly net revenue amount shall be determined by discounting each such monthly net revenue amount from the month in which it is expected to be received, on a monthly basis, to such date of determination at a rate of 10% per annum.

     "Qualified Cash" means, as of any date of determination, the amount of unrestricted Cash and Cash Equivalents of the Borrower and its Subsidiaries that is subject to a control agreement in favor of Collateral Agent and that is on deposit with banks, or in securities accounts with securities intermediaries, or any combination thereof.

     "Rating Agencies" has the meaning specified therefor in Section 2.07.

     "Reference Bank" means Wells Fargo Bank, National Association., its successors or any other commercial bank designated by the Administrative Agent with the consent of the Borrower (not to be unreasonably withheld) from time to time.

     "Reference Rate" means the rate of interest publicly announced by the Reference Bank in New York, New York from time to time as its reference rate, base rate or prime rate. The reference rate, base rate or prime rate is determined from time to time by the Reference

Bank as a means of pricing some loans to its borrowers and neither is tied to any external rate of interest or index nor necessarily reflects the lowest rate of interest actually charged by the Reference Bank to any particular class or category of customers. Each change in the Reference Rate shall be effective from and including the date such change is publicly announced as being effective.

     "Reference Rate Loan" means a Loan bearing interest calculated based upon the Reference Rate.

     "Register" has the meaning specified therefor in Section 12.07(b)(ii).

     "Registered Loan" has the meaning specified therefor in Section
12.07(b)(ii).

     "Regulation T", "Regulation U" and "Regulation X" mean, respectively, Regulations T, U and X of the Board or any successor, as the same may be amended or supplemented from time to time.

     "Reimbursement Obligations" means the unpaid (whether by a borrowing hereunder or otherwise) obligations of the Borrower to reimburse the Administrative Agent or any Lender for amounts payable by the Administrative Agent or any Lender under a Letter of Credit Guaranty in respect of any drawing made under any Letter of Credit, together with interest thereon as provided in
Section 2.04.

     "Related Fund" means, with respect to any Lender, any Affiliate (other than individuals) of such Lender, including, without limitation, a fund or an account managed by such Lender or an Affiliate of such Lender or its investment manager.

     "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through or in the ambient air, soil, surface or ground water, or property.

     "Remedial Action" means all actions taken to (i) clean up, remove, remediate, contain, treat, monitor, assess or evaluate Releases of Hazardous Materials; (ii) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (iv) perform any other response actions, as defined in 42 U.S.C. ss. 9601(25).

     "Reportable Event" means an event described in Section 4043 of ERISA (other than an event not subject to the provision for 30-day notice to the PBGC under the regulations promulgated under such Section).

     "Required Lenders" means, at any time, Lenders whose Pro Rata Shares aggregate 51% or more as determined pursuant to clause (d) of the definition of "Pro Rata Share";

provided, that, (a) so long as Foothill and its Affiliates hold Loans or Commitments of not less than 30% of the aggregate principal amount of the sum of
(x) the Total Revolving A Credit Commitment, or, if the Total Revolving A Credit Commitment has been terminated or reduced to zero or the Obligations have been accelerated, the Revolving A Loans then outstanding, (y) the Pro Rata Share of the Total Revolving B Credit Commitment that Foothill held as of the Effective Date, or, if the Total Revolving B Credit Commitment has been terminated or reduced to zero or the Obligations have been accelerated, the Pro Rata Share of the Revolving B Loans that Foothill held as of the Effective Date, and (z) the Pro Rata Share of the Term Loan that Foothill held as of the Effective Date, "Required Lenders" shall include Foothill, and (b) so long as the Initial Ableco-Highbridge B Lenders and their Affiliates or funds, money market accounts, investment accounts, or other accounts managed by the Initial Ableco-Highbridge B Lenders or their Affiliates (without deduction for any participations sold by the Initial Ableco-Highbridge B Lenders) hold not less than 30% of the aggregate principal amount of the sum of (x) the Pro Rata Share of Term Loan held by the Initial Ableco-Highbridge B Lenders as of the Effective Date and (y) the Pro Rata Share of the Total Revolving B Credit Commitment held by the Initial Ableco-Highbridge B Lenders as of the Effective Date, or, if the Total Revolving B Credit Commitment has been terminated or reduced to zero or the Obligations have been accelerated, the Pro Rata Share of the Revolving B Loans held by the Initial Ableco-Highbridge B Lenders as of the Effective Date, "Required Lenders" shall include the Required B Lenders.

     "Required B Lenders" means Lenders representing 51% of the aggregate principal amount of the Term Loan B then outstanding and the Total Revolving B Credit Commitment or, if the Total Revolving B Credit Commitment has been terminated, the amount of the Revolving B Loans then outstanding.

     "Reserve Percentage" means, on any day, for any Revolving A Lender, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") of that Revolving A Lender, but so long as such Revolving A Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

     "Reserve Report" means a report of the Petroleum Engineers in the form of the Initial Reserve Report, setting forth, as of June 30 or December 31 of any calendar year (a) the volumetric quantity and the PV-10 (and with respect to the December 31 report only the SEC Value), of the oil and gas reserves attributable to the Oil and Gas Properties of the Loan Parties included in the calculation of the Borrowing Base or the Revolver A Borrowing Base, together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, and (b) such other information as any Agent may reasonably request.

     "Revolver A Availability" means, at any time, the difference between (i) the lesser of (A) the Revolver A Borrowing Base and (B) the Revolving A Credit Commitment Amount and (ii) the sum of (A) the outstanding principal amount of Revolving A Loans, and (B) all Letter of Credit Obligations, and (C) the aggregate amount, if any, of all trade payables of the Borrower and its Subsidiaries aged in excess of historical levels (exclusive of any amounts attributable to the Royalty Payments Suspense Account that could be interpreted to be trade payables and trade payables being contested in good faith by appropriate proceedings that do not exceed $200,000 in the aggregate outstanding at any one time).

     "Revolver A Borrowing Base" means, as of any date, (a) 65% of the PV-10 of the Proved Developed Producing Reserves of the Borrower that are located in the United States and subject to a Mortgage and UCC financing statements, that in each case create a first priority, perfected Lien in such Oil and Gas Properties in favor of the Collateral Agent for the ratable benefit of the Lenders, and (b) after all outstanding Obligations in respect of the Term Loan and the Revolving B Loans are paid in full and the Total Revolving B Credit Commitment is terminated, the lesser of (i) 65% of the PV-10 of the Proved Developed Producing Reserves of the Borrower that are located in the United States and subject to a Mortgage and UCC financing statements, that in each case create a first priority, perfected Lien in such Oil and Gas Properties in favor of the Collateral Agent for the ratable benefit of the Lenders, and (ii) 50% of the PV-10 of the Proved Developed Producing Reserves of the Borrower that are located in the United States and subject to a Mortgage and UCC financing statements, that in each case create a first or, if subject to a prior Production Payment 2001 Lien or the Takeout VPP Lien, second priority perfected Lien in such Oil and Gas Properties in favor of the Collateral Agent for the ratable benefit of the Lenders.

     "Revolving A Credit Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving A Loans to the Borrower in the amount set forth opposite such Lender's name in Schedule R-1 hereto, as such amount may be terminated or reduced from time to time in accordance with the terms of this Agreement.

     "Revolving A Loan" means a loan made by a Lender to the Borrower pursuant to Section 2.01(a)(i).

     "Revolving A Loan Lender" means a Lender with a Revolving A Credit Commitment.

     "Revolving B Credit Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving B Loans to the Borrower in the amount set forth opposite such Lender's name in Schedule R-1 hereto, as such amount may be terminated or reduced from time to time in accordance with the terms of this Agreement.

     "Revolving B Loan" means a loan made by a Lender to the Borrower pursuant to Section 2.01(a)(ii).

     "Revolving B Loan Lender" means a Lender with a Revolving B Credit Commitment.

     "Revolving Credit Commitment" means, with respect to each Lender, such Lender's Revolving A Credit Commitment and Revolving B Credit Commitment.

     "Revolving Loan" means a Revolving A Loan or a Revolving B Loan.

     "Revolving Loan Lender" means a Revolving A Loan Lender or a Revolving B Loan Lender.

     "Revolving Loan Obligations" means any Obligations with respect to the Revolving Loans (including without limitation, the principal thereof, the interest thereon, and the fees and expenses specifically related thereto).

     "Royalty Payments Suspense Account" means that certain entry in the Borrower's financial records identified as the "royalty suspense payments account".

     "Royalty Payments Suspense Account Reserve" means an Agent's Reserve created and maintained pursuant to Section 2.01(b)(vi) in an amount equal to 30% of the amount of the Royalty Payments Suspense Account.

     "SEC" means the Securities and Exchange Commission or any other similar or successor agency of the Federal government administering the Securities Act.

     "SEC Value" means the future net revenues before income taxes from Proved Reserves, estimated utilizing the actual price for the appropriate category of oil or gas as of the date of determination and assuming that oil and natural gas prices and production costs thereafter remain constant, then discounted at the rate of 10% per year to obtain the present value, and otherwise applying the financial accounting and reporting standards prescribed by the SEC for application of the successful efforts method of accounting under Rule 4-10 and Regulation S-X as promulgated by the SEC from time to time.

     "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

     "Securitization" has the meaning specified therefor in Section 2.07.

     "Securitization Parties" has the meaning specified therefor in Section
2.07.

     "Security Agreement" means a Security Agreement made by a Loan Party in favor of the Collateral Agent for the benefit of the Lenders, substantially in the form of Exhibit S-1, securing the Obligations and delivered to the Collateral Agent.

     "Senior Notes" means the 11% Senior Notes due 2003 issued by the Borrower pursuant to that certain Indenture dated as of January 15, 1996, by and among the Borrower, the Subsidiary Guarantors (as such term is defined therein), and Fleet National Bank of Connecticut, as trustee, as amended by a First Supplemental Indenture dated as of December 2, 1996, a Second Supplemental Indenture dated as of January 3, 1997 and a Third Supplemental Indenture dated as of February 20, 2001.

     "Settlement Period" has the meaning specified therefor in Section 2.02(d)(i) hereof.

     "Solvent" means, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is not less than the total amount of the liabilities of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its existing debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

     "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

     "Star Production Payments" means the term overriding royalty interest and the production payment conveyed to Star VPP, LP, pursuant to the Production Payment 2001 Facility.

     "Subordinated Debt" means Indebtedness of any Loan Party, including the Public Subordinated Debt, the terms of which are reasonably satisfactory to the Required Lenders and which has been expressly subordinated in right of payment to all Indebtedness of such Loan Party under the Loan Documents and otherwise is on terms and conditions (including, without limitation, subordination provisions, payment terms, interest rates, covenants, remedies, defaults and other material terms) reasonably satisfactory to the Required Lenders.

     "Subsidiary" means, with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity (i) the accounts of which would be consolidated with those of such Person in such Person's consolidated financial statements if such financial statements were prepared in accordance with GAAP or (ii) of which more than 50% of (A) the outstanding Capital Stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such Person, (B) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (C) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person.

     "Takeout VPP Facility" means a production payment transaction, a term overriding royalty transaction or a similar non-operating interest transaction, the terms and structure of which are reasonably satisfactory to the Agents, among one or more of the Loan Parties, on the one hand, and certain third parties, on the other hand, pursuant to which all outstanding Obligations in respect of the Term Loan and the Revolving B Loans are paid in full and the Total Revolving B Credit Commitment is terminated and in connection with which the Borrower delivers to the Agents, prior to the consummation thereof, a recalculation of the

Revolver A Borrowing Base calculated on a pro forma basis after giving effect to such transaction that is reasonably satisfactory to the Agents.

     "Takeout VPP Lien" means the Lien granted by one or more of the Loan Parties to secure the Takeout VPP Obligations.

     "Takeout VPP Obligations" means, as of any date of determination, the obligations of the Borrower or any of its Subsidiaries under the Takeout VPP Facility either recorded as liabilities or as deferred revenues in accordance with GAAP. "Taxes" has the meaning specified therefor in Section 2.08(a).

     "Term Loan" means, collectively, the loans made by the Term Loan Lenders to the Borrower on the Term Loan Funding Date pursuant to Section 2.01(a)(iii).

     "Term Loan Commitment" means, with respect to each Lender, the commitment of such Lender to make its portion of the Term Loan to the Borrower in the amount set forth in Schedule R-1 hereto, as the same may be terminated or reduced from time to time in accordance with the terms of this Agreement.

     "Term Loan Funding Date" means the date, on or before January 16, 2003, on which the Term Loan is made.

     "Term Loan Lender" means a Lender with a Term Loan Commitment.

     "Term Loan Obligations" means any Obligations with respect to the Term Loan (including without limitation, the principal thereof, the interest thereon, and the fees and expenses specifically related thereto).

     "Termination Event" means (i) a Reportable Event with respect to any Employee Plan, (ii) any event that causes any Loan Party or any of its ERISA Affiliates to incur liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of the
IRC, (iii) the filing of a notice of intent to terminate an Employee Plan or the treatment of an Employee Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings by the PBGC to terminate an Employee Plan, or (v) any other event or condition which might constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Employee Plan.

     "Title Insurance Policy" means a mortgagee's loan policy, in form and substance satisfactory to the Collateral Agent, together with all endorsements made from time to time thereto, issued by or on behalf of a title insurance company satisfactory to the Collateral Agent, insuring the Lien created by a Mortgage in an amount and on terms satisfactory to the Collateral Agent, delivered to the Collateral Agent.

     "Total Commitment" means the sum of the Total Revolving Credit Commitment and the Total Term Loan Commitment.

     "Total Revolving A Credit Commitment" means the sum of the amounts of the Lenders' Revolving A Credit Commitments.

     "Total Revolving B Credit Commitment" means the sum of the amounts of the Lenders' Revolving B Credit Commitments.

     "Total Revolving Credit Commitment" means the sum of the Total Revolving A Credit Commitment and the Total Revolving B Credit Commitment.

     "Total Term Loan Commitment" means the sum of the amounts of the Lenders' Term Loan Commitments.

     "Transfer Order Letters" means the letters in lieu of division or transfer orders, in form acceptable to the Collateral Agent

     "TTM EBITDA" means, as of any date of determination and with respect to a Person, the Consolidated EBITDA of such Person and its Subsidiaries for the 12 month period most recently ended.

     "Unused Line Fee" has the meaning specified therefor in Section 2.06(c).

     "VPP Investment" means a direct or indirect investment in a production payment or term overriding royalty interest investment from an oil and gas producer.

     "WARN" has the meaning specified therefor in Section 6.01(z).

     Section 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. References in this Agreement to "determination" by any Person include good faith estimates by such Person (in the case of quantitative determinations) and good faith beliefs by such Person (in the case of qualitative determinations).

     Section 1.03 Accounting and Other Terms. Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under GAAP. All terms used in this Agreement which are defined in Article 8 or Article 9 of the Code as in effect from time to time in the State of New York and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

     Section 1.04 Time References. Unless otherwise indicated herein, all references to time of day refer to Eastern Standard Time or Eastern daylight saving time, as in effect in New York City on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding"; provided, however, that with respect to a computation of fees or interest payable to any Agent, any Lender or the L/C Issuer, such period shall in any event consist of at least one full day.

                                   ARTICLE II

                                    THE LOANS

     Section 2.01 Commitments. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth:

             (i) each Revolving A Loan Lender severally agrees to make Revolving A Loans to the Borrower at any time and from time to time from the Effective Date to the Final Maturity Date, or until the earlier reduction of its Revolving A Credit Commitment to zero in accordance with Section 2.05 or Section 9.01, in an aggregate principal amount of Revolving A Loans at any time outstanding not to exceed the amount of such Lender's Revolving A Credit Commitment;

             (ii) each Revolving B Loan Lender severally agrees to make Revolving B Loans to the Borrower at any time and from time to time from the Effective Date to the Final Maturity Date, or until the earlier reduction of its Revolving B Credit Commitment to zero in accordance with Section 2.05 or Section 9.01, in an aggregate principal amount of Revolving B Loans at any time outstanding not to exceed the amount of such Lender's Revolving B Credit Commitment; and

             (iii) each Term Loan Lender severally agrees to make its portion of the Term Loan to the Borrower on the Term Loan Funding Date, in an aggregate principal amount equal to the amount of such Lender's Term Loan Commitment.

     (b) Notwithstanding the foregoing:

             (i) The aggregate principal amount of Revolving Loans outstanding at any time to the Borrower shall not exceed the lower of (A) the difference between (x) the Total Revolving Credit Commitment and (y) the aggregate Letter of Credit Obligations, and (B) the difference between (x) the then current Borrowing Base and (y) the sum of the aggregate Letter of Credit Obligations and the outstanding principal amount of the Term Loan.

             (ii) The aggregate principal amount of Revolving A Loans outstanding at any time to the Borrower shall not exceed the difference between
(A) the lower of (x) the Revolver A Borrowing Base and (y) the Total Revolving A Credit Commitment, and (B) the aggregate Letter of Credit Obligations.

             (iii) The aggregate principal amount of Revolving B Loans outstanding at any time to the Borrower shall not exceed the lesser of (A) the Total Revolving B Credit Commitment, and (B) the result of (w) the Borrowing Base, minus (x) the outstanding principal amount of the Term Loan, minus (y) the outstanding Revolving A Loans, minus (z) the aggregate Letter of Credit Obligations.

             (iv) The aggregate principal amount of the Term Loan made on the Term Loan Funding Date shall not exceed the Total Term Loan Commitment. Any principal amount of the Term Loan which is repaid or prepaid may not be reborrowed.

             (v) The aggregate outstanding principal amount of the Loans and the Letter of Credit Obligations shall not at any time exceed the lower of (x) the then current Borrowing Base, (y) the Maximum Amount and (z) the maximum principal amount of senior indebtedness that is permitted to be incurred by the Borrower and its Subsidiaries under the Public Subordinated Debt Indenture.

             (vi) The Revolving Credit Commitment of each Lender shall automatically and permanently be reduced to zero on the Final Maturity Date. Within the foregoing limits, the Borrower may borrow, repay and reborrow the Revolving Loans, on or after the Effective Date and prior to the Final Maturity Date, subject to the terms, provisions and limitations set forth herein. Anything to the contrary in this Agreement notwithstanding, the Administrative Agent shall create and maintain the Royalty Payments Suspense Account Reserve and may, and at the request of the Required Lenders, shall create other reserves against the Borrowing Base or the Revolver A Borrowing Base or reduce one or more of the percentages set forth in the definition of Borrowing Base with respect to the stated categories of oil and gas reserves (in either case without declaring an Event of Default) as the Administrative Agent determines, in its reasonable judgment (from the perspective of an asset-based lender), as being appropriate to reflect impediments to the Collateral Agent's ability to realize upon the Collateral or impairments or reductions to the value of the Collateral (in each case, an "Agent Reserve", and collectively, the "Agent Reserves"). Without limiting the generality of the foregoing, Agent Reserves may include (but are not limited to) reserves based upon (A) past due or accrued taxes or other governmental charges, including ad valorem, personal property and other taxes which may have priority over the Liens or security interests of the Collateral Agent in the Collateral; (B) Liens in favor of third Persons, including, without limitation, any Governmental Authority (whether or not such Liens are Permitted Liens; (C) estimates of present and future costs, expenses, deposits and liabilities related to the plugging and abandonment of the Oil and Gas Properties (net of the amount thereof which has been taken into account in the most recent Reserve Report or is fully secured by an escrow arrangement acceptable to the Administrative Agent); (D) without duplication of the foregoing, amounts owing by the Borrower to any Person, including, without limitation, any Governmental Authority, to the extent secured by a Lien (whether or not such Lien is a Permitted Lien) on, or trust (constructive or otherwise) over, any of the Collateral (including proceeds thereof or collections from the sale of Hydrocarbons which may from time to time come into the possession of any of the Lenders or their agents), which Lien or trust, in the reasonable determination of the Administrative Agent (from the perspective of an asset-based lender), has a reasonable possibility of having a priority superior to the Collateral Agent's Liens (such as landlord liens, ad valorem taxes, production taxes, severance taxes, sales taxes, collections attributable to sale of Hydrocarbons of Persons other than the Borrower or its Subsidiaries) in and to such item of Collateral, proceeds or collection; and (E) to the extent not taken into account in the most recent Reserve Report delivered to the Agents, amounts which the Administrative Agent reasonably determines are appropriate to account for interests of Persons other than the Loan Parties (including without limitation interests under the Production Payment 2001 Facility or the Takeout VPP Facility) and natural gas imbalances of the Loan Parties. The Borrower and the Agents understand and agree that any amount of Agent Reserves shall not be considered a disbursement bearing interest hereunder, but rather shall be an amount that is not available for borrowing by the Borrower.

     Section 2.02 Making the Loans. (a) The Borrower shall give the Administrative Agent prior telephonic notice (immediately confirmed in writing, in substantially the form of Exhibit 2.02 hereto (a "Notice of Borrowing")), not later than 1:00 p.m. (New York City time) on the date which is 1 Business Day prior to the date of the proposed Loan if such proposed Loan is a Reference Rate Loan or 3 Business Days prior to the date of the proposed Loan if such proposed Loan is a LIBOR Rate Loan (or such shorter period as the Administrative Agent is willing to accommodate from time to time, but in no event later than 1:00 p.m. (New York City time) on the borrowing date of the proposed Loan). Such Notice of Borrowing shall be irrevocable and shall specify (i) the principal amount of the proposed Loan, (ii) whether such Loan is a Revolving A Loan or a Revolving B Loan, (iii) in the case of a Revolving A Loan, whether such Loan is a Reference Rate Loan or a LIBOR Rate Loan, and, in the case of a LIBOR Rate Loan, the initial Interest Period with respect thereto; and (iv) the proposed borrowing date, which must be a Business Day, and, with respect to the Term Loan, must be the Term Loan Funding Date. The Administrative Agent and the Lenders may act without liability upon the basis of written, telecopied or telephonic notice believed by the Administrative Agent in good faith to be from the Borrower (or from any employee of the Borrower). The Borrower hereby waives the right to dispute the Administrative Agent's record of the terms of any such telephonic Notice of Borrowing. The Administrative Agent and each Lender shall be entitled to rely conclusively on any Authorized Officer's authority to request a Loan on behalf of the Borrower until the Administrative Agent receives written notice to the contrary. The Administrative Agent and the Lenders shall have no duty to verify the authenticity of the signature appearing on any written Notice of Borrowing. The proceeds of all Revolving Loans shall be disbursed by the Administrative Agent into the Disbursement Account.

     (b) Each Notice of Borrowing pursuant to this Section 2.02 shall be irrevocable and the Borrower shall be bound to make a borrowing in accordance therewith. Except for Loans made by any charge to the Loan Account, each Revolving Loan shall be made in a minimum amount of $1,000,000 and shall be in integral multiples of $500,000 in excess thereof. No more than 5 Interest Periods in the aggregate may exist at any one time.

     (c) (i) Except as otherwise provided in this Section 2.02(c), all Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares of the Total Revolving A Credit Commitment, the Total Revolving B Credit Commitment and the Total Term Loan Commitment, as the case may be, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligations to make a Loan requested hereunder, nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in that other Lender's obligation to make a Loan requested hereunder, and each Lender shall be obligated to make the Loans required to be made by it by the terms of this Agreement regardless of the failure by any other Lender.

             (ii) Notwithstanding any other provision of this Agreement, and in order to reduce the number of fund transfers among the Borrower, the Agents and the Lenders, the Borrower, the Agents and the Lenders agree that the Administrative Agent may (but shall not be obligated to), and the Borrower and the Lenders hereby irrevocably authorize the Administrative Agent to, fund, on behalf of the Lenders with a Revolving Credit Commitment, Revolving Loans pursuant to Section 2.01, subject to the procedures for settlement set forth in
Section 2.02(d); provided, however, that (a) the Administrative Agent shall in no event fund any such Revolving Loans if the Administrative Agent shall have received written notice from the Collateral Agent or the Required Lenders on the Business Day prior to the date of the proposed Revolving Loan that one or more of the conditions precedent contained in Section 5.02 will not be satisfied at the time of the proposed Revolving Loan, and (b) the Administrative Agent shall not otherwise be required to determine that, or take notice whether, the conditions precedent in Section 5.02 have been satisfied. If the Borrower gives a Notice of Borrowing requesting a Revolving Loan and the Administrative Agent elects not to fund such Revolving Loan on behalf of the Revolving Loan Lenders, then promptly after receipt of the Notice of Borrowing requesting such Revolving Loan, the Administrative Agent shall notify each Revolving Loan Lender of the specifics of the requested Revolving Loan and that it will not fund the requested Revolving Loan on behalf of the Revolving Loan Lenders. If either (x) the Borrower gives a Notice of Borrowing requesting a Revolving A Loan that is a LIBOR Rate Loan or (y) the Administrative Agent notifies the Revolving Loan Lenders that it will not fund a requested Revolving Loan on behalf of such Revolving Loan Lenders, each Revolving Loan Lender shall make its Pro Rata Share of the Revolving Loan available to the Administrative Agent, in immediately available funds, at the Payment Office no later than 3:00 p.m. (New York City time) (provided that the Administrative Agent requests payment from such Revolving Loan Lender not later than 1:00 p.m. (New York City time)) on the date of the proposed Revolving Loan. The Administrative Agent will make the proceeds of such Revolving Loans available to the Borrower on the day of the proposed Revolving Loan by causing an amount, in immediately available funds, equal to the proceeds of all such Revolving Loans received by the Administrative Agent at the Payment Office or the amount funded by the Administrative Agent on behalf of the Revolving Loan Lenders to be deposited in an account designated by the Borrower.

             (iii) If the Administrative Agent has notified the Revolving Loan Lenders that the Administrative Agent, on behalf of such Revolving Loan Lenders, will fund a particular Revolving Loan pursuant to Section 2.02(c)(ii), the Administrative Agent may assume that each such Revolving Loan Lender has made such amount available to the Administrative Agent on such day and the Administrative Agent, in its sole discretion, may, but shall not be obligated to, cause a corresponding amount to be made available to the Borrower on such day. If the Administrative Agent makes such corresponding amount available to the Borrower and such corresponding amount is not in fact made available to the Administrative Agent by any such Revolving Loan Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Revolving Loan Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for 3 Business Days and thereafter at the Reference Rate. During the period in which such Revolving Loan Lender has not paid such corresponding amount to the Administrative Agent, notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the amount so advanced by the Administrative Agent to the Borrower shall, for all purposes hereof, be a Revolving Loan made by the Administrative Agent for its own account. Upon any such failure by a Revolving Loan Lender to pay the Administrative Agent, the Administrative Agent shall promptly thereafter notify the Borrower of such failure and the Borrower shall immediately pay such corresponding amount to the Administrative Agent for its own account.

             (iv) Nothing in this Section 2.02(c) shall be deemed to relieve any Revolving Loan Lender from its obligations to fulfill its Revolving Credit Commitment hereunder or to prejudice any rights that the Administrative Agent or the Borrower may have against any Revolving Loan Lender as a result of any default by such Revolving Loan Lender hereunder.

     (d) (i) With respect to each LIBOR Rate Loan, on the first and last day of each Interest Period, and with respect to all periods for which the Administrative Agent has funded Revolving Loans pursuant to Section 2.02(c), on Friday of each week, or if the applicable Friday is not a Business Day, then on the following Business Day, or such shorter period as the Administrative Agent may from time to time select (any such week or shorter period being herein called a "Settlement Period"), the Administrative Agent shall notify each Revolving Loan Lender of the unpaid principal amount of the Revolving Loans outstanding as of the last day of each such Settlement Period. In the event that such amount is greater than the unpaid principal amount of the Revolving Loans outstanding on the last day of the Settlement Period immediately preceding such Settlement Period (or, if there has been no preceding Settlement Period, the amount of the Revolving Loans made on the date of such Revolving Loan Lender's initial funding), each Revolving Loan Lender shall promptly (and in any event not later than 2:00 p.m. (New York City time) if the Administrative Agent requests payment from such Lender not later than 12:00 noon (New York City time) on such day) make available to the Administrative Agent its Pro Rata Share of the difference in immediately available funds. In the event that such amount is less than such unpaid principal amount, the Administrative Agent shall promptly pay over to each Revolving Loan Lender its Pro Rata Share of the difference in immediately available funds. In addition, if the Administrative Agent shall so request at any time when a Default or an Event of Default shall have occurred and be continuing, or any other event shall have occurred as a result of which the Administrative Agent shall determine that it is desirable to present claims against the Borrower for repayment, each Revolving Loan Lender shall promptly remit to the Administrative Agent or, as the case may be, the Administrative Agent shall promptly remit to each Revolving Loan Lender, sufficient funds to adjust the interests of the Revolving Loan Lenders in the then outstanding Revolving Loans to such an extent that, after giving effect to such adjustment, each such Revolving Loan Lender's interest in the then outstanding Revolving Loans will be equal to its Pro Rata Share thereof. The obligations of the Administrative Agent and each Revolving Loan Lender under this Section 2.02(d) shall be absolute and unconditional. Each Revolving Loan Lender shall only be entitled to receive interest on its Pro Rata Share of the Revolving Loans which have been funded by such Revolving Loan Lender.

             (ii) In the event that any Revolving Loan Lender fails to make any payment required to be made by it pursuant to Section 2.02(d)(i), the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Revolving Loan Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for 3 Business Days and thereafter at the Reference Rate. During the period in which such Revolving Loan Lender has not paid such corresponding amount to the Administrative Agent, notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the amount so advanced by the Administrative Agent to the Borrower shall, for all purposes hereof, be a Revolving Loan made by the Administrative Agent for its own account. Upon any such failure by a Revolving Loan Lender to pay the Administrative Agent, the Administrative Agent shall promptly thereafter notify the Borrower of such failure and the Borrower shall immediately pay such corresponding amount to the Administrative Agent for its own account. Nothing in this Section 2.02(d)(ii) shall be deemed to relieve any Revolving Loan Lender from its obligation to fulfill its Revolving Credit Commitment hereunder or to prejudice any rights that the Administrative Agent or the Borrower may have against any Revolving Loan Lender as a result of any default by such Revolving Loan Lender hereunder.

     Section 2.03 Repayment of Loans; Evidence of Debt (a) The outstanding principal of all Revolving Loans shall be due and payable on the Final Maturity Date.

     (b) The outstanding principal of the Term Loan shall be repaid in full on the earlier of (i) the termination of the Total Revolving Credit Commitment and
(ii) the Final Maturity Date.

     (c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

     (d) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

     (e) The entries made in the accounts maintained pursuant to subsections (c) or (d) of this Section 2.03 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

     (f) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in a form furnished by the Collateral Agent and reasonably acceptable to the Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 12.07) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns in accordance with this Agreement).

     Section 2.04 Interest (a) Revolving A Loans. Each Revolving A Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of such Loan until such principal is repaid, at a rate per annum equal to (i) if such Loan is a Reference Rate Loan, the Reference Rate plus the Applicable Reference Rate Margin and (ii) if such Loan is a LIBOR Rate Loan, LIBOR plus the Applicable LIBOR Margin.

     (b) Revolving B Loans and the Term Loan. Each Revolving B Loan and the Term Loan shall bear interest on the principal amount thereof from time to time outstanding, (i) from the date of the making of the initial Loan hereunder until the date that is 12 months after the date of the making of such initial Loan, at a rate per annum equal to the Reference Rate plus 4.25 percentage points, (ii) from the date that is 12 months after the date of the making of the initial Loan hereunder until the date that is 24 months after the date of the making of such initial Loan, at a rate per annum equal to the Reference Rate plus 5.75 percentage points, and (iii) from the date that is 24 months after the date of the making of the initial Loan hereunder until such principal amount is repaid, at a rate per annum equal to the Reference Rate plus 9.50 percentage points; provided, however, that the Reference Rate, as used herein for calculating the effective interest rate on each Revolving B Loan and the Term Loan, shall at no time be deemed to be less than 4.75% per annum or greater than 5.50% per annum.

     (c) Default Interest. Notwithstanding Sections 2.04(a) and (b), to the extent permitted by law, upon the occurrence and during the continuance of an Event of Default, (i) the principal of, (ii) all past-due, accrued and unpaid interest on, all Loans, (iii) past-due fees, (iv) indemnities, (v) outstanding Reimbursement Obligations or (vi) any other Obligations of the Loan Parties under this Agreement and the other Loan Documents, shall bear interest, from the date such Event of Default occurred until the date such Event of Default is cured or waived in writing in accordance herewith, at a rate per annum equal at all times to the Post-Default Rate.

     (d) Interest Payment. Interest on each Loan, other than LIBOR Rate Loans, shall be payable monthly, in arrears, on the first day of each month, commencing on the first day of the month following the month in which such Loan is made and at maturity (whether upon demand, by acceleration or otherwise). Interest on each LIBOR Rate Loan with an Interest Period of 1, 2 or 3 months shall be payable in arrears on the last day of the Interest Period applicable thereto and at maturity (whether upon demand, by acceleration or otherwise). Interest on each LIBOR Rate Loan with an Interest Period of 6 months shall be payable in arrears on the last day of the 3rd month of the Interest Period applicable thereto, on the last day of the Interest Period applicable thereto and at maturity (whether upon demand, by acceleration or otherwise). Interest at the Post-Default Rate shall be payable on demand. The Borrower hereby authorizes the Administrative Agent to, and the Administrative Agent may, from time to time, charge the Loan Account pursuant to Section 4.02 with the amount of any interest payment due hereunder.

     (e) General. All interest that is calculated based on the Reference Rate shall be computed on the basis of a year of 365 or 366 days, as applicable, for the actual number of days, including the first day but excluding the last day, elapsed. All interest that is calculated based on LIBOR shall be computed on the basis of a year of 360 days, for the actual number of days, including the first day but excluding the last day, elapsed.

     Section 2.05 Reduction of Commitment; Prepayment of Loans.

     (a) Reduction of Commitments.

             (i) Revolving Credit Commitments. Each of the Total Revolving A Credit Commitment and the Total Revolving B Credit Commitment shall terminate on the Final Maturity Date. The Borrower may, without premium or penalty, reduce the Total Revolving A Credit Commitment to an amount (which may be zero) not less than the sum of (A) the aggregate unpaid principal amount of all Revolving A Loans then outstanding, (B) the aggregate principal amount of all Revolving A Loans not yet made as to which a Notice of Borrowing has been given by the Borrower under Section 2.02, (C) the Letter of Credit Obligations at such time and (D) the stated amount of all Letters of Credit not yet issued as to which a request has been made and not withdrawn. The Borrower may, without premium or penalty, reduce the Total Revolving B Credit Commitment to an amount (which may be zero) not less than the sum of (A) the aggregate unpaid principal amount of all Revolving B Loans then outstanding, and (B) the aggregate principal amount of all Revolving B Loans not yet made as to which a Notice of Borrowing has been given by the Borrower under Section 2.02. Each such reduction shall be in an amount which is an integral multiple of $500,000 (unless the Total Revolving A Credit Commitment or the Total Revolving B Credit Commitment, as applicable, in effect immediately prior to such reduction is less than $500,000), shall be made by providing not less than 5 Business Days prior written notice to the Administrative Agent and shall be irrevocable. Once reduced, the Total Revolving A Credit Commitment and the Total Revolving B Credit Commitment may not be increased. Each such reduction of the Total Revolving A Credit Commitment or the Total Revolving B Credit Commitment shall reduce the Revolving A Credit Commitment or the Revolving B Credit Commitment, as applicable, of each Lender proportionately in accordance with its Pro Rata Share thereof.

             (ii) Term Loan. The Total Term Loan Commitment shall terminate upon the making of the Term Loan on the Term Loan Funding Date.

     (b) Optional Prepayment.

             (i) Revolving Loans. The Borrower, at its option, may prepay without penalty or premium (other than the Applicable Early Termination Fee in the case of the Revolving A Loans) the principal of any Revolving A Loan or Revolving B Loan, designated by the Borrower, in whole or in part.

             (ii) Term Loan. The Borrower may, upon at least 5 Business Days prior written notice to the Administrative Agent, prepay without penalty or premium the principal of the Term Loan, in whole or in part, so long as, after giving effect to such prepayment, no Event of Default has occurred and is continuing and the Borrower has Revolver

A Availability of at least $15,000,000. Each prepayment made pursuant to this
Section 2.05(b)(ii) shall be accompanied by the payment of accrued and unpaid interest to the date of such payment on the amount prepaid.

             (iii) Application. All optional prepayments shall be applied as directed by the Borrower subject to Section 2.05(b)(ii) in the case of the Term Loan.

     (c) Mandatory Prepayment.

             (i) The Borrower shall immediately prepay the Loans at any time when the aggregate principal amount of all Loans plus the outstanding amount of all Letter of Credit Obligations exceeds the least of (A) the Borrowing Base,
(B) the Maximum Amount and (C) the maximum principal amount of senior indebtedness that is permitted to be incurred by the Borrower and its Subsidiaries under the Public Subordinated Debt Indenture, to the full extent of any such excess with such prepayment to be applied to the Loans as directed by the Borrower. The Borrower shall immediately prepay the Revolving A Loans at any time when the aggregate principal amount of all Revolving A Loans plus the outstanding amount of all Letter of Credit Obligations exceeds the lesser of (A) the Revolver A Borrowing Base and (B) the Total Revolving A Commitment, to the full extent of any such excess. The Borrower shall immediately prepay the Revolving B Loans at any time when the aggregate principal amount of all Revolving B Loans exceeds the lesser of (A) the result of (w) the Borrowing Base, minus (x) the outstanding principal amount of the Term Loan, minus (y) the outstanding Revolving A Loans, minus (z) the aggregate Letter of Credit Obligations, and (B) the Total Revolving B Credit Commitment, to the full extent of any such excess. On each day that any Loans or Letter of Credit Obligations are outstanding, the Borrower shall hereby be deemed to represent and warrant to the Agents and the Lenders that the Borrowing Base then in effect equals or exceeds the aggregate principal amount of all Loans and Letter of Credit Obligations outstanding on such day. On each day that any Revolving A Loans or Letter of Credit Obligations are outstanding, the Borrower shall hereby be deemed to represent and warrant to the Agents and the Revolving A Lenders that the Revolver A Borrowing Base then in effect equals or exceeds the aggregate principal amount of all Revolving A Loans and Letter of Credit Obligations outstanding on such day. If at any time after the Borrower has complied with the first sentence or the second sentence of this Section 2.05(c)(i), the aggregate Letter of Credit Obligations is greater than the then current Borrowing Base or Revolver A Borrowing Base, as applicable, the Borrower shall provide cash collateral to the Administrative Agent in an amount equal to 110% of such excess, which cash collateral shall be deposited in the Letter of Credit Collateral Account and, provided that no Event of Default shall have occurred and be continuing, returned to the Borrower, at such time as the aggregate Letter of Credit Obligations plus the aggregate principal amount of all outstanding Loans no longer exceeds the then current Borrowing Base or Revolver A Borrowing Base, as applicable.

             (ii) [Intentionally omitted]

             (iii) The Borrower shall immediately prepay the outstanding principal amount of the Term Loan in the event that the Total Revolving A Credit Commitment is terminated for any reason.

             (iv) The Administrative Agent shall on each Business Day apply all funds transferred to or deposited in the Administrative Agent's Account, to the payment, in whole or in part, of the outstanding principal amount of the Revolving Loans. So long as no Event of Default has occurred and is continuing,
(A) the Borrower shall determine whether such funds are applied to the Revolving A Loans or the Revolving B Loans and (B) any funds remaining in the Administrative Agent's Account after payment of the outstanding principal amount of the Revolving Loans shall be, upon request by the Borrower, disbursed by the Administrative Agent into the Disbursement Account.

             (v) Immediately upon receipt of any proceeds of any Disposition by any Loan Party or its Subsidiaries other than a Permitted Disposition (except Permitted Dispositions of the type described in clauses (b), (c), (d), (e) and
(g) of the definition of Permitted Dispositions), the Borrower shall prepay the outstanding principal amount of the Loans in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such Disposition to the extent that the aggregate amount of Net Cash Proceeds received by all Loan Parties and their Subsidiaries (and not paid to the Administrative Agent as a prepayment of the Loans) shall exceed for all such Dispositions during any Fiscal Year $4,000,000. Nothing contained in this clause (v) shall permit any Loan Party or any of its Subsidiaries to make a Disposition of any property other than a Permitted Disposition.

             (vi) Upon the issuance or incurrence by any Loan Party or any of its Subsidiaries of any Indebtedness of the type contemplated by clause (iii) of such term (other than the Public Subordinated Debt and Indebtedness referred to in clauses (a), (b), (c), (d), (e), (f) and (h) of the definition of Permitted Indebtedness), or the sale or issuance by any Loan Party or any of its Subsidiaries of any shares of its Capital Stock, the Borrower shall prepay the Loans in an amount equal to 80% of the Net Cash Proceeds received by such Person in connection therewith; provided that any sale or issuance of Capital Stock by the Borrower to its officers, directors or employees shall not trigger a mandatory prepayment obligation hereunder so long as such sale or issuance does not exceed $500,000 during any period of 6 consecutive months. The provisions of this subsection (vi) shall not be deemed to be implied consent to any such issuance, incurrence or sale otherwise prohibited by the terms and conditions of this Agreement.

             (vii) Upon the receipt by any Loan Party or any of its Subsidiaries of any Extraordinary Receipts, the Borrowers shall prepay the outstanding principal of the Loans in an amount equal to 100% of such Extraordinary Receipts, net of any reasonable expenses incurred in collecting such Extraordinary Receipts.

             (viii) In the event that the aggregate amount of the cash and Permitted Investments of the Loan Parties and their Subsidiaries exceeds, as of the 15th day of each month, $5,000,000, the Borrower shall on the next Business Day prepay the outstanding principal of the Loans in the amount equal to such excess.

             (ix) Concurrently with the consummation of the Takeout VPP Facility, the Borrower shall prepay the outstanding principal amount of the Revolving B Loans and the Term Loan in full and the Total Revolving B Credit Commitment shall thereupon be automatically terminated and the remaining proceeds therefrom shall be applied to the Revolving A Loans.

     (d) Application of Payments. Each prepayment made pursuant to subsections
(c)(v), (c)(vi), (c)(vii) and (c)(viii) above shall be applied, first, to the Revolving Loans and, second, to the Term Loan; provided that, with respect to any prepayment that is sufficient to pay all outstanding Revolving Loans in full, after such payment in full of the principal amount of the Revolving Loans, the Borrower may, once during the term of this Agreement, re-invest in the Oil and Gas Business of the Loan Parties a sum of up to $5,000,000 of the remaining funds designated for prepayment (which must be reinvested within 120 days after the event giving rise to such prepayment and if not reinvested within such time frame such funds shall be applied to the Loans as determined by the Borrower) and the balance of such remaining funds shall be applied to the Term Loan. So long as no Event of Default has occurred and is continuing, the Borrower shall determine whether such prepayments are applied to the Revolving A Loans or the Revolving B Loans.

     (e) Interest and Fees. Any prepayment made pursuant to this Section 2.05 (other than prepayments made pursuant to subsections (c)(i), (c)(ii), (c)(iii), and (c)(iv) of this Section 2.05) shall be accompanied by accrued and unpaid interest on the principal amount being prepaid to the date of prepayment, and
(i) if such prepayment would reduce the amount of the outstanding Loans to zero at a time when the Total Revolving Credit Commitment has been terminated, such prepayment shall be accompanied by the payment of all fees accrued to such date pursuant to Section 2.06 and the Fee Letter or (ii) if such prepayment would reduce the amount of the outstanding Term Loan and Revolving B Loans to zero at a time when the Total Revolving B Credit Commitment has been terminated, such prepayment shall be accompanied by the payment of all fees accrued to such date pursuant to the Fee Letter.

     (f) Cumulative Prepayments. Except as otherwise expressly provided in this
Section 2.05, payments with respect to any subsection of this Section 2.05 are in addition to payments made or required to be made under any other subsection of this Section 2.05.

     Section 2.06 Fees.

     (a) Unused Line Fee. From and after the Effective Date and until the Final Maturity Date, the Borrower shall pay monthly to the Administrative Agent for the account of the Revolving A Loan Lenders, in accordance with their Pro Rata Shares, an unused line fee (the "Unused Line Fee"), which shall accrue at the rate per annum of 0.5% on the excess, if any, of the Total Revolving A Credit Commitment over the sum of the average principal amount of all Revolving A Loans and Letter of Credit Obligations outstanding from time to time during the relevant month and shall be payable monthly in arrears on the first day of each month commencing February 1, 2003.

     (b) Fee Letter Fees. As and when due and payable under the terms of the Fee Letter, the Borrower shall pay to the Administrative Agent the fees set forth in the Fee Letter.

     (c) Revolving A Credit Commitment Early Termination Fee. If the Total Revolving A Credit Commitment is terminated and all Obligations in respect of the Total Revolving A Credit Commitment are paid in full (the first date on which such events occur is hereafter referred to as the "A Facility Termination Date") prior to October 3, 2005, the Borrower shall pay to the Administrative Agent for the account of the Revolving A Loan Lenders an amount equal to the Applicable Early Termination Fee. In the event the A Facility Termination Date occurs at any time prior to October 3, 2005, for any reason, including, without limitation, (A) as a result of the occurrence of an Event of Default, (B) foreclosure and sale of Collateral, (C) sale of the Collateral in any Insolvency Proceeding, or (D) restructure, reorganization, or compromise of the Obligations by the confirmation of a plan of reorganization or any other plan of compromise, restructure, or arrangement in any Insolvency Proceeding, then, the Borrower shall pay the Applicable Early Termination Fee to the Administrative Agent for the account of the Revolving A Loan Lenders, measured as of the date the A Facility Termination Date shall occur; provided, however, if the A Facility Termination Date occurs prior to October 3, 2005 as a result of (y) a sale (including a sale transaction accomplished through a merger) of all or substantially all of the Loan Parties' assets or all of the Stock of the Borrower, in each case, to an unaffiliated third Person or (z) a refinancing of the Total Revolving A Credit Commitment by a commercial banking unit of Wells Fargo Bank, National Association, the Applicable Early Termination Fee shall be zero.

     Section 2.07 Securitization. The Loan Parties hereby acknowledge that the Lenders and their Affiliates may sell or securitize the Loans (a "Securitization") through the pledge of the Loans as collateral security for loans to the Lenders or their Affiliates or through the sale of the Loans or the issuance of direct or indirect interests in the Loans, which loans to the Lenders or their Affiliates or direct or indirect interests will be rated by Moody's, Standard & Poor's or one or more other rating agencies (the "Rating Agencies"). The Loan Parties shall cooperate with the Lenders and their Affiliates to effect the Securitization including, without limitation, by (a) amending this Agreement and the other Loan Documents, and executing such additional documents, as reasonably requested by the Lenders in connection with the Securitization, provided that (i) any such amendment or additional documentation does not impose material additional costs on the Loan Parties and
(ii) any such amendment or additional documentation does not materially adversely affect the rights, or materially increase the obligations, of the Loan Parties under the Loan Documents or change or affect in a manner adverse to the Loan Parties the financial terms of the Loans, (b) providing such information as may be reasonably requested by the Lenders in connection with the rating of the Loans or the Securitization, and (c) providing in connection with any rating of the Loans a certificate (i) agreeing to indemnify the Lenders and their Affiliates, any of the Rating Agencies, or any party providing credit support or otherwise participating in the Securitization (collectively, the "Securitization Parties") for any losses, claims, damages or liabilities (the "Liabilities") to which the Lenders, their Affiliates or such Securitization Parties may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Loan Document or in any writing delivered by or on behalf of any Loan Party to the Lenders in connection with any Loan Document or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and such indemnity shall survive any transfer by the Lenders or their successors or assigns of the Loans and (ii) agreeing to reimburse the Lenders and their Affiliates for any legal or other expenses reasonably incurred by such Persons in connection with defending the Liabilities.

     Section 2.08 Taxes. (a) All payments made by the Loan Parties hereunder or under any other Loan Document shall be made without set-off, counterclaim, deduction or other defense. All such payments shall be made free and clear of and without deduction for any present or future income, franchise, sales, use, excise, stamp or other taxes, levies, imposts, deductions, charges, fees, or withholdings now or hereafter imposed, levied, collected, withheld or assessed by any jurisdiction (whether pursuant to United States Federal, state, local or foreign law) or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities, excluding income and other taxes based on the net income, capital or profits of, and branch profit taxes of, any Lender, any Agent or the L/C Issuer imposed by the jurisdiction in which such Lender, such Agent or the L/C Issuer is organized or any political subdivision thereof or taxing authority thereof or any jurisdiction in which such Person's principal office or relevant lending office is located or any political subdivision thereof or taxing authority thereof (such excluded taxes, levies, imposts, deductions, charges, fees and withholdings being hereinafter collectively referred to as "Excluded Taxes" and such nonexcluded taxes, levies, imposts, deductions, charges, fees, and withholdings being hereinafter collectively referred to as "Taxes"). If the Borrower shall be required by law, rule, regulation or any interpretation of any relevant Governmental Authority to deduct or to withhold any Taxes from or in respect of any amount payable hereunder,

             (i) the amount so payable shall be increased to the extent necessary so that after making all required deductions and withholdings (including Taxes on amounts payable to the Lenders, the Agents or the L/C Issuer pursuant to this sentence) the Lenders, the Agents or the L/C Issuer receive an amount equal to the sum they would have received had no such deduction or withholding been made,

             (ii) the Borrower shall make such deduction or withholding, and

             (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxation authority in accordance with applicable law. Whenever any Taxes are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send the Lenders, the Agents and the L/C Issuer an official receipt (or, if an official receipt is not available, such other documentation as shall be reasonably satisfactory to the Lenders, the Agents or the L/C Issuer, as the case may be) showing payment. In addition, the Borrower agrees to pay any other present or future taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, or performance by any Loan Party, recordation or filing of, or otherwise with respect to, this Agreement, the Letters of Credit or any other Loan Document other than the Excluded Taxes (hereinafter referred to as "Other Taxes").

     (b) The Borrower hereby indemnifies the Lenders, the Agents and the L/C Issuer for the amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.08) paid by any Lender, any Agent or the L/C Issuer and any liability (including penalties, interest and expenses for nonpayment, late payment or otherwise) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be paid within 15 days from the date on which any such Lender, any such Agent or the L/C Issuer makes written demand therefor, which demand shall identify with reasonable specificity the nature and amount of Taxes or Other Taxes for which indemnification is being sought and the basis of the claim.

     (c) Each Lender that is organized in a jurisdiction other than the United States, a State thereof or the District of Columbia hereby agrees that:

             (i) it shall, no later than the Effective Date (or, in the case of a Lender which becomes a party hereto pursuant to Section 12.07 hereof after the Effective Date, the date upon which such Lender becomes a party hereto) deliver to the Borrower and the Agents: (A) two accurate, complete and signed originals of U.S. Internal Revenue Service Form W-8ECI or successor form, or (B) two accurate, complete and signed originals of U.S. Internal Revenue Service Form W-8BEN or successor form, in each case, indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of its lending office under this Agreement free from, or subject to a reduced rate of, withholding of United States Federal income tax; and

             (ii) if at any time such Lender changes its lending office or offices or selects an additional lending office for purposes of this Agreement, it shall, at the same time or reasonably promptly thereafter, deliver to the Borrower and the Agents the appropriate forms as described in clause (i) above in replacement for, or in addition to, the forms previously delivered by it hereunder.

     (d) If the Borrower fails to perform any of its obligations under this
Section 2.08, the Borrower shall indemnify the Lenders, the Agents and the L/C Issuer for any taxes, interest or penalties that may become payable as a result of any such failure. The obligations of the Loan Parties under this Section 2.08 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

     Section 2.09 LIBOR Not Determinable; Illegality or Impropriety. (a) In the event, and on each occasion, that on or before the day on which LIBOR is to be determined for a borrowing that is to include LIBOR Rate Loans, the Administrative Agent has determined in good faith that, or has been advised by the Collateral Agent or the Required Lenders that, (i) LIBOR cannot be reasonably determined for any reason, (ii) LIBOR will not adequately and fairly reflect the cost of maintaining LIBOR Rate Loans or (iii) Dollar deposits in the principal amount of the applicable LIBOR Rate Loans are not available in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of the Revolving A Loan Lenders' LIBOR Rate Loans are then being conducted, the Administrative Agent shall, as soon as practicable thereafter, give written notice of such determination to the Borrower and the other Lenders. In the event of any such determination, any request by the Borrower for a LIBOR Rate Loan pursuant to Section 2.02 shall, until, (i) in the case of such a determination by the Collateral Agent or the Required Lenders, the Administrative Agent has been advised by the Collateral Agent or the Required Lenders and the Administrative Agent has so advised the Borrower that, or (ii) in the case of a determination by the Administrative Agent, the Administrative Agent has advised the Borrower and the other Lenders that, the circumstances giving rise to such notice no longer exist, be deemed to be a request for a Reference Rate Loan. Each determination by the Administrative Agent, the Collateral Agent and/or the Required Lenders hereunder shall be conclusive and binding absent manifest error.

     (b) In the event that it shall be unlawful or improper for any Revolving A Loan Lender to make, maintain or fund any LIBOR Rate Loan as contemplated by this Agreement, then such Revolving A Lender shall forthwith give notice thereof to the Administrative Agent and the Borrower describing such illegality or impropriety in reasonable detail. Effective immediately upon the giving of such notice, the obligation of such Revolving A Loan Lender to make LIBOR Rate Loans shall be suspended for the duration of such illegality or impropriety and, if and when such illegality or impropriety ceases to exist, such suspension shall cease, and such Revolving A Loan Lender shall notify the Administrative Agent and the Borrower. If any such change shall make it unlawful or improper for any Revolving A Loan Lender to maintain any outstanding LIBOR Rate Loan as a LIBOR Rate Loan, such Revolving A Loan Lender shall, upon the happening of such event, notify the Administrative Agent and the Borrower, and the Borrower shall immediately, or if permitted by applicable law, rule, regulation, order, decree, interpretation, request or directive, at the end of the then current Interest Period for such LIBOR Rate Loan, convert each such LIBOR Rate Loan into a Reference Rate Loan.

     Section 2.10 Indemnity. (a) The Borrower hereby indemnifies each Revolving A Loan Lender against any loss or expense that such Revolving A Loan Lender actually sustains or incurs (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Revolving A Loan Lender to fund or maintain any LIBOR Rate Loan, and including loss of anticipated profits) as a consequence of (i) any failure by the Borrower to fulfill on the date of any borrowing hereunder the applicable conditions set forth in Article V, (ii) any failure by the Borrower to borrow any LIBOR Rate Loan hereunder, to convert any Reference Rate Loan into a LIBOR Rate Loan or to continue a LIBOR Rate Loan as such after notice of such borrowing, conversion or continuation has been given pursuant to Section 2.02 or
2.11 hereof, (iii) any payment, prepayment (mandatory or optional) or conversion of a LIBOR Rate Loan required by any provision of this Agreement or otherwise made on a date other than the last day of the Interest Period applicable thereto, (iv) any default in payment or prepayment of the principal amount of any LIBOR Rate Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by notice of prepayment or otherwise), or (v) the occurrence of any Event of Default, including, in each such case, any loss (including, without limitation, loss of anticipated profits) or reasonable expense sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a LIBOR Rate Loan. Such loss or reasonable expense shall include but not be limited to an amount equal to the excess, if any, as reasonably determined by such Revolving A Loan Lender, of (i) its cost of obtaining the funds for the Loan being paid or prepaid or converted or continued or not borrowed or converted or continued (based on LIBOR applicable thereto) for the period from the date of such payment, prepayment, conversion, continuation or failure to borrow, convert or continue on the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the last day of the Interest Period for such Loan that would have commenced on the date of such failure to borrow, convert or continue) over (ii) the amount of interest (as reasonably determined by such Revolving A Loan Lender) that would be realized by such Revolving A Loan Lender in re-employing the funds so paid, prepaid, converted or continued or not borrowed, converted or continued for such Interest Period. A certificate of any Revolving A Loan Lender setting forth in reasonable detail any amount or amounts that such Revolving A Loan Lender is entitled to receive pursuant to this Section 2.10 and the basis for the determination of such amount or amounts shall be delivered to the Borrower and shall be conclusive and binding absent manifest error.

     (b) Notwithstanding paragraph (a) of this Section 2.10, the Administrative Agent will use reasonable efforts to minimize or reduce any such loss or expense resulting from the mandatory prepayments required by Section 2.05 of this Agreement by applying all payments and prepayments to Reference Rate Loans prior to any application of payments to LIBOR Rate Loans.

     Section 2.11 Continuation and Conversion of Loans. Subject to Section 2.09 hereof, the Borrower shall have the right, at any time, on three (3) Business Days prior irrevocable written notice to the Administrative Agent, to continue any LIBOR Rate Loan, or any portion thereof, into a subsequent Interest Period or to convert any Reference Rate Loan or portion thereof into a LIBOR Rate Loan, or on one (1) Business Day prior irrevocable written notice to the Administrative Agent, to convert any LIBOR Rate Loan or portion thereof into a Reference Rate Loan, subject to the following:

     (a) no LIBOR Rate Loan may be continued as such and no Reference Rate Loan may be converted into a LIBOR Rate Loan, when any Event of Default or Default shall have occurred and be continuing at such time,

     (b) in the case of a continuation of a LIBOR Rate Loan as such or a conversion of a Reference Rate Loan into a LIBOR Rate Loan, the aggregate principal amount of such LIBOR Rate Loan shall not be less than $1,000,000 and in multiples of $500,000 if in excess thereof;

     (c) any portion of a Revolving A Loan maturing or required to be repaid in less than 1 month may not be converted into or continued as a LIBOR Rate Loan; and

     (d) if any conversion of a LIBOR Rate Loan shall be effected on a day other than the last day of an Interest Period, the Borrower shall reimburse each Revolving A Loan Lender on demand for any loss incurred or to be incurred by it in the reemployment of the funds released by such conversion as provided in
Section 2.10 hereof.

In the event that the Borrower shall not give notice to continue any LIBOR Rate Loan into a subsequent Interest Period, such Loan shall automatically become a Reference Rate Loan at the expiration of the then current Interest Period.

                                  ARTICLE III

                                LETTERS OF CREDIT

     Section 3.01 Letter of Credit Guaranty. (a) In order to assist the Borrower in establishing or opening standby letters of credit, which shall not have expiration dates later than the Final Maturity Date (each a "Letter of Credit"), with the L/C Issuer, the Borrower has requested the Administrative Agent to join in the applications for such Letters of Credit, and/or guarantee payment or performance of such Letters of Credit and any drafts thereunder through the issuance of a Letter of Credit Guaranty, thereby lending the Administrative Agent's credit to that of the Borrower, and the Administrative Agent has agreed to do so. These arrangements shall be coordinated by the Administrative Agent, subject to the terms and conditions set forth below. The Administrative Agent shall not be required to be the issuer of any Letter of Credit. The Borrower will be the account party for the application for each Letter of Credit, which shall be in form and substance satisfactory to the Administrative Agent and the L/C Issuer or on a computer transmission system approved by the Administrative Agent and the L/C Issuer, or such other written form or computer transmission system as may from time to time be reasonably approved by the Administrative Agent and the L/C Issuer, and shall be duly completed at a time and in a manner reasonably acceptable to the Administrative Agent, together with such other certificates, agreements, documents and other papers and information as the Administrative Agent and the L/C Issuer may reasonably request, which shall include without limitation, the requested date of issuance and the name and address of the beneficiary (the "Letter of Credit Application"). In the event of any conflict between the terms of any Letter of Credit Application and this Agreement, for purposes of this Agreement, the terms of this Agreement shall control.

     (b) The aggregate Letter of Credit Obligations shall not exceed the lowest of (i) the difference between (A) the Total Revolving A Credit Commitment and
(B) the aggregate principal amount of all Revolving A Loans then outstanding,
(ii) the difference between (A) the Revolver A Borrowing Base and (B) the aggregate principal amount of all Revolving A Loans then outstanding, and (iii) the L/C Subfacility. In addition, the terms and conditions of all Letters of Credit and all changes or modifications thereof by the Borrower and/or the L/C Issuer shall in all respects be subject to the prior approval of the Administrative Agent in the exercise of its reasonable discretion; provided, however, that (i) the expiry date of all Letters of Credit shall be no later than the Final Maturity Date unless, on or prior to the Final Maturity Date either (A) such Letters of Credit shall be cash collateralized in an amount equal to 110% of the face amount of such Letters of Credit by deposit of cash in such amount in an account under the sole and exclusive control of the Administrative Agent for the benefit of the Administrative Agent and/or the L/C Issuer (the "Letter of Credit Collateral Account") or (B) the Borrower shall provide the Administrative Agent and the Revolving A Loan Lenders with an indemnification or back-up letter of credit, in form and substance reasonably satisfactory to the Administrative Agent, from a commercial bank reasonably acceptable to the Agents for any Letter of Credit Obligations with respect to such Letters of Credit and (ii) the Letters of Credit and all documentation in connection therewith shall be in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuer.

     (c) If the Administrative Agent is obligated to advance funds under a Letter of Credit, the Administrative Agent may immediately reimburse such disbursement by charging the Loan Account as set forth below. The Administrative Agent shall have the right, without notice to the Borrower, to charge the Loan Account with the amount of any and all Indebtedness, liabilities and obligations of any kind (including indemnification for breakage costs, capital adequacy and reserve requirement charges) incurred by the Agents or the Revolving A Loan Lenders under the Letter of Credit Guaranty or incurred by the L/C Issuer with respect to a Letter of Credit at the earlier of (i) payment by the Administrative Agent or the

Revolving A Loan Lenders under the Letter of Credit Guaranty or (ii) the occurrence of any Default or Event of Default. Any amount charged to the Loan Account shall be deemed a Revolving A Loan hereunder made by the Revolving A Loan Lenders to the Borrower, funded by the Administrative Agent on behalf of the Revolving A Loan Lenders and subject to Section 2.02 of this Agreement. Any charges, fees, commissions, costs and expenses charged to the Administrative Agent for the Borrower's account by the L/C Issuer in connection with or arising out of Letters of Credit or transactions relating thereto will be charged to the Loan Account in full when charged to or paid by the Administrative Agent and, when charged, shall be conclusive on the Borrower absent manifest error. Each of the Revolving A Loan Lenders and the Borrower agrees that the Administrative Agent shall have the right to make such charges regardless of whether any Default or Event of Default shall have occurred and be continuing or whether any of the conditions precedent in Section 5.02 have been satisfied.

     (d) The Borrower understands that the Letter of Credit Guaranties may require the Revolving A Loan Lenders to indemnify the L/C Issuer for certain costs or liabilities arising out of claims by the Borrower against such L/C Issuer. The Borrower agrees to unconditionally indemnify each Agent and each Revolving A Loan Lender and holds each Agent and each Revolving A Loan Lender harmless from any and all loss, claim or liability incurred by any Agent or any Revolving A Loan Lender arising from any transactions or occurrences relating to Letters of Credit, any drafts or acceptances thereunder, the Collateral relating thereto, and all Obligations in respect thereof, including any such loss or claim due to any action taken by the L/C Issuer, other than for any such loss, claim or liability arising out of the gross negligence or willful misconduct of the L/C Issuer, any Agent or any Lender as determined by a final judgment of a court of competent jurisdiction. The Borrower further agrees to hold each Agent and each Lender harmless from any errors or omission, negligence or misconduct by the L/C Issuer. The Borrower agrees to be bound by the L/C Issuer's regulations and interpretations of any Letter of Credit that is the subject of a Letter of Credit Guaranty and opened to or for the Borrower's account or by the Administrative Agent's interpretations of any Letter of Credit issued for the Borrower's account, even though such interpretation may be different from the Borrower's own, and the Borrower understands and agrees that the Lenders, the Agents and the L/C Issuer shall not be liable for any error, negligence or mistake, whether of omission or commission, in following the Borrower's instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. The Borrower's unconditional obligations to each Agent, each Lender and the L/C Issuer with respect to Letters of Credit hereunder shall not be modified or diminished for any reason or in any manner whatsoever, other than as a result of such Agent's, such Lender's or the L/C Issuer's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. The Borrower agrees that any charges incurred by the Administrative Agent or the L/C Issuer for the Borrower's account hereunder may be charged to the Loan Account.

     (e) Upon any payments made to the L/C Issuer under the Letter of Credit Guaranty, the Agents or the Revolving A Loan Lenders, as the case may be, shall, without prejudice to their rights under this Agreement (including that such unreimbursed amounts shall constitute Loans hereunder), acquire by subrogation, any rights, remedies, duties or obligations granted or undertaken by the Borrower in favor of the L/C Issuer in any application for Letters of Credit, any standing agreement relating to Letters of Credit or otherwise, all of which shall be deemed to have been granted to the Agents and the Revolving A Loan Lenders and apply in all respects to the Agents and the Revolving A Loan Lenders and shall be in addition to any rights, remedies, duties or obligations contained herein.

     Section 3.02 Participations.

     (a) Purchase of Participations. Immediately upon issuance by the L/C Issuer of any Letter of Credit pursuant to this Agreement, each Revolving A Loan Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Administrative Agent, without recourse or warranty, an undivided interest and participation, to the extent of such Revolving A Loan Lender's Pro Rata Share, in all obligations of the Administrative Agent in such Letter of Credit (including, without limitation, all Reimbursement Obligations of the Borrower with respect thereto pursuant to the Letter of Credit Guaranty or otherwise).

     (b) Sharing of Payments. In the event that the Administrative Agent makes any payment in respect of the Letter of Credit Guaranty and the Borrower shall not have repaid such amount to the Administrative Agent, the Administrative Agent shall charge the Loan Account in the amount of the Reimbursement Obligation, in accordance with Sections 3.01(c) and 4.02 of this Agreement.

     (c) Obligations Irrevocable. The obligations of a Revolving A Loan Lender to make payments to the Administrative Agent for the account of the Agents, the Revolving A Loan Lenders or the L/C Issuer with respect to a Letter of Credit shall be irrevocable, without any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

             (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

             (ii) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary named in such Letter of Credit or any transferee of such Letter of Credit (or any Person for whom any such transferee may be acting), any Agent, any Lender, or any other Person, whether in connection with this Agreement, such Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower or any other party and the beneficiary named in such Letter of Credit);

             (iii) any draft, certificate or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

             (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

             (v) any failure by any Agent to provide any notices required pursuant to this Agreement relating to such Letter of Credit;

             (vi) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit; or

             (vii) the occurrence of any Default or Event of Default.

     Section 3.03 Letters of Credit.

     (a) Request for Issuance. The Borrower may, upon reasonable notice in advance of such issuance but, in any event, not later than 12:00 noon, New York City time, at least 2 Business Days in advance of the issuance thereof, request the Administrative Agent to assist the Borrower in establishing or opening a Letter of Credit by delivering to the Administrative Agent, with a copy to the L/C Issuer, a Letter of Credit Application, together with any necessary related documents. The Administrative Agent shall not provide support, pursuant to the Letter of Credit Guaranty, if the Administrative Agent shall have received written notice from the Collateral Agent or the Required Lenders on the Business Day immediately preceding the proposed issuance date for such Letter of Credit that one or more of the conditions precedent in Section 5.02 will not have been satisfied on such date, and the Administrative Agent shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 5.02 have been satisfied.

     (b) Letter of Credit Fees. (i) The Borrower shall pay to the Administrative Agent for the account of the Revolving A Loan Lenders, in accordance with the Revolving A Loan Lenders' Pro Rata Shares (x) for any Letter of Credit issued hereunder, a non-refundable fee equal to 2.0% per annum of the stated amount of such Letter of Credit, payable monthly in arrears and (y) for any amendment to an existing Letter of Credit that increases the stated amount of such Letter of Credit, a non-refundable fee equal to 2.0% per annum of the increase in the stated amount of such Letter of Credit, payable monthly in arrears (the "Letter of Credit Fees").

             (ii) L/C Issuer Charges. The Borrower shall pay to the Administrative Agent any and all charges assessed by the L/C Issuer in connection with the issuance, administration, amendment, payment or cancellation of Letters of Credit.

             (iii) Charges to the Loan Account. The Borrower hereby authorizes the Administrative Agent to, and the Administrative Agent may, from time to time, charge the Loan Account pursuant to Sections 3.01(c) and 4.02 of this Agreement with the amount of any Letter of Credit fees or charges due under this
Section 3.03.

                                   ARTICLE IV

                      FEES, PAYMENTS AND OTHER COMPENSATION

     Section 4.01 Audit and Collateral Monitoring Fees. The Borrower acknowledges that pursuant to Section 7.01(f), representatives of the Agents may visit any Loan Party and/or conduct audits, inspections and/or field examinations (including, without limitation, examinations and audits of such Loan Party's major wells, rigs, pipeline distribution systems and operations) ("Audits") of any Loan Party and valuations or appraisals of any or all of the

Collateral and/or business or enterprise valuations of the Loan Parties at any time and from time to time, and so long as no Event of Default has occurred and is continuing, Audits shall be conducted on reasonable notice during normal business hours in a manner so as to not unduly disrupt the business of such Loan Party; provided that so long as no Event of Default has occurred and is continuing, the Borrower shall only be required to pay the fees and expenses of no more than 2 Audits during any Fiscal Year. The Borrower agrees to pay (i) $850 per day per examiner plus the examiner's reasonable out-of-pocket costs and expenses incurred in connection with all such Audits, appraisals and valuations and (ii) the cost of all Audits, appraisals and valuations conducted by third party auditors or appraisers on behalf of the Agents; provided that so long as no Event of Default has occurred and is continuing, the Borrower shall only be required to pay the fees and expenses of no more than 2 Audits during any Fiscal Year.

     Section 4.02 Payments; Computations and Statements. (a) The Borrower will make each payment under this Agreement not later than 3:00 p.m. (New York City time) on the day when due, in lawful money of the United States of America and in immediately available funds, to the Administrative Agent's Account. All payments received by the Administrative Agent after 3:00 p.m. (New York City time) on any Business Day will be applied to the Obligations for which such payment has been made on the next succeeding Business Day. All payments shall be made by the Borrower without set-off, counterclaim, deduction or other defense to the Agents and the Lenders. Except as provided in Section 2.02, after receipt, the Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal ratably to the Lenders entitled to such payment in accordance with their Pro Rata Shares and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement, provided that the Administrative Agent will cause to be distributed all interest and fees received from or for the account of the Borrower not less than once each month and in any event promptly after receipt thereof. The Lenders and the Borrower hereby authorize the Administrative Agent to, and the Administrative Agent shall, from time to time, charge the Loan Account of the Borrower with any amount due and payable by the Borrower under any Loan Document. Each of the Lenders and the Borrower agrees that the Administrative Agent shall have the right to make such charges whether or not any Default or Event of Default shall have occurred and be continuing or whether any of the conditions precedent in Section 5.02 have been satisfied. Any amount charged to the Loan Account of the Borrower shall be deemed a Revolving Loan (and a Revolving A Loan to the extent of Revolver A Availability) hereunder made by the applicable Revolving Loan Lenders to the Borrower, funded by the Administrative Agent on behalf of the applicable Revolving Loan Lenders and subject to Section
2.02 of this Agreement. The Lenders and the Borrower confirm that any charges which the Administrative Agent may so make to the Loan Account of the Borrower as herein provided will be made as an accommodation to the Borrower and solely at the Administrative Agent's discretion. Whenever any payment to be made under any such Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest or fees, as the case may be. All computations of fees shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as applicable, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such fees are payable. Each determination by the Administrative Agent of an interest rate or fees hereunder shall be conclusive and binding for all purposes in the absence of manifest error.

     (b) The Administrative Agent shall provide the Borrower, promptly after the end of each calendar month, a summary statement (in the form from time to time used by the Administrative Agent) of the opening and closing daily balances in the Loan Account of the Borrower during such month, the amounts and dates of all Loans made to the Borrower during such month, the amounts and dates of all payments on account of the Loans to the Borrower during such month and the Loans to which such payments were applied, the amount of interest accrued on the Loans to the Borrower during such month, any Letters of Credit issued by the L/C Issuer for the account of the Borrower during such month, specifying the face amount thereof, the amount of charges to the Loan Account and/or Loans made to the Borrower during such month to reimburse the Revolving Loan Lenders for drawings made under Letters of Credit, and the amount and nature of any charges to the Loan Account made during such month on account of fees, commissions, expenses and other Obligations. All entries on any such statement shall be presumed to be correct and, 30 days after the same is sent, shall be final and conclusive absent manifest error.

     Section 4.03 Sharing of Payments, Etc. Except as provided in Section 2.02 hereof, if any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Obligation in excess of its ratable share of payments on account of similar obligations obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in such similar obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender of any interest or other amount paid by the purchasing Lender in respect of the total amount so recovered). The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 4.03 may, to the fullest extent permitted by law, exercise all of its rights (including the Lender's right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

     Section 4.04 Apportionment of Payments. Subject to Section 2.02 hereof:

     (a) all payments of principal and interest in respect of outstanding Loans, all payments in respect of the Reimbursement Obligations, all payments of fees (other than the fees with respect to Letters of Credit provided for in Section 3.03(b)(ii) and the audit and collateral monitoring fees provided for in Section 4.01) and all other payments in respect of any other Obligations, shall be allocated by the Administrative Agent among such of the Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein or, in respect of payments not made on account of Loans or Letter of Credit Obligations, as designated by the Person making payment when the payment is made.

     (b) Except as otherwise specifically provided in Section 2.05(c), all proceeds of Collateral received by the Administrative Agent shall be applied as follows: (i) first, to pay the principal of all Collateral Agent Advances until paid in full; (ii) second, ratably to pay all principal amounts then due and payable with respect to the Revolving A Loans until paid in full; (iii) third, ratably to pay all principal amounts then due and payable with respect to the Revolving B Loans until paid in full; (iv) fourth, to pay all principal amounts then due and payable with respect to the Term Loan until paid in full; (v) fifth, to pay any other Obligations then due and payable until paid in full; and (vi) sixth, to the Borrower (to be wired to the Disbursement Account) or such other Person entitled thereto under applicable law.

     (c) Section 4.04(b) shall not be deemed to apply (i) to any payment by the Borrower specified by the Borrower to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement or
(ii) after the occurrence and during the continuance of an Event of Default. After the occurrence and during the continuance of an Event of Default, all proceeds of Collateral received by the Administrative Agent shall be applied as agreed by the Agents and the Lenders.

     (d) [Intentionally omitted]

     (e) [Intentionally omitted]

     Section 4.05 Increased Costs and Reduced Return. (a) If any Lender, any Agent or the L/C Issuer shall have determined that the adoption or implementation of after the date hereof, or any change after the date hereof in, any law, rule, treaty or regulation, or any policy, guideline or directive of, or any change after the date hereof in, the interpretation or administration thereof by, any court, central bank or other administrative or Governmental Authority, or compliance by any Lender, any Agent or the L/C Issuer or any Person controlling any such Lender, any such Agent or the L/C Issuer with any directive of, or guideline from, any central bank or other Governmental Authority or the introduction of, or change in, any accounting principles applicable to any Lender, any Agent or the L/C Issuer or any Person controlling any such Lender, any such Agent or the L/C Issuer (in each case, whether or not having the force of law), shall (i) subject any Lender, any Agent or the L/C Issuer, or any Person controlling any such Lender, any such Agent or the L/C Issuer to any tax, duty or other charge with respect to this Agreement or any Loan made by such Lender or such Agent or any Letter of Credit issued by the L/C Issuer, or change the basis of taxation of payments to any Lender, any Agent or the L/C Issuer or any Person controlling any such Lender, any such Agent or the L/C Issuer of any amounts payable hereunder (except for Excluded Taxes), (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against any Loan, any Letter of Credit or against assets of or held by, or deposits with or for the account of, or credit extended by, any Lender, any Agent or the L/C Issuer or any Person controlling any such Lender, any such Agent or the L/C Issuer or (iii) impose on any Lender, any Agent or the L/C Issuer or any Person controlling any such Lender, any such Agent or the L/C Issuer any other condition regarding this Agreement or any Loan or Letter of Credit, and the result of any event referred to in clauses (i), (ii) or (iii) above shall be to increase the actual direct cost to any Lender, any Agent or the L/C Issuer of making any Loan, issuing, guaranteeing or participating in any Letter of Credit, or agreeing to make any Loan or issue, guaranty or participate in any Letter of Credit, or to reduce any amount received or receivable by any Lender, any Agent or the L/C Issuer hereunder, then, within 15 days of demand by any such Lender, any such Agent or the L/C Issuer, in accordance with Section 4.05(c) the Borrower shall pay to such Lender, such

Agent or the L/C Issuer such additional amounts as will compensate such Lender, such Agent or the L/C Issuer for such increased costs or reductions in amount.

     (b) If any Lender, any Agent or the L/C Issuer shall have determined in good faith that any change after the date hereof of any Capital Guideline or the adoption or implementation of, or any change after the date hereof in, any Capital Guideline by the Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender, any Agent or the L/C Issuer or any Person controlling such Lender, such Agent or the L/C Issuer with any Capital Guideline or with any request or directive of any such Governmental Authority with respect to any Capital Guideline, or the implementation of, or any change in, any applicable accounting principles (in each case, whether or not having the force of law), either (i) affects or would affect the amount of capital required or expected to be maintained by any Lender, any Agent or the L/C Issuer or any Person controlling such Lender, such Agent or the L/C Issuer, and any Lender, any Agent or the L/C Issuer determines in good faith that the amount of such capital is increased as a direct or indirect consequence of any Loans made or maintained, Letters of Credit issued or any guaranty or participation with respect thereto, any Lender's, any Agent's or the L/C Issuer's or any such other controlling Person's other obligations hereunder, or
(ii) has or would have the effect of reducing the rate of return on any Lender's, any Agent's or the L/C Issuer's any such other controlling Person's capital to a level below that which such Lender, such Agent or the L/C Issuer or such controlling Person could have achieved but for such circumstances as a consequence of any Loans made or maintained, Letters of Credit issued, or any guaranty or participation with respect thereto or any agreement to make Loans, to issue Letters of Credit or such Lender's, such Agent's or the L/C Issuer's or such other controlling Person's other obligations hereunder (in each case, taking into consideration, such Lender's, such Agent's or the L/C Issuer's or such other controlling Person's policies with respect to capital adequacy), then, within 15 days of demand by any Lender, any Agent or the L/C Issuer, in accordance with Section 4.05(c) the Borrower shall pay to such Lender, such Agent or the L/C Issuer from time to time such additional amounts as will compensate such Lender, such Agent or the L/C Issuer for such cost of maintaining such increased capital or such reduction in the rate of return on such Lender's, such Agent's or the L/C Issuer's or such other controlling Person's capital.

     (c) All amounts payable under this Section 4.05 shall bear interest from the date that is 15 days after the date of receipt by the Borrower of the certificate described in the following sentence delivered by any Lender, any Agent or the L/C Issuer until payment in full to such Lender, such Agent or the L/C Issuer at the Reference Rate. A certificate of such Lender, such Agent or the L/C Issuer claiming compensation under this Section 4.05, specifying in reasonable detail the event herein above described and the nature of such event shall be submitted by such Lender, such Agent or the L/C Issuer to the Borrower, setting forth the additional amount due and an explanation of the calculation thereof, and such Lender's, such Agent's or the L/C Issuer's reasons for invoking the provisions of this Section 4.05, and shall be final and conclusive absent manifest error.

                                   ARTICLE V

                               CONDITIONS TO LOANS

     Section 5.01 Conditions Precedent. The obligation of the Lenders (or any member thereof) to make the initial Loans (or otherwise to extend any credit provided for hereunder), is subject to the fulfillment, to the satisfaction of the Agents, of each of the conditions precedent set forth below:

     (a) Payment of Fees, Etc. The Borrower shall have paid all fees, costs, expenses and taxes then payable pursuant to the Fee Letter and Sections 2.06 and
12.04 of this Agreement.

     (b) Representations and Warranties; No Event of Default. The following statements shall be true and correct: (i) the representations and warranties contained in Article VI and in each other Loan Document or certificate delivered to any Agent or any Lender or the L/C Issuer pursuant hereto or thereto on or prior to the Effective Date are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the Effective Date as though made on and as of such date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date) and (ii) no Default or Event of Default shall have occurred and be continuing on the Effective Date or would result from this Agreement or the other Loan Documents becoming effective in accordance with its or their respective terms.

     (c) Legality. The making of the initial Loans or the issuance of any Letters of Credit shall not contravene any law, rule or regulation applicable to any Agent, any Lender or the L/C Issuer.

     (d) Delivery of Documents. The Collateral Agent shall have received on or before the Effective Date the following, each in form and substance satisfactory to the Collateral Agent and, unless indicated otherwise, dated the Effective
Date:

             (i) a Security Agreement, duly executed by each Loan Party;

             (ii) a Pledge Agreement, duly executed by each Loan Party, together with the original stock certificates representing all of the common stock of such Loan Party's Subsidiaries and all intercompany promissory notes of such Loan Parties, accompanied by undated stock powers executed in blank and other proper instruments of transfer;

             (iii) a Guaranty, duly executed by each Subsidiary of the Borrower;

             (iv) the Fee Letter, duly executed by the Borrower, the Administrative Agent, Highbridge and Foothill;

             (v) a Mortgage with respect to the New Lien Properties duly executed by the appropriate Loan Party;

             (vi) information acceptable to the Lenders confirming the Loan Parties' interests in their respective Oil and Gas Properties and the priority of all existing Mortgages thereon;

             (vii) the Assignment Documents, including UCC assignments, assignments of existing Mortgages and other documents, as may be required by the Collateral Agent, evidencing the assignment by the Existing Lenders of their Liens in the properties of the Loan Parties;

             (viii) appropriate financing statements on Form UCC-1 duly filed in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by each Security Agreement, each Pledge Agreement and each Mortgage;

             (ix) certified copies of request for copies of information on Form UCC-11, listing all effective financing statements which name as debtor any Loan Party and which are filed in the offices referred to in clause (viii) above, together with copies of such financing statements, none of which, except as otherwise agreed in writing by the Collateral Agent, shall cover any of the Collateral and the results of searches for any tax Lien and judgment Lien filed against such Person or its property, which results, except as otherwise agreed to in writing by the Collateral Agent, shall not show any such Liens;

             (x) a copy of the resolutions of each Loan Party, certified as of the Effective Date by an Authorized Officer thereof, authorizing (A) the transactions contemplated by the Loan Documents to which such Loan Party is or will be a party, and (B) the execution, delivery and performance by such Loan Party of each Loan Document to which such Loan Party is or will be a party and the execution and delivery of the other documents to be delivered by such Person in connection herewith and therewith;

             (xi) a certificate of an Authorized Officer of each Loan Party, certifying the names and true signatures of the representatives of such Loan Party authorized to sign each Loan Document to which such Loan Party is or will be a party and the other documents to be executed and delivered by such Loan Party in connection herewith and therewith, together with evidence of the incumbency of such authorized officers;

             (xii) with respect to each state that provides such certificates, a certificate of the appropriate official(s) of the state of organization and each state of foreign qualification of each Loan Party certifying as to the subsistence in good standing of, and the payment of taxes by, such Loan Party in such states;

             (xiii) a true and complete copy of the charter, certificate of formation, certificate of limited partnership or other publicly filed organizational document of each Loan Party certified as of a recent date not more than 30 days prior to the Effective Date by an appropriate official of the state of organization of such Loan Party which shall set forth the same complete name of such Loan Party as is set forth herein and the organizational number of such Loan Party, if an organizational number is issued in such jurisdiction;

             (xiv) a copy of the by-laws, limited liability company agreement, operating agreement, agreement of limited partnership or other organizational document of each Loan Party, together with all amendments thereto, certified as of the Effective Date by an Authorized Officer of such Loan Party;

             (xv) an opinion of Andrews & Kurth L.L.P., counsel to the Loan Parties, substantially in the form of Exhibit 5.01(d)(xv);

             (xvi) a certificate of an Authorized Officer of the Borrower, certifying as to the matters set forth in Section 5.01(b);

             (xvii) a copy of the Financial Statements and financial statements for the 11 months ended November 30, 2002 (which shall include year-to-date figures and the figures for the corresponding period of 2001), together with a certificate of an Authorized Officer of the Borrower setting forth all existing Indebtedness, pending or, to the extent known by the Borrower, threatened litigation or claims and other contingent liabilities of the Borrower and its Subsidiaries not otherwise reflected in such Financial Statements; (xviii) a copy of the financial projections described in Section 6.01(g)(ii) hereof;

             (xix) a certificate of the chief financial officer or vice president-controller of the Borrower, certifying as to the solvency of such Loan Party;

             (xx) evidence of the insurance coverage required by Section 7.01 and the terms of each Security Agreement and each Mortgage and such other insurance coverage with respect to the business and operations of the Loan Parties as the Collateral Agent may reasonably request, in each case, where requested by the Collateral Agent, with such endorsements as to the named insureds or loss payees thereunder as the Collateral Agent may request and providing that such policy may be terminated or canceled (by the insurer or the insured thereunder) only upon 30 days prior written notice to the Collateral Agent and each such named insured or loss payee;

             (xxi) a certificate of an Authorized Officer of the Borrower, certifying the names and true signatures of the persons that are authorized to provide Notices of Borrowing, Letter of Credit Applications and all other notices under this Agreement and the other Loan Documents;

             (xxii) copies of the Public Subordinated Debt Indenture and the other Material Contracts as in effect on the Effective Date, certified as true and correct copies thereof by an Authorized Officer of the Borrower and a certificate that the agreements relating to the Production Payment 2001 Facility that have been delivered to Highbridge were true and correct copies thereof;

             (xxiii) the Contribution Agreement, duly executed by each Guarantor;

             (xxiv) such account control agreements and other documents as the Agents may request with respect to the Loan Parties' accounts with Guaranty Bank identified on Schedule 8.01(a);

             (xxv) Transfer Order Letters applicable to the production of oil and gas from any Proved Reserves; and

             (xxvi) such other agreements, instruments, approvals, opinions and other documents, each satisfactory to the Collateral Agent in form and substance, as the Collateral Agent may reasonably request.

     (e) Material Adverse Effect. The Collateral Agent shall have determined, in its sole judgment, that no event or development shall have occurred since September 30, 2002, which could reasonably be expected to result in a Material Adverse Effect.

     (f) Consummation of Acquisition of Existing Indebtedness. Concurrently with the making of the initial Loans, the Lenders shall have purchased the Existing Indebtedness at par from the Existing Lenders.

     (g) Proceedings; Receipt of Documents. All proceedings in connection with the making of the initial Loans or the issuance of the initial Letters of Credit and the other transactions contemplated by this Agreement and the other Loan Documents, and all documents incidental hereto and thereto, shall be reasonably satisfactory to the Collateral Agent and its counsel, and the Collateral Agent and such counsel shall have received all such information and such counterpart originals or certified or other copies of such documents as the Collateral Agent or such counsel may reasonably request.

     (h) Due Diligence; Takeover Audit. The Agents shall have completed their business and legal due diligence with respect to each Loan Party and the results thereof shall be acceptable to the Agents, in their sole and absolute discretion. Without limiting the foregoing, (i) the Collateral Agent shall have received a Field Survey and Audit, dated not earlier than 30 days prior to the Effective Date, and such Field Survey and Audit and the results thereof shall be acceptable to the Collateral Agent, in its sole and absolute discretion and (ii) the Administrative Agent shall have completed its "takeover" audit which shall include, among other things, a verification that the Loan Parties' production taxes, royalty payments and Production Payment 2001 Obligations are current, verification of the Loan Parties' cash balances (including the sources of such cash), in each case the results of which shall be satisfactory to the Administrative Agent.

     (i) Availability. After giving effect to all Loans to be made on the Effective Date and the Letters of Credit to be issued on the Effective Date, the Availability shall not be less than $10,000,000 . The Borrower shall deliver to the Collateral Agent a certificate of the vice president-controller of the Borrower certifying as to the calculation of Availability.

     (j) Initial Reserve Report. The Lenders shall have received a Reserve Report, dated as of November 30, 2002, with respect to the Proved Reserves (which Reserve Report shall have been prepared by Netherland Sewell & Associates with respect to proved developed gas properties subject to the Production Payment 2001 Facility and by the Borrower's internal engineers with respect to all other Oil and Gas Properties of the Loan Parties) in form and substance reasonably satisfactory to the Lenders (the "Initial Reserve Report").

     (k) Title to Oil and Gas Properties. The Agents and the Lenders shall be satisfied as to the title of the Loan Parties to the Oil and Gas Properties identified on Schedule 6.01(o)(B).

     (l) Borrowing Base Certificate. The Lenders shall have received a borrowing base certificate setting forth the Borrowing Base and the Revolver A Borrowing Base, each of which includes a roll forward of production volumes and update of the NYMEX Strip Price from the Initial Reserve Report, together with a detailed breakdown of each oil and gas well setting forth whether such well is subject to a Mortgage or the Production Payment 2001 Lien.

     (m) Material Litigation. The Administrative Agent shall have received and reviewed information with respect to all material litigation of the Borrower and its Subsidiaries, and shall be satisfied with the results of its review;

     (n) Commodities Hedging Agreements. The Administrative Agent shall have received evidence that the Loan Parties shall have entered into commodities Hedging Agreements with respect to its Hydrocarbon production with one or more counterparties, each of which are rated at least BBB by Standard & Poor's and Baa2 by Moody's, with the aggregate notional volumes of Hydrocarbons covered by such commodities Hedging Agreements (together with such volumes subject to the Production Payment 2001 Facility) constituting not less than 25% and not more than 75% of the aggregate amount of the Loan Parties' estimated Hydrocarbon production volumes on an mcf equivalent basis (where one barrel of oil is equal to six mcf of gas) for the succeeding six calendar months after the Effective Date from Oil and Gas Properties of the Loan Parties classified as Proved Developed Producing Reserves plus the estimated production from anticipated drilling by the Loan Parties during such succeeding six months;

     Section 5.02 Conditions Precedent to All Loans and Letters of Credit. The obligation of any Agent or any Lender to make any Loan or of the Administrative Agent to assist the Borrower in establishing or opening any Letter of Credit is subject to the fulfillment of each of the following conditions precedent:

     (a) Payment of Fees, Etc. The Borrower shall have paid all fees, costs, expenses and taxes then payable by the Borrower pursuant to this Agreement and the other Loan Documents, including, without limitation, Sections 2.06 and 12.04 hereof.

     (b) Representations and Warranties; No Event of Default. The following statements shall be true and correct, and the submission by the Borrower to the Administrative Agent of a Notice of Borrowing with respect to each such Loan, and the Borrower's acceptance of the proceeds of such Loan, or the submission by the Borrower of a Letter of Credit

Application with respect to a Letter of Credit, and the issuance of such Letter of Credit, shall each be deemed to be a representation and warranty by each Loan Party on the date of such Loan or the date of issuance of such Letter of Credit that: (i) the representations and warranties contained in Article VI and in each other Loan Document, or certificate delivered any Agent or any Lender pursuant hereto or thereto on or prior to the date of such Loan or such Letter of Credit (except to the extent that any such representations or warranties expressly relate solely to an earlier date) are true and correct on and as of such date as though made on and as of such date, (ii) at the time of and after giving effect to the making of such Loan and the application of the proceeds thereof or at the time of issuance of such Letter of Credit, no Default or Event of Default has occurred and is continuing or would result from the making of the Loan to be made, or the issuance of such Letter of Credit to be issued, on such date and
(iii) the conditions set forth in this Section 5.02 have been satisfied as of the date of such request.

     (c) Legality. The making of such Loan or the issuance of such Letter of Credit shall not contravene any law, rule or regulation applicable to any Agent, any Lender or the L/C Issuer.

     (d) Notices. The Administrative Agent shall have received (i) a Notice of Borrowing pursuant to Section 2.02 hereof and/or (ii) a Letter of Credit Application pursuant to Section 3.03 hereof, as applicable.

     Section 5.03 Condition Precedent to Funding of the Term Loan. The obligation of any Lender to make its portion of the Term Loan on the Term Loan Funding Date is subject to the fulfillment of the following condition precedent:

     (a) Availability. After giving effect to all Loans to be made on the Term Loan Funding Date and any Loans and Letters of Credit then outstanding, the Availability shall not be less than $10,000,000. The Borrower shall deliver to the Collateral Agent a certificate of the vice president-controller of the Borrower certifying as to the calculation of Availability on the Term Loan Funding Date.

     Section 5.04 Conditions Subsequent. The obligation of any Agent or any Lender to continue to make Loans (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto, of each of the conditions subsequent set forth below (the failure of the Borrower to so perform or cause to be performed constituting an Event of Default):

     (a) The Borrower shall, within 2 Business Days following the Effective Date, submit for recording, in the applicable real property records of each jurisdiction in which the New Lien Properties are located, counterparts of at least 75% of all Mortgages (which shall be duly executed and acknowledged), via either (i) hand delivery by landmen or attorneys retained by the Borrower, or
(ii) reputable national overnight courier service or (iii) United States mail, if either of the foregoing is not feasible. The Borrower shall, within 4 Business Days following the Effective Date, submit for recording, in the applicable real property records of each jurisdiction in which the New Lien Properties are located, counterparts of all Mortgages (which shall be duly executed and acknowledged), via either (i) hand delivery by landmen or attorneys retained by the Borrower, or (ii) reputable national overnight courier service or (iii) United States mail, if either of the foregoing is not feasible. The Borrower shall endeavor to cause all recordings to be made as soon as possible, but in all events, within 3 Business Days following the Effective Date with respect to 75% of such Mortgages and within 5 Business Days with respect to all of such Mortgages. The Borrower acknowledges and agrees that the Borrower's obligations, as set forth above, to record and cause to be recorded the Mortgages, shall not be construed in derogation of the Collateral Agent's right (exercisable in its sole discretion) to cause such recording and, in furtherance thereof, the Borrower shall promptly provide counsel for the Collateral Agent with copies of all transmittal letters and other recording instructions issued to the recording clerks, landmen or attorneys, as applicable. The Borrower shall use all commercially reasonable efforts to obtain, and shall provide the Collateral Agent with either copies of, or notice of the Borrower's failure to have received, written evidence of the acceptance for recording by the relevant jurisdiction of each such Mortgage, within 5 Business Days following such submission. The Borrower shall reasonably promptly take all actions required by the Collateral Agent with respect to Mortgages not confirmed as having been so accepted for recording, and if the Borrower fails to take any such action reasonably promptly, the Collateral Agent may take such action. The Borrower shall reasonably promptly provide the Collateral Agent with copies of all recorded Mortgages as received from each jurisdiction.

     (b) The Borrower shall, promptly following the Effective Date, issue requests to attorneys and/or landmen for the review of the public records required for the issuance of the updated title opinions described in paragraph
(c) immediately below. The Borrower shall request that it be provided with copies of the landman's or attorney's runsheets or other tabulations of the recorded documents affecting the Loan Parties' title to the Oil and Gas Properties in question as soon as possible. The Borrower shall organize such materials by well, lease or property and provide copies thereof, as so organized, to counsel for the Collateral Agent twice weekly, as received by the Borrower.

     (c) The Borrower shall cause to be delivered to the Collateral Agent updated title opinions, in form and substance acceptable to the Collateral Agent, covering not less than 80% of the PV-10 of all Proved Reserves of the Loan Parties, which the Borrower represents are correctly described in the Initial Reserve Report, and not less than 80% of the PV-10 of all Proved Developed Producing Reserves of the Loan Parties consisting of Oil and Gas Properties that are not subject to a Production Payment 2001 Lien. Each such opinion shall (i) be based upon updated searches of the applicable real property records, limited to the interests of the Loan Parties, the Lenders, the Collateral Agent and their respective predecessors and successors in interest,
(ii) be addressed jointly to KCS Resources, Inc., the Collateral Agent and the Lenders, and each of their successors and assigns, and (iii) confirm the working interest and net revenue interest of the Loan Parties in each well covered thereby which is set forth in the Initial Reserve Report, without any qualification or limitation except as accepted by the Collateral Agent on the Effective Date, or, if received subsequent to the Effective Date, as accepted by the Collateral Agent in its reasonable discretion. The Borrower shall cause such opinions to be delivered as soon as possible but in all events prior to the dates set forth in the following schedule:

             (i) With respect to those Oil and Gas Properties subject to a Production Payment 2001 Lien for which a title opinion has previously been furnished to counsel for the Lenders, within 30 days following the Effective Date;

             (ii) With respect to 40% of the total value of the Existing Credit Agreement First Lien Properties and the New Lien Properties for which a title opinion has previously been furnished to counsel for the Lenders, within 30 days following the Effective Date;

             (iii) With respect to 60% of the total value of the Existing Credit Agreement First Lien Properties and the New Lien Properties for which a title opinion has previously been furnished to counsel for the Lenders, within 45 days following the Effective Date;

             (iv) With respect to 75% of the total value of the Existing Credit Agreement First Lien Properties and the New Lien Properties for which a title opinion has previously been furnished to counsel for the Lenders, and with respect to 40% of the total value of the New Lien Properties, within 60 days following the Effective Date; and

             (v) With respect to all other title opinions required hereunder, within 90 days following the Effective Date.

     (d) The Borrower shall deliver, or cause to be delivered, to the Collateral Agent, within thirty (30) days following the Effective Date (a) an assignment in recordable form relating to the interests in the Oil and Gas Properties earned by KCS Resources, Inc., as more particularly described on Exhibit A to that certain Collateral Assignment of Contracts dated of even date herewith, executed by KCS Resources, Inc. in favor of the Collateral Agent and (b) a recordable release of Lien relating to that certain mortgage, and any other Lien instrument covering any of the interests required to be assigned to KCS Resources, Inc. under clause (a) above, including without limitation that certain mortgage executed by Wynn Crosby 1995, Ltd. in favor of Union Bank.

     (e) Within 15 days following the Effective Date, the Borrower shall cause to be delivered to the Collateral Agent account control agreements with respect to the Loan Parties' accounts (other than accounts at Guaranty Bank referenced in Section 5.01(d)(xxiv)).

     (f) Within 30 days following the Effective Date, the Borrower shall cause to be delivered to the Collateral Agent a landlord waiver, in form and substance satisfactory to the Collateral Agent with respect to the Borrower's' principal offices.

     (g) Within 3 days following the Effective Date, the Borrower shall cause to be delivered to the Collateral Agent a long form insurance endorsement in accordance with the requirements set forth in Section 5.01(d)(xx).

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

Section 6.01 Representations and Warranties. The Borrower hereby represents and warrants to the Agents, the Lenders and the L/C Issuer as follows:

     (a) Organization, Good Standing, Etc. Each Loan Party (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as currently contemplated and, in the case of the Borrower, to make the borrowings hereunder, and to execute and deliver each Loan Document to which it is a party, and to consummate the transactions contemplated thereby, and (iii) except as set forth on Schedule 6.01(a),is duly qualified to do business and is in good standing in each jurisdiction in which the character of the material properties owned or leased by it or in which the transaction of its business makes such qualification necessary. Schedule 6.01(a) sets forth the jurisdictions where each Loan Party is qualified to do business as of the Effective Date.

     (b) Authorization, Etc. The execution, delivery and performance by each Loan Party of each Loan Document to which it is or will be a party, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene its charter or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or, except as could not reasonably be expected to result in a Material Adverse Effect, any applicable law or any contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to its operations or any of its properties.

     (c) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of any Loan Document to which it is or will be a party (other than the filing of the Assignment Documents with respect to the Mortgages and UCC financing statements and other action necessary to assign the Liens of the Existing Lenders to the Collateral Agent).

     (d) Enforceability of Loan Documents. This Agreement is, and each other Loan Document to which any Loan Party is or will be a party, when duly executed and delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws.

     (e) Subsidiaries. Schedule 6.01(e) is a complete and correct description of the name, jurisdiction of incorporation and ownership of the outstanding Capital Stock of each Subsidiary of the Borrower. All of the issued and outstanding shares of Capital Stock of such Subsidiaries have been validly issued and are fully paid and nonassessable, and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. Except as indicated on such Schedule, all such Capital Stock is owned by the Borrower or one or more of its wholly-owned Subsidiaries, free and clear of all Liens other than Liens described in clause (a) of the definition of Permitted Liens. There are no outstanding debt or equity securities or other outstanding obligations of the Borrower or any of its Subsidiaries convertible into or exchangeable for, or warrants, options or other rights for the purchase or acquisition from the

Borrower or any of its Subsidiaries of, or other obligations of any Subsidiary to issue, directly or indirectly, any shares of Capital Stock of any Subsidiary of the Borrower.

     (f) Litigation; Commercial Tort Claims. Except as set forth in Schedule 6.01(f), (i) there is no pending or, to the best knowledge of the Borrower, threatened action, suit or proceeding affecting any Loan Party before any court or other Governmental Authority or any arbitrator that (A) could reasonably be expected to result in a Material Adverse Effect or (B) relates to this Agreement or any other Loan Document or any transaction contemplated hereby or thereby and
(ii) as of the Effective Date, none of the Loan Parties holds any commercial tort claims in respect of which a claim has been filed in a court of law or a written notice by an attorney has been given to a potential defendant.

     (g) Financial Condition.

             (i) The Financial Statements, copies of which have been delivered to each Agent and each Lender, fairly present the consolidated financial condition of the Borrower and its Subsidiaries as at the respective dates thereof and the consolidated results of operations of the Borrower and its Subsidiaries for the fiscal periods ended on such respective dates, all in accordance with GAAP (except, in the case of the unaudited interim Financial Statements, for the absence of footnotes and the effect of normal year-end audit adjustmenst), and since September 30, 2002, no event or development has occurred that has had or could reasonably be expected to result in a Material Adverse Effect.

             (ii) The Borrower has heretofore furnished to each Agent and each Lender (A) projected consolidated monthly income statements, together with selected consolidated balance sheet data and cash flow data, with respect to the Borrower and its Subsidiaries for the period from January 1, 2003, through December 31, 2003, and (B) projected consolidated annual income statements, together with selected balance sheet data and cash flow data, with respect to the Borrower and its Subsidiaries for the Fiscal Years ending in 2003 through 2005, which projected consolidated financial statements and data shall be updated from time to time pursuant to Section 7.01(a)(vii) and shall be prepared using the format used to prepare such projected financial statements and data. Such projections, as so updated, are believed by the Borrower at the time furnished to be reasonable, have been prepared on a reasonable basis and in good faith by the Borrower, and have been based on assumptions believed by the Borrower to be reasonable at the time made and upon the best information then reasonably available to the Borrower, and the Borrower is not aware of any facts or information that would lead it to believe that such projections, as so updated, are incorrect or misleading in any material respect.

     (h) Compliance with Law, Etc. No Loan Party is in violation of its organizational documents, or, in any material respect, any law, rule, regulation, judgment or order of any Governmental Authority applicable to it or any of its property or assets, or any material term of any agreement or instrument (including, without limitation, any Material Contract) binding on or otherwise affecting it or any of its properties, and no Default or Event of Default has occurred and is continuing. The Loan Parties' Oil and Gas Properties (and properties utilized therewith) have been maintained, operated and developed in a good and workmanlike manner and in substantial conformity with all applicable laws and all rules, regulations and orders of all duly constituted Governmental Authorities (including the MMS) having jurisdiction and in substantial conformity with the provisions of all leases, subleases or other contracts comprising the Hydrocarbon Interests and other contracts and agreements forming such Oil and Gas Properties; specifically in this connection, (i) no Oil and Gas Property is subject to having allowable production reduced below the full and regular allowable production (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) and (ii) none of the wells comprising a part of the Loan Parties' Oil and Gas Properties (or properties utilized therewith) are deviated from the vertical more than the maximum permitted by applicable laws, regulations, rules and orders, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Loan Parties' Oil and Gas Properties (or in the case of wells located on real property utilized therewith, such utilized real property) covered by the leases that are the subject of the title opinions or reviews delivered or to be delivered pursuant to Section 5.01(d)(vi) or Section 5.04(b).

     (i) ERISA. Except as set forth on Schedule 6.01(i), (i) each Employee Plan is in substantial compliance with ERISA and the IRC, (ii) no Termination Event has occurred nor is reasonably expected to occur with respect to any Employee Plan, (iii) the most recent annual report (Form 5500 Series) with respect to each Employee Plan, including any required Schedule B (Actuarial Information) thereto, copies of which have been filed with the Internal Revenue Service and delivered to the Agents, is complete and correct and fairly presents the funding status of such Employee Plan, and since the date of such report there has been no material adverse change in such funding status, (iv) copies of each agreement entered into with the PBGC, the U.S. Department of Labor or the Internal Revenue Service with respect to any Employee Plan have been delivered to the Agents, (v) no Employee Plan had an accumulated or waived funding deficiency or permitted decrease which would create a deficiency in its funding standard account or has applied for an extension of any amortization period within the meaning of
Section 412 of the IRC at any time during the previous 60 months, and (vi) no Lien imposed under the IRC or ERISA exists or is likely to arise on account of any Employee Plan within the meaning of Section 412 of the IRC. Except as set forth on Schedule 6.01(i), no Loan Party or any of its ERISA Affiliates has incurred any withdrawal liability under ERISA with respect to any Multiemployer Plan, or is aware of any facts indicating that it or any of its ERISA Affiliates may in the future incur any such withdrawal liability. No Loan Party or any of its ERISA Affiliates nor, to the knowledge of the Borrower, any fiduciary of any Employee Plan has (A) engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the IRC, (B) failed to pay any required installment or other payment required under Section 412 of the IRC on or before the due date for such required installment or payment, (C) engaged in a transaction within the meaning of Section 4069 of ERISA or (D) incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. There are no pending or, to the best knowledge of any Loan Party, threatened claims, actions, proceedings or lawsuits (other than claims for benefits in the normal course) asserted or instituted against (1) any Employee Plan or its assets, (2) any fiduciary with respect to any Employee Plan, or (3) any Loan Party or any of its ERISA Affiliates with respect to any Employee Plan. Except as required by Section 4980B of the Internal Revenue Code, no Loan Party or any of its ERISA Affiliates maintains an employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides health or medical benefits (through the purchase of insurance or otherwise) for any retired or former employee of any Loan Party or any of its ERISA Affiliates or health or medical coverage after a participant's termination of employment.

     (j) Taxes, Etc. All Federal and material state and local tax returns and other reports required by applicable law to be filed by any Loan Party have been filed, or extensions have been obtained, and all taxes, assessments and other governmental charges imposed upon any Loan Party or any property of any Loan Party and which have become due and payable have been paid, except to the extent contested in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP.

     (k) Regulations T, U and X. No Loan Party is or will be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U or X), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

     (l) Nature of Business. Except as set forth on Schedule 6.01(l), no Loan Party is engaged in any business other than the Oil and Gas Business.

     (m) Adverse Agreements, Etc. No Loan Party is a party to any agreement or instrument, or subject to any charter, limited liability company agreement, partnership agreement or other corporate, partnership or limited liability company restriction or any judgment, order, regulation, ruling or other requirement of a court or other Governmental Authority, which has, or in the future could reasonably be expected to result in, a Material Adverse Effect.

     (n) Permits, Etc. Each Loan Party has, and is in compliance in all respects with, all permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business currently owned, leased, managed or operated, or to be acquired, by such Person, except for such failures to have any of the foregoing as could not reasonably be expected to result in a Material Adverse Effect. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation that is material to the Oil and Gas Business of the Loan Parties, and there is no claim that any thereof is not in full force and effect. No Loan Party has received any written notices or, to Borrower's knowledge, oral notices, concerning, and there are no existing orders of, proceedings pending before, or other requirements of, any Governmental Authority, including the Bureau of Land Management and the Federal Energy Regulatory Commission and any comparable state or local Governmental Authority, which could reasonably be expected to materially interfere with, limit or otherwise restrict the Oil and Gas Business of the Loan Parties (other than such orders and proceedings of general applicability to Persons in the Oil and Gas Business similarly situated to the Loan Parties) or which could or will require any such Loan Party to refund or otherwise return any portion of the proceeds received or to be received from the sale of Hydrocarbons by any such Loan Party except for refunds or returns that are not, individually or in the aggregate, material.

     (o) Properties. (i) Each Loan Party has good and marketable title to, valid leasehold interests in, or valid licenses to use, all property and assets (other than Oil and Gas Properties) material to its business, free and clear of all Liens, except Permitted Liens. All such properties and assets constituting personalty are in good working order and condition, ordinary wear and tear excepted.

             (ii) Part A of Schedule 6.01(o) sets forth a complete and accurate list, as of the Effective Date, of the location, by state and street address, of all real property owned or leased by each Loan Party, other than Oil and Gas Properties. As of the Effective Date, each Loan Party has valid leasehold interests in the Leases described on Part A of Schedule 6.01(o) to which it is a party. Part A of Schedule 6.01(o) sets forth with respect to each such Lease described on Part A of Schedule 6.01(o), the commencement date, termination date, renewal options (if any) and annual base rents. Each Lease described on Part A of Schedule 6.01(o) is valid and enforceable in accordance with its terms in all material respects and is in full force and effect. Except as could not reasonably be expected to have a Material Adverse Effect, to the best knowledge of any Loan Party, no other party to any Lease described on Part A of Schedule 6.01(o) is in default of its obligations thereunder, and no Loan Party (or any other party to any such Lease) has at any time delivered or received any notice of default which remains uncured under any such Lease and, as of the Effective Date, no event has occurred which, with the giving of notice or the passage of time or both, would constitute a default under any such Lease.

             (iii) Part B of Schedule 6.01(o) sets forth a complete and accurate list, as of the Effective Date, of all Oil and Gas Properties consisting of Proved Reserves whether leased or owned by any Loan Party. The Borrower and its Subsidiaries each have good and defensible title to all of its Oil and Gas Properties set forth in Part B of Schedule 6.01(o) which constitute real property and good title to all of its Oil and Gas Properties which constitute personal property, except for (A) such imperfections of title which do not in the aggregate materially detract from the value thereof to, or the use thereof in, the business of the Borrower or any of its Subsidiaries and (B) Permitted Liens. The Initial Reserve Report or each Reserve Report, as the case may be, includes and describes the entire interest of the Borrower and its Subsidiaries in such Oil and Gas Properties as of the date of the Initial Reserve Report or such applicable Reserve Report, as the case may be, and the descriptions are complete and accurate in all material respects as of the date of the Initial Reserve Report or such applicable Reserve Report, as the case may be; and there are no "back-in" or "reversionary" interests held by third parties which could materially reduce the interest of the Borrower or its Subsidiaries in such Oil and Gas Properties except as reflected in the Initial Reserve Report or such applicable Reserve Report, as the case may be. The ownership of the Oil and Gas Properties by the Borrower and its Subsidiaries shall not in any material respect obligate any such Loan Party to bear the costs and expenses relating to the maintenance, development or operations of each such Oil and Gas Property in an amount in excess of the working interest of such Loan Party in each Oil and Gas Property set forth in the Initial Reserve Report or the most recent Reserve Report, as the case may be.

             (iv) The Loan Parties' marketing, gathering, transportation, processing and treating facilities and equipment, together with any marketing, gathering, transportation, processing and treating contracts in effect among the Loan Parties and any other

Person, are sufficient to gather, transport, process and/or treat, reasonably anticipated volumes of production of Hydrocarbons from the Oil and Gas Properties of the Loan Parties subject to force majeure.

     (p) Full Disclosure. Each Loan Party has disclosed to the Agents all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the other reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Agents in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which it was made, not misleading; provided that, with respect to projected financial information, each Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. There is no contingent liability or fact of any Loan Party that could reasonably be expected to result in a Material Adverse Effect which has not been set forth in a footnote included in the Financial Statements or a Schedule hereto.

     (q) [Intentionally omitted]

     (r) Environmental Matters. Except as set forth on Schedule 6.01(r), (i) the operations of each Loan Party are in compliance in all material respects with all Environmental Laws; (ii) there has been no Release at any of the properties owned or operated by any Loan Party, or at any disposal or treatment facility which received Hazardous Materials generated by any Loan Party which could reasonably be expected to result in a Material Adverse Effect; (iii) no Environmental Action has been asserted against any Loan Party nor does any Loan Party have knowledge or notice of any threatened or pending Environmental Action against any Loan Party or any predecessor in interest which could reasonably be expected to result in a Material Adverse Effect; (iv) no Environmental Actions have been asserted against any facilities that may have received Hazardous Materials generated by any Loan Party which could reasonably be expected to result in a Material Adverse Effect; (v) no property now or formerly owned or occupied by a Loan Party has been used, to the the Borrower's knowledge, as a treatment or disposal site for any Hazardous Material; (vi) no Loan Party has failed to report to the proper Governmental Authority the occurrence of any Release which is required to be so reported by any Environmental Laws which could reasonably be expected to result in a Material Adverse Effect; (vii) each Loan Party holds all licenses, permits and approvals required under any Environmental Laws in connection with the operation of the business carried on by it, except for such licenses, permits and approvals as to which a Loan Party's failure to maintain or comply with could not reasonably be expected to result in a Material Adverse Effect; and (viii) no Loan Party has received any notification pursuant to any Environmental Laws that (A) any work, repairs, construction or Capital Expenditures are required to be made in respect as a condition of continued compliance with any Environmental Laws, or any license, permit or approval issued pursuant thereto or (B) any license, permit or approval referred to above is about to be reviewed, made subject to limitations or conditions, revoked, withdrawn or terminated, except, in the case of clauses
(A) and (B) above, as could not reasonably be expected to result in a Material Adverse Effect.

     (s) Insurance. Each Loan Party keeps its property adequately insured and bonded against and maintains (i) insurance to such extent and against such risks, including fire, as is customary with companies in the same or similar businesses, (ii) worker's compensation insurance in the amount required by applicable law, (iii) public liability insurance in the amount customary with companies in the same or similar business against claims for personal injury or death on properties owned, occupied or controlled by it, (iv) performance bonds related to operations on or pertaining to its Oil and Gas Properties and (v) such other insurance and performance bonds as may be required by law or as may be reasonably required by the Collateral Agent (including, without limitation, against larceny, embezzlement or other criminal misappropriation). Schedule 6.01(s) sets forth a list of all insurance of the Loan Parties and all performance bonds related to operations on or pertaining to the Oil and Gas Properties of the Loan Parties as in effect on the Effective Date.

     (t) [Intentionally omitted]

     (u) Solvency. After giving effect to the transactions contemplated by this Agreement and before and after giving effect to each Loan and Letter of Credit, Borrower is, and the Loan Parties on a consolidated basis are, Solvent.

     (v) Location of Bank Accounts. Schedule 6.01(v) sets forth a complete and accurate list as of the Effective Date of all deposit, checking and other bank accounts, all securities and other accounts maintained with any broker dealer and all other similar accounts maintained by each Loan Party, together with a description thereof (i.e., the bank or broker dealer at which such deposit or other account is maintained and the account number and the purpose thereof).

     (w) Intellectual Property. Except as set forth on Schedule 6.01(w), each Loan Party owns or licenses or otherwise has the right to use all licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, tradenames, copyrights, copyright applications, franchises, authorizations, non-governmental licenses and permits and other intellectual property rights that are material to the operation of its business, without infringement upon or conflict with the rights of any other Person with respect thereto, except for such infringements and conflicts which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Set forth on Schedule 6.01(w) is a complete and accurate list as of the Effective Date of all such material licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, tradenames, copyrights, copyright applications, franchises, authorizations, non-governmental licenses and permits and other intellectual property rights of each Loan Party. No slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened, except for such infringements and conflicts which could not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

     (x) Material Contracts. Set forth on Schedule 6.01(x) is a complete and accurate list as of the Effective Date of all Material Contracts of each Loan Party, showing the parties and amendments and modifications thereto. Each such Material Contract (i) is in full force and effect and is binding upon and enforceable against each Loan Party that is a party thereto and, to the best knowledge of such Loan Party, all other parties thereto in accordance with its terms, (ii) has not been otherwise amended or modified, and
(iii) except as could not reasonably be expected to result in a Material Adverse Effect, is not in default due to the action of any Loan Party or, to the best knowledge of any Loan Party, any other party thereto.

     (y) Holding Company and Investment Company Acts. None of the Loan Parties is (i) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) an "investment company" or an "affiliated person" or "promoter" of, or "principal underwriter" of or for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

     (z) Employee and Labor Matters. Except as could not reasonably be expected to have a Material Adverse Effect, there is (i) no unfair labor practice complaint pending or, to the best knowledge of any Loan Party, threatened against any Loan Party before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Loan Party which arises out of or under any collective bargaining agreement, (ii) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened against any Loan Party or (iii) to the best knowledge of any Loan Party, no union representation question existing with respect to the employees of any Loan Party and no union organizing activity taking place with respect to any of the employees of any Loan Party. No Loan Party or any of its ERISA Affiliates has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act ("WARN") or similar state law, which remains unpaid or unsatisfied. The hours worked and payments made to employees of any Loan Party have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements, except to the extent such violations could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All material payments due from any Loan Party on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of such Loan Party, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

     (aa) Customers and Suppliers. There exists no actual or, to the knowledge of the Borrower, threatened termination, cancellation or limitation of, or adverse modification to or adverse change in, the business relationship between
(i) any Loan Party, on the one hand, and any customer or any group thereof, on the other hand, whose agreements with any Loan Party are individually or in the aggregate material to the business or operations of such Loan Party, or (ii) any Loan Party, on the one hand, and any material supplier thereof, on the other hand, except for terminations or cancellations of relationships that are promptly replaced by relationships that are no less favorable to the applicable Loan Party than those being terminated or cancelled.

     (bb) No Bankruptcy Filing. No Loan Party is contemplating either the filing of a petition by it under any state, federal or foreign bankruptcy or insolvency laws or the liquidation of all or a major portion of such Loan Party's assets or property, and no Loan Party has any knowledge of any Person contemplating the filing of any such petition against it.

     (cc) Released Oil and Gas Properties. Since November 28, 2001, only those certain Oil and Gas Properties of the Loan Parties described on Schedule 6.01(cc) have been released from Existing Mortgages. Such releases were consummated pursuant to those release documents described and recorded as set forth on Schedule 6.01(cc).

     (dd) Name; Jurisdiction of Organization; Organizational ID Number; Chief Place of Business; Chief Executive Office; FEIN. Schedule 6.01(dd) sets forth a complete and accurate list as of the date hereof of (i) the exact legal name of each Loan Party, (ii) the jurisdiction of organization of each Loan Party, (iii) the organizational identification number of each Loan Party (or indicates that such Loan Party has no organizational identification number), (iv) the chief executive office of each Loan Party and (v) the federal employer identification number of each Loan Party.

     (ee) Tradenames. Schedule 6.01(ee) hereto sets forth a complete and accurate list as of the Effective Date of all tradenames used by each Loan Party.

     (ff) Wells Drilled Since Closing of Existing Credit Agreement. Those certain wells described on Schedule 6.01(ff) have been drilled within, and are producing from, the leases and/or units which are subject to the Liens under the Existing Mortgages, and the working interest and net revenue interest attributable to each such well as set forth on Schedule 6.01(ff) are true and accurate in all material respects.

     (gg) Security Interests. Each Security Agreement and each Pledge Agreement, upon assignment pursuant to the Assignment Documents will create in favor of the Collateral Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral covered thereby. The UCC-1 financing statements described in Section 5.01(d)(vii), upon assignment to the Collateral Agent pursuant to the Assignment Documents, will create perfected, first priority or, if subject to a prior Production Payment 2001 Lien or Takeout VPP Lien, second priority security interests in the Collateral covered thereby (subject to Permitted Liens), and no further recordings or filings are or will be required in connection with the creation, perfection or enforcement of such security interests.

     (hh) Oil and Gas Imbalances. Except as set forth on Schedule 6.01(hh) or on the most recent certificate delivered pursuant to Section 7.01(a)(vi), on a net basis there are not gas imbalances, take-or-pay oil and gas or other prepayments with respect to the Loan Parties' Oil and Gas Properties which would require such Person either to make cash settlements for such production or deliver Hydrocarbons produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payments therefor exceeding 3% of the current monthly production of oil and gas from the Oil and Gas Properties of the Loan Parties in the aggregate.

     (ii) Hedging Agreements. Schedule 6.01(ii) sets forth, as of the Effective Date, a true and complete list of all Hedging Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of any Hydrocarbons) of the Borrower and each Subsidiary of the Borrower, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof (including the hedged prices), all credit support agreements relating thereto, interest rate(s) or exchange rate(s), as applicable, margin required or supplied), and the counterparty to each such agreement.

     (jj) Schedules. All of the information which is required to be scheduled to this Agreement is set forth on the Schedules attached hereto, is correct and accurate and does not omit to state any information material thereto.

     (kk) Representations and Warranties in Documents; No Default. All representations and warranties set forth in this Agreement and the other Loan Documents are true and correct in all respects at the time as of which such representations were made and on the Effective Date. No Event of Default has occurred and is continuing and no condition exists which constitutes a Default or an Event of Default.

     (ll) Sutton County Production Payment. The production payment reserved by Medallion Production Company (predecessor to both KCS Medallion Resources, Inc. and KCS Resources, Inc.) in Assignment and Agreement (the "Assignment and Agreement") dated April 12, 1996, and recorded in Volume 288, page 428 of the Official Records of Sutton County, Texas, is an interest in real property under Texas law. KCS Resources, Inc., as successor to Medallion Production Company, is not in default of any of its covenants, representations or warranties set forth in the Assignment and Agreement, including the warranties set out in Part I, Paragraph 5, of the Assignment and Agreement. As of September 30, 2002, 11,142.992 Mcf of "Required Volumes" (as such term is defined in the Assignment and Agreement) were outstanding. 15,370,078 Mcf of Required Volumes have been recovered by KCS Resources, Inc. to date. Borrower projects that the "Termination Date" (as set forth in the Assignment and Agreement and as supplemented by Conveyance of Production Payment dated April 18, 2000, recorded in Volume 308, page 67) is December 2014. KCS Resources, Inc. has satisfied in full each month since February 2001, its delivery obligations under Conveyance of Production Payment recorded in Volume 311, page 765 of the Official Records of Sutton County, Texas.

                                   ARTICLE VII

                          COVENANTS OF THE LOAN PARTIES

     Section 7.01 Affirmative Covenants. So long as any principal of or interest on any Loan, Reimbursement Obligation, Letter of Credit Obligation or any other Obligation (whether or not due) shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower shall:

     (a) Reporting Requirements. Furnish to each Agent and each Lender:

             (i) as soon as available and in any event within 45 days after the end of each fiscal quarter of the Borrower (other than the fourth fiscal quarter), consolidated balance sheets, consolidated statements of operations and retained earnings and consolidated statements of cash flows of the Borrower and its Subsidiaries as at the end of such quarter, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the figures for the corresponding date or period of the immediately preceding Fiscal Year, all in reasonable detail


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

and certified by an Authorized Officer of the Borrower as fairly presenting, in all material respects, the financial position of the Borrower and its Subsidiaries as of the end of such quarter and the results of operations and cash flows of the Borrower and its Subsidiaries for such quarter, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements of the Borrower and its Subsidiaries furnished to the Agents and the Lenders, subject to normal year-end audit adjustments and the absence of footnotes;

             (ii) as soon as available, and in any event within 90 days after the end of each Fiscal Year of the Borrower and its Subsidiaries, consolidated and consolidating balance sheets, consolidated and consolidating statements of operations and retained earnings and consolidated and consolidating statements of cash flows of the Borrower and its Subsidiaries as at the end of such Fiscal Year, setting forth in each case in comparative form the corresponding consolidated figures for the immediately preceding Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, and accompanied by a report and an unqualified opinion, prepared in accordance with generally accepted auditing standards, of independent certified public accountants of recognized standing selected by the Borrower and reasonably satisfactory to the Agents (which opinion shall be without (A) a "going concern" or like qualification or exception, (B) any qualification or exception as to the scope of such audit; provided that any exception relating to the transition from Arthur Andersen to Ernst & Young shall be permitted, or (C) any qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Section 7.03, together with a written statement of such accountants (1) to the effect that, in making the examination necessary for their audit of such financial statements, they have not obtained any knowledge of the existence of an Event of Default or a Default under Section 7.03 and (2) if such accountants shall have obtained any knowledge of the existence of an Event of Default or such Default under Section 7.03, describing the nature thereof;

             (iii) as soon as available, and in any event within 30 days after the end of each fiscal month of the Borrower and its Subsidiaries, internally prepared consolidated balance sheets, consolidated statements of operations and retained earnings and consolidated statements of cash flows as at the end of such fiscal month, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such fiscal month, all in reasonable detail and certified by an Authorized Officer of the Borrower as fairly presenting, in all material respects, the financial position of the Borrower and its Subsidiaries as at the end of such fiscal month and the results of operations, retained earnings and cash flows of the Borrower and its Subsidiaries for such fiscal month, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements furnished to the Agents and the Lenders, subject to normal year-end audit adjustments and the absence of footnotes; provided that such financial statements prepared after the end of the 12th fiscal month of each Fiscal Year shall be in consolidated and consolidating form and may be delivered within 45 days after the end of such month and be subject to year-end audit adjustments;

             (iv) simultaneously with the delivery of the financial statements of the Borrower and its Subsidiaries required by clauses (i), (ii) and (iii) of this Section 7.01(a), a certificate of an Authorized Officer of the Borrower (A) stating that such Authorized Officer has reviewed the provisions of this Agreement and the other Loan Documents and has made or caused to be made under his or her supervision a review of the condition and operations of the Borrower and its Subsidiaries during the period covered by such financial statements with a view to determining whether the Borrower and its Subsidiaries were in compliance with all of the provisions of this Agreement and such Loan Documents at the times such compliance is required hereby and thereby, and that such review has not disclosed, and such Authorized Officer has no knowledge of, the existence during such period of an Event of Default or Default or, if an Event of Default or Default existed, describing the nature and period of existence thereof and the action which the Borrower and its Subsidiaries propose to take or have taken with respect thereto and (B) attaching a schedule showing the calculation of the financial covenants specified in Section 7.03;

             (v) (A) as soon as available and in any event within 30 days after the end of each fiscal month of the Borrower and its Subsidiaries, reports in form and detail satisfactory to the Agents and certified by an Authorized Officer of the Borrower as being accurate and complete listing all Accounts Receivable of the Loan Parties as of such day, which shall include the amount of each such Account Receivable, showing separately, with respect to Accounts Receivable that consist of trade and oil and gas purchase receivables only, those which are more than 30, 60 and 90 days old and a description of all Liens (other than the Production Payment 2001 Lien and the Takeout VPP Lien), set-offs, defenses and counterclaims with respect thereto, together with a reconciliation of such schedule with the schedule delivered to the Agents pursuant to this clause (v)(A) for the immediately preceding fiscal month, and such other information as any Agent may reasonably request, (B) as soon as available and in any event within 30 days after the end of each fiscal month of the Borrower and its Subsidiaries, reports in form and detail satisfactory to the Agents and certified by an Authorized Officer of the Borrower as being accurate and complete listing all accounts payable of the Loan Parties as of each such day which shall include the amount and, with respect to trade payables only, age of each account payable, and such other information as any Agent may reasonably request, (C) within 30 days after the end of each fiscal month, a certificate of an Authorized Officer certifying that all insurance premiums payable during such month with respect to insurance required to be maintained by the Loan Parties hereunder were timely paid, identifying the insurance company that was paid, the amount that was owed and the amount that was paid, (D) as soon as available and in any event within 30 days after the end of each fiscal month of the Borrower and its Subsidiaries, reports in form and substance satisfactory to the Agents describing the amounts that have been paid from and added to the Royalty Payment Suspense Account during such month and detailed information with respect to any single account in an amount greater than $500,000 that was paid from or added to the Royalty Payment Suspense Account during such month, (E) as soon as available and in any event within 30 days after the end of each fiscal month of the Borrower and its Subsidiaries, reports that include a calculation of the Loan Parties' cash disbursements and cash receipts during such month, and (F) within 45 days after the end of each Fiscal Year, a listing of the name and mailing address of each Account Debtor with respect to the Accounts Receivable referenced in clause (A) above and the name and mailing address of each account creditor with respect to the accounts payable referenced in clause (B) above;

             (vi) not later than 70 days after December 31st of each year and 50 days after June 30th of each year, a Reserve Report, prepared by the Petroleum Engineers who shall certify such Reserve Report to have been prepared in accordance with the procedures used in the Initial Reserve Report, and together with each such Reserve Report, a certificate of an Authorized Officer certifying that, to the best of his knowledge (A) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct, (B) the Borrower and its Subsidiaries own good and defensible title to their Oil and Gas Properties evaluated in such Reserve Report and such Properties are free and clear of all Liens except for Permitted Liens, (C) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take-or-pay or other prepayments with respect to the Oil and Gas Properties evaluated in such Reserve Report which would require the Borrower or its Subsidiaries to deliver Hydrocarbons produced from such Oil and Gas Properties or make cash payments at some future time without then or thereafter receiving full payment therefor, (D) except as set forth on an exhibit to the certificate, none of such Oil and Gas Properties have been sold since the date of the Reserve Report, most recently delivered pursuant to this Section 7.01(a)(vi), which exhibit shall list all of the Oil and Gas Properties sold and in such detail as is reasonably required by the Collateral Agent, (E) attached as an exhibit to the certificate is a list of the Oil and Gas Properties added to and deleted from the Reserve Report most recently delivered pursuant to this Section 7.01(a)(vi) and a list of all Persons disbursing proceeds to the Borrower or its Subsidiaries, as applicable, from their Oil and Gas Properties, (F) attached to the certificate as an exhibit is a detailed breakdown of each of the oil and gas wells evaluated by such Reserve Report setting forth whether such well is subject to a Production Payment 2001 Lien, a Takeout VPP Lien or a Mortgage, a Security Agreement and UCC financing statements in favor of the Collateral Agent for the ratable benefit of the Lenders and (G) except as set forth on an exhibit to such certificate, there has not been any change in the working interest or net revenue interest of the Borrower and its Subsidiaries in any of the Oil and Gas Properties included on such Reserve Report, which change has occurred since the date of the last certificate delivered pursuant to this Section 7.01(a)(vi), such exhibit to set forth the reason for such change; provided that the Required Lenders shall have the right to require the Borrower to cause to be delivered up to 2 additional Reserve Reports per calendar year, at the Borrower's expense, if
(A) there occurs a 10% or greater decline in the NYMEX Strip Price (calculating the change by comparing the prices on the last business day of the month with the prices on the last business day of the previous month) or (B) an Event of Default occurs and is continuing;

             (vii) as soon as available and in any event within 30 days after the end of each month ending after the Effective Date, a report setting forth, in form reasonably acceptable to the Agents, the calculation of the PV-10 of the Proved Reserves composing the Borrowing Base and the Revolver A Borrowing Base as determined by the Reserve Report most recently delivered by the Borrower under Section 7.01(a)(vi), such calculation to be made by multiplying (x) the volumetric quantity of the categories of estimated Proved Reserves set forth in such Reserve Report less such aggregate projected production of Proved Reserves since the date of and as provided in such Reserve Report by (y) the applicable NYMEX Strip Price as of the last Business Day of the month preceding the date of the delivery by the Borrower of such report to the Agents; each such report shall (A) also include a discussion of (I) any material changes since the date of such Reserve Report in the categorization of any Oil and Gas Properties among Proved Developed Producing Reserves, Proved Developed Non-Producing Reserves, Proved Undeveloped Reserves and "other", (II) any changes in the working interest or net revenue interest in the Oil and Gas Properties of the Borrower and its Subsidiaries reflected on such Reserve Report, (III) production delivered during such month and remaining production to be delivered under the Production Payment 2001 Facility and the Takeout VPP Facility, and


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

(IV) such other information as the Agents shall reasonably consider appropriate or necessary from the perspective of an asset-based lender; and (B) be accompanied by a certificate of an Authorized Officer of the Borrower certifying to the completeness and accuracy of the report, including the calculation of the PV-10 of Proved Reserves comprising the Borrowing Base and the Revolver A Borrowing Base;

             (viii) as soon as available and in any event within 30 days after each month, a report, in form and substance satisfactory to the Agents, setting forth as of the last Business Day of such month, a summary of its hedging positions under all Hedging Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of Hydrocarbons of the Loan Parties), including the type, term, effective date, termination date and notional principal amounts or volumes, the hedged price(s), interest rate(s) or exchange rate(s), as applicable, the net mark to market value thereof and any credit support agreements relating thereto (including any margin required or supplied), and the counterparty to each such agreement;

             (ix) within 45 days of the end of each Fiscal Year, a report on a lease-by-lease or unit basis, showing (A) the gross proceeds from the sale of Hydrocarbon products produced from the Loan Parties' Oil and Gas Properties, (B) the quantity of Hydrocarbon products sold, (C) the severance, gross production, occupation, or gathering taxes deducted from or paid out of the proceeds, (D) the lease operating expenses, tangible drilling costs, and capital expenditures,
(E) the number of wells operated (or the numbers of pooled units), drilled, or abandoned, (F) the name, address, telephone number, and contact with the purchaser of production for all of the Loan Parties' Oil and Gas Properties, and
(G) such other information as the Agents may reasonably request; provided that the information specified in clauses (C) through (F) above shall only be required if requested by the Agents;

             (x) (A) on or before December 1 of each year, financial projections, supplementing and superseding the financial projections for the period referred to in Section 6.01(g)(ii)(A), prepared on a monthly basis in the form contemplated by Section 6.01(g)(ii) and otherwise reasonably satisfactory to the Agents, for the immediately succeeding Fiscal Year for the Borrower and its Subsidiaries on a consolidated basis and (B) on or before the last day of each fiscal quarter, financial projections, supplementing and superseding the financial projections for the period referred to in Section 6.01(g)(ii)(B), in the form contemplated by Section 6.01(g)(ii) and otherwise reasonably satisfactory to the Agents, for each remaining quarterly period in such Fiscal Year, all such financial projections to be prepared on a reasonable basis and in good faith, and to be based on assumptions believed by the Borrower to be reasonable at the time made and from the best information then available to the Borrower;

             (xi) promptly after submission to any Governmental Authority, all documents and information furnished to such Governmental Authority in connection with any investigation of any Loan Party other than routine inquiries by such Governmental Authority;

             (xii) as soon as possible, and in any event within 3 Business Days after the Borrower obtains knowledge of the occurrence of an Event of Default or Default or the occurrence of any event or circumstance that could reasonably be expected to result in a Material Adverse Effect, the written statement of an Authorized Officer of the Borrower setting


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

forth the details of such Event of Default or Default or other event or circumstance reasonably expected to have a Material Adverse Effect and the action which the affected Loan Party proposes to take with respect thereto;

             (xiii) (A) as soon as possible and in any event within 10 Business Days after any Loan Party or any ERISA Affiliate thereof knows or has reason to know that (1) any Reportable Event with respect to any Employee Plan has occurred, (2) any other Termination Event with respect to any Employee Plan has occurred, or (3) an accumulated funding deficiency has been incurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including installment payments) or an extension of any amortization period under Section 412 of the IRC with respect to an Employee Plan, a statement of an Authorized Officer of the Borrower setting forth the details of such occurrence and the action, if any, which such Loan Party or such ERISA Affiliate proposes to take with respect thereto, (B) promptly and in any event within 3 days after receipt thereof by any Loan Party or any ERISA Affiliate thereof from the PBGC, copies of each notice received by any Loan Party or any ERISA Affiliate thereof of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan, (C) promptly and in any event within 10 days after the filing thereof with the Internal Revenue Service if requested by any Agent, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Employee Plan and Multiemployer Plan, (D) promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate thereof knows or has reason to know that a required installment within the meaning of Section 412 of the IRC has not been made when due with respect to an Employee Plan, (E) promptly and in any event within 3 days after receipt thereof by any Loan Party or any ERISA Affiliate thereof from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by any Loan Party or any ERISA Affiliate thereof concerning the imposition or amount of withdrawal liability under Section 4202 of ERISA or indicating that such Multiemployer Plan may enter reorganization status under Section 4241 of ERISA, and (F) promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate thereof sends notice of a plant closing or mass layoff (as defined in WARN) to employees, copies of each such notice sent by such Loan Party or such ERISA Affiliate thereof;

             (xiv) promptly after the commencement thereof but in any event not later than 5 Business Days after service of process with respect thereto on, or the obtaining of knowledge thereof by, any Loan Party, notice of each action, suit or proceeding before any court or other Governmental Authority or other regulatory body or any arbitrator which could reasonably be expected to result in a Material Adverse Effect;

             (xv) as soon as available, but in any event not later than 30 days after the end of each quarter, a report, certified by an Authorized Officer of
Borrower: (A) setting forth the total amount actually paid by each Loan Party during the preceding quarter for (I) plugging and abandonment costs for previous or ongoing plugging and abandonment operations pertaining to the producing or previously producing Oil and Gas Properties of the Loan Parties, and (II) general bond and supplemental bond payments pertaining to plugging and abandonment costs; and (B) estimating the future payments for (I) and (II) above for each of the succeeding 2 quarters;


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

             (xvi) as soon as possible and in any event within 5 Business Days after execution, receipt or delivery thereof, copies of any material notices that any Loan Party executes or receives in connection with any Material Contract;

             (xvii) promptly after the sending or filing thereof, copies of all statements, reports and other information any Loan Party sends to any holders of its Indebtedness or its securities or files with the SEC or any national (domestic or foreign) securities exchange;

             (xviii) promptly upon receipt thereof, copies of all financial reports (including, without limitation, management letters), if any, submitted to any Loan Party by its auditors in connection with any annual or interim audit of the books thereof; and

             (xix) promptly upon request, such other information concerning the condition or operations, financial or otherwise, of any Loan Party as any Agent may from time to time may reasonably request.

     (b) Additional Guaranties and Collateral Security. Cause:

             (i) each Subsidiary of any Loan Party to execute and deliver to the Collateral Agent promptly and in any event within 5 Business Days after the formation or acquisition of such Subsidiary (A) a Guaranty guaranteeing the Obligations, (B) a Security Agreement, (C) if such Subsidiary has any Subsidiaries, a Pledge Agreement together with (x) certificates evidencing all of the Capital Stock of any Person owned by such Subsidiary, (y) undated stock powers executed in blank with signature guaranteed, and (z) such opinion of counsel and such approving certificate of such Subsidiary as the Collateral Agent may reasonably request in respect of complying with any legend on any such certificate or any other matter relating to such shares, (D) one or more Mortgages creating on the real property or Oil and Gas Properties of such Subsidiary a perfected, first priority Lien on such real property or Oil and Gas Properties (subject in each case to Permitted Liens), a Title Insurance Policy covering any such real property that is not Oil and Gas Property or a title opinion from Borrower's counsel covering such Oil and Gas Properties, as applicable, each in form and substance reasonably satisfactory to the Collateral Agent, together with such other agreements, instruments and documents as the Collateral Agent may reasonably require whether comparable to the documents required under Section 7.01(o) or otherwise, and (E) such other agreements, instruments, approvals, legal opinions or other documents reasonably requested by the Collateral Agent in order to create, perfect, establish the first priority of or otherwise protect any Lien purported to be covered by any such Security Agreement, Pledge Agreement, or Mortgage, or otherwise to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents and that all property and assets of such Subsidiary shall become Collateral for the Obligations; and

             (ii) each owner of the Capital Stock of any such Subsidiary to execute and deliver promptly and in any event within 5 Business Days after the formation or acquisition of such Subsidiary a Pledge Agreement, together with
(A) certificates evidencing all of the Capital Stock of such Subsidiary, (B) undated stock powers or other appropriate instruments of assignment executed in blank with signature guaranteed, (C) such opinion of counsel and such approving certificate of such Subsidiary as the Collateral Agent may reasonably request in


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

respect of complying with any legend on any such certificate or any other matter relating to such shares and (D) such other agreements, instruments, approvals, legal opinions or other documents reasonably requested by the Collateral Agent.

     (c) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders (including, without limitation, all Environmental Laws), such compliance to include, without limitation, (i) paying before the same become delinquent all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its properties, and (ii) paying all other lawful claims which if unpaid might become a Lien or charge upon any of its properties, except, in each case, to the extent contested in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP.

     (d) Preservation of Existence, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except any failure to maintain the good standing of any Loan Party in any such jurisdiction as would not be material to the business of the Loan Parties; provided that Proliq, Inc. may be dissolved or sold so long as the assets or sale proceeds thereof are transferred to the Borrower.

     (e) Keeping of Records and Books of Account. Keep, and cause each of its Subsidiaries to keep, adequate records and books of account, with complete entries made to permit the preparation of financial statements in accordance with GAAP.

     (f) Inspection Rights. Subject to the limitations set forth in Section 4.01, permit, and cause each of its Subsidiaries to permit, the agents and representatives of any Agent at any time and from time to time during normal business hours, at the expense of the Borrower, to examine and make copies of and abstracts from its records and books of account, to visit and inspect its properties, to verify leases, notes, accounts receivable, deposit accounts and its other assets, to conduct audits, physical counts, valuations, appraisals, Phase I Environmental Site Assessments (and, if requested by the Collateral Agent based upon the results of any such Phase I Environmental Site Assessment, a Phase II Environmental Site Assessment) or examinations, to engage a qualified engineer to audit the Loan Parties' material wells, rigs and pipeline distribution systems and operations, and to discuss its affairs, finances and accounts with any of its directors, officers, managerial employees, independent accountants or any of its other representatives.

     (g) Maintenance of Properties, Etc.

             (i) Use reasonable and customary efforts to maintain and preserve, and cause each of its Subsidiaries use reasonable and customary efforts to maintain and preserve, all of its properties, other than Oil and Gas Properties, which are necessary or useful in the proper conduct of its business in good repair and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the material provisions of all material leases to which it is a party as lessee or under which it occupies property.

             (ii) Maintain, preserve and keep, and cause each of its Subsidiaries to maintain, preserve and keep, all operating equipment material to the Oil and Gas Business of the Loan Parties, and oil and gas marketing, gathering, transportation, processing and treating facilities and equipment in proper repair, working order and condition, and make all necessary or appropriate repairs, renewals, replacements, additions and improvements thereto so that the efficiency thereof shall at all times be properly preserved and maintained.

             (iii) Prudently operate and produce with respect to the Loan Parties' Oil and Gas Properties in accordance with good engineering practices and the following requirements: (A) the amount of Hydrocarbons produced from any well shall not exceed in any month the lower of (I) the maximum amount that such well is capable of producing at its maximum efficient rate of flow or (II) the respective allowable rate of flow under applicable orders, rules, regulations or laws, if any; (B) the amount of Hydrocarbons produced from the Loan Parties' wells shall be sufficient to prevent a net migration of Hydrocarbons from the reservoirs to which proved reserves are attributed; and (C) subject to field rules established by governmental authorities having or asserting jurisdiction, the amount of Hydrocarbons produced from the Loan Parties' wells shall be equitable and ratable, based on factors used in determining such field rules.

             (iv) With respect to any Loan Party's Oil and Gas Properties, and oil and gas gathering assets which are operated by operators other than the Borrower or a Subsidiary of the Borrower, use reasonable and customary efforts to enforce the operators' contractual obligations to maintain, develop, and operate such properties in accordance with the applicable operating agreements.

             (v) Promptly: (A) pay and discharge in accordance with the usual and customary practices of the industry, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and indebtedness accruing under the lease, contract or other agreements affecting or pertaining to the Loan Parties' Oil and Gas Properties, (B) perform, observe and comply or make reasonable and customary efforts to cause to be performed, observed and complied with, in accordance with usual and customary industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties and the accompanying elements therefrom and other material properties so long as such properties are capable of producing commercial quantities of Hydrocarbons and the accompanying elements in quantities and at prices providing for continued efficient and profitable operation of the Loan Parties' business and (C) do all other things reasonably necessary to keep unimpaired, except for Permitted Liens, its rights with respect thereto and prevent any forfeiture thereof or a default thereunder, except to the extent a portion of such properties is no longer capable of producing Hydrocarbons in economically reasonable amounts.

             (vi) Operate, and cause its Subsidiaries to operate, its Oil and Gas Properties and other material properties or cause or make reasonable and customary efforts to cause such Oil and Gas Properties and other material properties to be operated on a continuous basis for the production of Hydrocarbons and in a careful and efficient manner in accordance with the usual and customary practices of the industry and in substantial compliance with all applicable contracts and agreements and in compliance in all material respects with all material laws

     (h) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability and hazard) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any Governmental Authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event in amount, adequacy and scope reasonably satisfactory to the Collateral Agent. All policies covering the Collateral are to be made payable to the Collateral Agent for the benefit of the Lenders, as its interests may appear, in case of loss, under a standard non-contributory "lender" or "secured party" clause and are to contain such other provisions as the Collateral Agent may reasonably require to fully protect the Lenders' interest in the Collateral and to any payments to be made under such policies. All certificates of insurance are to be delivered to the Collateral Agent and the policies are to be premium prepaid, with the loss payable and additional insured endorsement in favor of the Collateral Agent and such other Persons as the Collateral Agent may designate from time to time, and shall provide for not less than 30 days prior written notice to the Collateral Agent of the exercise of any right of cancellation; provided that the Borrower may pay its insurance premiums on a monthly basis. If any Loan Party or any of its Subsidiaries fails to maintain such insurance, the Collateral Agent may arrange for such insurance, but at the Borrower's expense and without any responsibility on the Collateral Agent's part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the sole right, in the name of the Lenders, any Loan Party and its Subsidiaries, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies. During the period of the drilling of wells and the construction of any other improvements comprising a part of the Loan Parties' Oil and Gas Properties, the Borrower shall, or, as applicable, shall cause its contractors or subcontractors to, obtain and maintain well control insurance (including coverage for costs and redrilling) and builder's risk insurance, as and if applicable, in all of the above cases in such form and amounts as is customary in the industry and worker's compensation insurance covering all Persons employed by the Borrower or its agents or subcontractors of any tier in connection with any construction affecting such Oil and Gas Properties (including, without limitation, all agents and employees of the Borrower and the Borrower's subcontractors with respect to whom death or bodily injury claims could be asserted against the Borrower).

     (i) Obtaining of Permits, Etc. Obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, and take all necessary action to timely renew, all material permits, licenses, authorizations, approvals, entitlements and accreditations which are necessary or useful in the proper conduct of its business.

     (j) Environmental. (i) Keep any property either owned or operated by it or any of its Subsidiaries free of any Environmental Liens; (ii) comply, and cause each of its Subsidiaries to comply, in all material respects with Environmental Laws and provide to the Collateral Agent any documentation of such compliance which the Collateral Agent may reasonably request; (iii) within the notification period provided under applicable Environmental Law, notify the Agents of any Release of a Hazardous Material in excess of any reportable quantity from or onto property owned or operated by it or any of its Subsidiaries and take any Remedial Actions required under applicable Environmental Law to abate said Release; (iv) promptly provide the Agents with written notice within 10 days of the receipt of any of the following: (A) notice that an Environmental Lien has been filed against any property of any Loan Party or any of its Subsidiaries;
(B) commencement of any Environmental Action or notice that an Environmental Action will be filed against any Loan Party or any of its Subsidiaries which could reasonable be expected to result in a Material Adverse Effect; and (C) notice of a violation, citation or other administrative order which could reasonably be expected to result in a Material Adverse Effect and (v) defend, indemnify and hold harmless the Agents and the Lenders and their transferees, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses (including, without limitation, attorney and consultant fees, investigation and laboratory fees, court costs and litigation expenses) arising out of (A) the presence, disposal, Release or threatened Release of any Hazardous Materials on any property at any time owned or occupied by any Loan Party or any of its Subsidiaries, (B) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials on any property at any time owned or occupied by any Loan Party or any of its Subsidiaries, (C) any request for information, investigation, lawsuit brought or threatened, settlement reached or order by a Governmental Authority relating to the presence or Release of such Hazardous Materials on any property at any time owned or occupied by any Loan Party or any of its Subsidiaries, (D) any violation of any Environmental Law by any Loan Party or any of its Subsidiaries and/or (E) any Environmental Action filed against any Agent or any Lender relating to this Agreement or any property at any time owned or occupied by any Loan Party or any of its Subsidiaries.

     (k) Further Assurances. Take such action and execute, acknowledge and deliver, and cause each of its Subsidiaries to take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as any Agent may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement and the other Loan Documents, (ii) to subject to valid and perfected first or, if subject to a prior Production Payment 2001 Lien, second priority Liens (subject to Permitted Liens) any of the Collateral or any other property of any Loan Party and its Subsidiaries, (iii) to establish and maintain the validity and effectiveness of any of the Loan Documents and the validity, perfection and priority of the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer and confirm unto each Agent, each Lender and the L/C Issuer the rights now or hereafter intended to be granted to it under this Agreement or any other Loan Document. In furtherance of the foregoing, to the maximum extent permitted by applicable law, each Loan Party (A) authorizes each Agent to execute any such agreements, instruments or other documents in such Loan Party's name and to file such agreements, instruments or other documents in any appropriate filing office, (B) authorizes each Agent to file any financing statement required hereunder or under any other Loan Document, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of such Loan Party, and (C) ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of such Loan Party prior to the date hereof.

     (l) Collateral Records. Execute and deliver, and cause each of its Subsidiaries to execute and deliver, to the Collateral Agent for the benefit of the Lenders from time to time, solely for the Collateral Agent's convenience in maintaining a record of Collateral, such written statements and schedules as the Collateral Agent may reasonably require, designating, identifying or describing the Collateral.

     (m) [Intentionally Omitted]

     (n) Subordination. Cause all Indebtedness and other obligations now or hereafter owed by the Borrower to any of its Affiliates, to be subordinated in right of payment and security to the Indebtedness and other Obligations owing to the Agents and the Lenders in accordance with a subordination agreement in form and substance satisfactory to the Agents to be executed by the Borrower promptly after a request therefor from the Collateral Agent.

     (o) After Acquired Property.

             (i) Upon the acquisition by it or any of its Subsidiaries of any After Acquired Property (other than leasehold interests that can be terminated on less than 60 days notice without premium or penalty or that involve annual payments by the Loan Parties of less than $60,000 individually or $100,000 in the aggregate), immediately so notify the Collateral Agent, setting forth with specificity a description of the interest acquired, the location of the real property, any structures or improvements thereon and either an appraisal or such Loan Party's good-faith estimate of the current value of such real property (for purposes of this Section, the "Current Value"). The Collateral Agent shall notify such Loan Party whether it intends to require a Mortgage and the other documents referred to below or in the case of leasehold, a leasehold Mortgage or landlord's waiver (pursuant to Section 7.01(m) hereof). Upon receipt of such notice requesting a Mortgage, the Person which has acquired such After Acquired Property shall immediately furnish to the Collateral Agent the following, each in form and substance satisfactory to the Collateral Agent: (i) a Mortgage with respect to such real property and related assets located at the After Acquired Property, each duly executed by such Person and in recordable form; (ii) evidence of the recording of the Mortgage referred to in clause (i) above in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to create and perfect a valid and enforceable first priority lien on the property purported to be covered thereby or to otherwise protect the rights of the Agents and the Lenders thereunder, (iii) a Title Insurance Policy,
(iv) a survey of such real property, certified to the Collateral Agent and to the issuer of the Title Insurance Policy by a licensed professional surveyor reasonably satisfactory to the Collateral Agent, (v) Phase I Environmental Site Assessments with respect to such real property (excluding leasehold interests), certified to the Collateral Agent by a company reasonably satisfactory to the Collateral Agent, (vi) in the case of a leasehold interest, a certified copy of the lease between the landlord and such Person with respect to such real property in which such Person has a leasehold interest, and the certificate of occupancy with respect thereto, (vii) in the case of a leasehold interest, an attornment and nondisturbance agreement between the landlord (and any fee mortgagee) with respect to such real property and the Collateral Agent, and (viii) such other documents or instruments (including guarantees and opinions of counsel) as the Collateral Agent may reasonably require. The Borrower shall pay all fees and expenses, including reasonable attorneys' fees and expenses, and all title insurance charges and premiums, in connection with each Loan Party's obligations under this Section 7.01(o).

             (ii) With respect to any Oil and Gas Property acquired after the Effective Date by the Borrower or any Subsidiary, promptly (and in any event within 30 days after the acquisition thereof), grant to the Collateral Agent, for the benefit of the Lenders, a perfected, first priority Lien on such Oil and Gas Property if such a grant is necessary for the Collateral Agent to have perfected first or, if subject to a prior Production Payment 2001 Lien or Takeout VPP Lien, second priority Liens, at all times, on at least 85% of the PV-10 of the Oil and Gas Properties of the Loan Parties as determined by the Collateral Agent. In furtherance of the foregoing, the Loan Parties shall: (A) execute and deliver to the Collateral Agent such amendments to the Mortgages, the Security Agreements or such other documents as the Collateral Agent shall deem necessary or advisable to grant to the Collateral Agent, for the benefit of the Lenders, a Lien on such Oil and Gas Property; (B) take all actions necessary or advisable to cause such Lien to be duly perfected in accordance with all applicable law, including, without limitation, the filing of Mortgages or financing statements in such jurisdictions as may be requested by the Collateral Agent; and (C) if requested by the Collateral Agent, deliver to the Collateral Agent legal opinions from the Borrower's counsel relating to title and to the matters described in clauses (A) and (B) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent.

     (p) Total Collateral. Grant to the Collateral Agent, for the benefit of the Lenders, (i) a perfected, first or, if subject to a prior Production Payment 2001 Lien or Takeout VPP Lien, second priority Lien on Oil and Gas Properties of the Loan Parties constituting at least 85% of the PV-10 of the Proved Reserves of the Loan Parties and (ii) a perfected, first priority Lien on Oil and Gas Properties of the Loan Parties that are not subject to a Production Payment 2001 Lien or a Takeout VPP Lien constituting at least 85% of the PV-10 of the Proved Developed Producing Reserves of the Loan Parties that are not subject to a Production Payment 2001 Lien or a Takeout VPP Lien. In furtherance of the foregoing, the Loan Parties shall, from time to time (and in any event immediately after the request by the Collateral Agent to do so): (A) execute and deliver to the Collateral Agent such amendments to the Mortgages, the Security Agreements or such other documents as the Collateral Agent shall deem necessary or advisable to grant to the Collateral Agent, for the benefit of the Lenders, a perfected Lien on assets and property of the Loan Parties with the priority described above; (B) take all actions necessary or advisable to cause such Lien to be duly perfected in accordance with all applicable law, including, without limitation, the filing of Mortgages or financing statements in such jurisdictions as may be requested by the Collateral Agent; and (C) if requested by the Collateral Agent, deliver to the Collateral Agent legal opinions from the Borrower's counsel relating to title as set forth in Section 7.01(t).

     (q) Fiscal Year. Cause the Fiscal Year of the Borrower and its Subsidiaries to end on December 31 of each calendar year unless the Agents consent to a change in such Fiscal Year (and appropriate related changes to this Agreement).


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

     (r) Borrowing Base. Maintain all Loans and Letter of Credit Obligations in compliance with the then current Borrowing Base and Revolver A Borrowing Base (it being understood that the Borrower has the right to cure any non-compliance with this covenant by making a prepayment under Section 2.05(c)(i) within 1 Business Day after such non-compliance).

     (s) Protection Against Drainage. To the extent that the Loan Parties' Oil and Gas Properties (i) are operated by the Borrower or its Subsidiaries, the Borrower shall, or shall cause its Subsidiaries to, act as a reasonably prudent operator with respect to the occurrence and prevention of any drainage of Hydrocarbons from their Oil and Gas Properties and (ii) are not operated by the Borrower of its Subsidiaries, the Borrower shall utilize, or shall cause its Subsidiaries to utilize, its property and contractual rights as a reasonably prudent owner with respect to the occurrence and prevention of any drainage of Hydrocarbons from their Oil and Gas Properties.

     (t) Additional Title Opinions and Information. The Borrower shall, from time to time upon the reasonable request of the Collateral Agent, take such actions and execute and deliver such documents and instruments as the Collateral Agent shall require to ensure that the Collateral Agent shall, at all times, have received satisfactory evidence of the Loan Parties' title to their Oil and Gas Properties comprising 80% of the PV-10 of the Proved Reserves of the Loan Parties after giving effect to the satisfaction of the post-closing conditions set forth in Section 5.04(b), such information to include title opinions (whether new or supplemental) addressed to the Collateral Agent, copies of contracts and agreements, landman run sheets and the results of other searches of public records, as applicable. All of the tendered information shall be in form and substance acceptable to the Collateral Agent in its sole discretion and shall evidence and confirm the Loan Parties' ownership interests (including before and after payout interests, if any) in and to the Oil and Gas Property in question.

     (u) Hedging Agreements. Maintain in effect one or more commodities Hedging Agreements with respect to the Loan Parties' Hydrocarbon production with one or more counterparties, each of which are rated at least BBB by Standard & Poor's and Baa2 by Moody's. The aggregate notional volumes of Hydrocarbons covered by such Hedging Agreements (including volumes subject to the Production Payment 2001 Facility and the Takeout VPP Facility) shall constitute not less than 25% and not more than 75% of the Loan Parties' aggregate estimated Hydrocarbon production volumes on an mcf equivalent basis (where one barrel of oil is equal to six mcf of gas) for the succeeding 6 calendar months on a rolling 6 calendar month basis for such period from Oil and Gas Properties classified as Proved Developed Producing Reserves as of the date of the most recent Reserve Report delivered pursuant to Section 7.01(a)(vi) plus the estimated production from anticipated drilling by the Loan Parties during such succeeding 6 months. Borrower shall use such Hedging Agreements solely as a part of its normal business operations as a risk management strategy and/or hedge against changes resulting from market conditions related to the Loan Parties' Oil and Gas Business and not as a means to speculate for investment purposes on trends and shifts in financial or commodities markets.

     (v) Use of Proceeds. Use the proceeds of the Loans to (a) purchase or redeem in full, all Indebtedness of the Borrower under the Senior Notes, (b) pay fees and expenses in connection with the transactions contemplated hereby and
(c) fund working capital of the

Borrower; provided that no more than $13,000,000 of the proceeds of the Revolver A Loans may be used for the purchase or redemption of the Indebtedness of the Borrower under the Senior Notes. The Letters of Credit will be used for general working capital purposes.

Section 7.02 Negative Covenants. So long as any principal of or interest on any Loan, Reimbursement Obligation, Letter of Credit Obligation or any other Obligation (whether or not due) shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower shall not:

     (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired; file or suffer to exist under the Uniform Commercial Code or any similar law or statute of any jurisdiction, a financing statement (or the equivalent thereof) that names it or any of its Subsidiaries as debtor; sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof); sell any of its property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable) with recourse to it or any of its Subsidiaries or assign or otherwise transfer, or permit any of its Subsidiaries to assign or otherwise transfer, any account or other right to receive income; other than, as to all of the above, Permitted Liens and as permitted under Section 7.02(c)(iii); provided, that, no Liens shall be permitted on any assets included in the Borrowing Base or the Revolver A Borrowing Base other than (i) Liens of the types described in clauses (a),
(b), (c), (g), (m), (o) and (r) of the definition of Permitted Liens, and (ii) with respect to the Borrowing Base and, after the repayment in full of the Term Loan and the Revolving B Loans and the termination of the Total Revolving B Credit Commitment, the Revolver A Borrowing Base, Production Payment 2001 Liens and Takeout VPP Liens.

     (b) Indebtedness. Create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to, or permit any of its Subsidiaries to create, incur, assume, guarantee or suffer to exist or otherwise become or remain liable with respect to, any Indebtedness other than Permitted Indebtedness.

     (c) Fundamental Changes; Dispositions. Wind-up, liquidate or dissolve, or merge, consolidate or amalgamate with any Person, or convey, sell, lease or sublease, transfer or otherwise dispose of, whether in one transaction or a series of related transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired (or agree to do any of the foregoing), or purchase or otherwise acquire, whether in one transaction or a series of related transactions, all or substantially all of the assets of any Person (or any division thereof) (or agree to do any of the foregoing), or permit any of its Subsidiaries to do any of the foregoing; provided, however, that

             (i) any wholly-owned Subsidiary of any Loan Party may be merged into such Loan Party or another wholly-owned Subsidiary of such Loan Party, or may consolidate with another wholly-owned Subsidiary of such Loan Party, so long as (A) no other provision of this Agreement would be violated thereby, (B) such Loan Party gives the Agents at least 15 days prior written notice of such merger or consolidation, (C) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, (D) the Lenders' rights in any Collateral, including, without limitation, the existence, perfection and priority of any Lien thereon, are not adversely affected by such merger or consolidation and (E) the surviving Subsidiary, if any, is joined as a Loan Party hereunder and is a party to a Guaranty and a Security Agreement and the Capital Stock of which Subsidiary is the subject of a Pledge Agreement, in each case, which is in full force and effect on the date of and immediately after giving effect to such merger or consolidation; and

             (ii) any Loan Party may make Permitted Dispositions; and

             (iii) any Loan Party may transfer any of its property to any other Loan Party upon 15 days prior written notice to the Collateral Agent and subject to Liens in favor of the Collateral Agent.

     (d) Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any change in the nature of its business as described in Section 6.01(l). The Borrower shall not permit the operations of Proliq, Inc. to expand or be more active than such operations are on the Effective Date.

     (e) Loans, Advances, Investments, Etc. Make or commit or agree to make any loan, advance guarantee of obligations, other extension of credit or capital contributions to, or hold or invest in or commit or agree to hold or invest in, or purchase or otherwise acquire or commit or agree to purchase or otherwise acquire any shares of the Capital Stock, bonds, notes, debentures or other securities of, or make or commit or agree to make any other investment in, any other Person, or purchase or own any futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or permit any of its Subsidiaries to do any of the foregoing, except for: (i) investments existing on the date hereof, as set forth on Schedule 7.02(e) hereto, but not any increase in the amount thereof as set forth in such Schedule or any other modification of the terms thereof, (ii) loans and advances by a Loan Party to any other Loan Party made in the ordinary course of business, (iii) Permitted Investments, (iv) Permitted Business Investments, (v) loans, advances, payments or transfers of the property of any Loan Party to any other Loan Party upon 15 days prior written notice to the Collateral Agent and subject to Liens in favor of the Collateral Agent; and (vi) and investments in any Hedging Agreements otherwise permitted hereunder.

     (f) Lease Obligations. (i) Create, incur or suffer to exist, or permit any of its Subsidiaries to create, incur or suffer to exist, any obligations as lessee (x) for the payment of rent for any real or personal property in connection with any sale and leaseback transaction, (y) for the payment of rent for any real or personal property under leases or agreements to lease other than
(A) Capitalized Lease Obligations for property other than the Loan Parties' Oil and Gas Properties which would not cause the aggregate amount of all obligations under Capitalized Leases entered into after the Effective Date owing by all Loan Parties and their Subsidiaries in any Fiscal Year to exceed the amounts set forth in subsection (g) of this Section 7.02, and (B) Operating Lease Obligations for property other than Oil and Gas Properties which would not cause the aggregate amount of all such Operating Lease Obligations owing by all Loan Parties and their Subsidiaries in any Fiscal Year to exceed $1,000,000 or (z) for the payment of rent or hire of Oil and Gas Properties of any kind whatsoever (real or personal, including capital leases but excluding leases of Hydrocarbon Interests, leases directly related to oil and gas field operations constituting a Permitted Disposition and compressor leases), under leases or lease agreements which would cause the aggregate amount of all payments made by such Person pursuant to such leases or lease agreements to exceed $500,000, in any period of 12 consecutive calendar months in the aggregate.

     (g) Capital Expenditures. (i) Make or commit or agree to make, or permit any of its Subsidiaries to make or commit or agree to make, any Capital Expenditure (by purchase or Capitalized Lease) that would cause the aggregate amount of all Capital Expenditures made by the Loan Parties and their Subsidiaries to exceed $54,500,000 in the Borrower's Fiscal Year ending December 31, 2003, $75,000,000 in the Borrower's Fiscal Year ending December 31, 2004 and $86,000,000 in any Fiscal Year thereafter, or (ii) make aggregate Capital Expenditures during any fiscal quarter of the Borrower that exceed an amount equal to 50% of the applicable annual amount set forth in clause (i) above; provided that at any time that the Borrower has Revolver A Availability of less than $5,000,000, Borrower shall be prohibited from making any Capital Expenditure without the written approval of the Administrative Agent.

     (h) Restricted Payments. (i) Declare or pay any dividend or other distribution, direct or indirect, on account of any Capital Stock of the Borrower, now or hereafter outstanding, (ii) make any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Capital Stock of the Borrower, now or hereafter outstanding, (iii) make any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of Capital Stock of any Loan Party, now or hereafter outstanding, or (iv) other than payments under employment agreements entered into in the ordinary course of business, pay any management fees or any other fees or expenses (including the reimbursement thereof by any Loan Party or any of its Subsidiaries) pursuant to any management, consulting or other services agreement to any Affiliates of the Borrower (excluding any Subsidiaries of the Borrower); provided, however, (A) any Subsidiary of the Borrower may pay dividends to the Borrower or to another Loan Party, (B) the Borrower may pay regularly scheduled dividends on its 5% Convertible Preferred Stock par value $.01 per share so long as, after giving effect to the payment of such dividends, the Borrower has Revolver A Availability of $10,000,000, and may retire such Preferred Stock upon its conversion to common stock, (C) the Borrower may pay dividends in the form of common stock, provided that no such payment shall be made if an Event of Default shall have occurred and be continuing or would result from the making of any such payment, (D) the exercise price of any options, interests or other rights to purchase common stock of the Borrower may be paid in common stock of the Borrower and (E) any Loan Party may make any payment or transfer any of its property to any other Loan Party upon 15 days prior written notice to the Collateral Agent and subject to Liens in favor of the Collateral Agent.

     (i) Federal Reserve Regulations. Permit any Loan or the proceeds of any Loan under this Agreement to be used for any purpose that would cause such Loan to be a margin loan under the provisions of Regulation T, U or X of the Board.

     (j) Transactions with Affiliates. Enter into, renew, extend or be a party to, or permit any of its Subsidiaries to enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any

Affiliate, except (i) in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm's length transaction with a Person that is not an Affiliate thereof, (ii) transactions with another Loan Party and (iii) transactions permitted by Section 7.02(e) or
(h).

     (k) Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries. Create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of any Loan Party (i) to pay dividends or to make any other distribution on any shares of Capital Stock of such Subsidiary owned by any Loan Party or any of its Subsidiaries, (ii) to pay or prepay or to subordinate any Indebtedness owed to any Loan Party or any of its Subsidiaries,
(iii) to make loans or advances to any Loan Party or any of its Subsidiaries or
(iv) to transfer any of its property or assets to any Loan Party or any of its Subsidiaries, or permit any of its Subsidiaries to do any of the foregoing; provided, however, that nothing in any of clauses (i) through (iv) of this
Section 7.02(k) shall prohibit or restrict compliance with:

             (A) this Agreement and the other Loan Documents;

             (B) any agreements in effect on the date of this Agreement and described on Schedule 7.02(k);

             (C) any applicable law, rule or regulation (including, without limitation, applicable currency control laws and applicable state corporate statutes restricting the payment of dividends in certain circumstances);

             (D) in the case of clause (iv), any agreement setting forth customary restrictions on the subletting, assignment or transfer of any property or asset that is leased or licensed; or

             (E) in the case of clause (iv), any agreement, instrument or other document evidencing a Permitted Lien that restricts, on customary terms, the transfer of any property or assets subject thereto.

     (l) Limitation on Issuance of Capital Stock. Except for the issuance or sale by the Borrower of common stock, Permitted Preferred Stock or any securities convertible into, exercisable for or exchangeable for common stock of the Borrower, issue or sell or enter into any agreement or arrangement for the issuance and sale of, or permit any of its Subsidiaries to issue or sell or enter into any agreement or arrangement for the issuance and sale of, any shares of its Capital Stock, any securities convertible into or exchangeable for its Capital Stock or any warrants.

     (m) Modifications of Indebtedness, Organizational Documents and Certain Other Agreements; Etc. (i) Amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of any of its or its Subsidiaries' Indebtedness (including the Public Subordinated Debt and the Production Payment 2001 Obligations) or of any instrument or agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any such Indebtedness if such amendment, modification or change would shorten the final maturity or average life to maturity of, or require any payment to be made earlier than the date originally scheduled on, such Indebtedness, would increase the interest rate applicable to such Indebtedness, would change the subordination provisions, if any, of such Indebtedness, or would otherwise be adverse to the Lenders or the issuer of such Indebtedness in any material respect; provided that the Borrower may, in one transaction or a series of transactions, prepay, repurchase or redeem up to $5,000,000 of the face amount of the Public Subordinated Debt so long as all such transactions are consummated within a period of 6 consecutive months and, after giving effect to any such transaction, the Borrower has Availability plus Qualified Cash of at least $15,000,000 which must include Revolver A Availability of at least $10,000,000 and after all outstanding Obligations in respect of the Term Loan and the Revolving B Loans are paid in full and the Total Revolving B Credit Commitment is terminated, has Revolver A Availability of at least $10,000,000, (ii) except for the Obligations and obligations payable to or in favor of any other Loan Party, make any voluntary or optional payment, prepayment, redemption, defeasance, sinking fund payment or other acquisition for value of any of its or its Subsidiaries' Indebtedness (including, without limitation, by way of depositing money or securities with the trustee therefor before the date required for the purpose of paying any portion of such Indebtedness when due), or refund, refinance, replace or exchange any other Indebtedness for any such Indebtedness (except to the extent such Indebtedness is otherwise expressly permitted by the definition of "Permitted Indebtedness"), or make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase of any outstanding Indebtedness as a result of any asset sale, change of control, issuance and sale of debt or equity securities or similar event, or give any notice with respect to any of the foregoing, (iii) except as permitted by
Section 7.02(c), amend, modify or otherwise change its name, jurisdiction of organization, organizational identification number or FEIN or (iv) amend, modify or otherwise change its certificate of incorporation or bylaws (or other similar organizational documents), including, without limitation, by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it, with respect to any of its Capital Stock (including any shareholders' agreement), or enter into any new agreement with respect to any of its Capital Stock, except any such amendments, modifications or changes or any such new agreements or arrangements pursuant to this clause (iv) that either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     (n) Investment Company Act of 1940. Engage in any business, enter into any transaction, use any securities or take any other action or permit any of its Subsidiaries to do any of the foregoing, that would cause it or any of its Subsidiaries to become subject to the registration requirements of the Investment Company Act of 1940, as amended, by virtue of being an "investment company" or a company "controlled" by an "investment company" not entitled to an exemption within the meaning of such Act.

     (o) Compromise of Accounts Receivable. Except as contemplated by Schedule 7.02(o), compromise or adjust any Account Receivable that is an account receivable under GAAP (or extend the time of payment thereof) or grant any discounts, allowances or credits or permit any of its Subsidiaries to do so other than, provided no Default or Event of Default has occurred and is continuing, in the ordinary course of its business; provided, however, in no event shall any such discount, allowance or credit exceed $250,000 in the aggregate and no such extension of the time for payment extend beyond 120 days from the original due date thereof.

     (p) ERISA. (i) Engage, or permit any ERISA Affiliate to engage, in any transaction described in Section 4069 of ERISA; (ii) engage, or permit any ERISA Affiliate to engage, in any prohibited transaction described in Section 406 of ERISA or 4975 of the IRC for which a statutory or class exemption is not available or a private exemption has not previously been obtained from the U.S. Department of Labor; (iii) adopt or permit any ERISA Affiliate to adopt any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides health or medical benefits to employees after termination of employment other than as required by Section 601 of ERISA or applicable law; (iv) fail to make any contribution or payment to any Multiemployer Plan which it or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or (v) fail, or permit any ERISA Affiliate to fail, to pay any required installment or any other payment required under Section 412 of the IRC on or before the due date for such installment or other payment.

     (q) Environmental. Permit the use, handling, generation, storage, treatment, Release or disposal of Hazardous Materials at any property owned or leased by it or any of its Subsidiaries, except in compliance with Environmental Laws and so long as such use, handling, generation, storage, treatment, Release or disposal of Hazardous Materials does not result in a Material Adverse Effect.

     (r) Certain Agreements. Agree to any materially adverse amendment or other materially adverse change to or material waiver of any of its rights under any Material Contract.

     (s) Forward Sales. Except for the Production Payment 2001 Facility and the Takeout VPP Facility and otherwise in accordance with ordinary practice in the Oil and Gas Business, enter into or permit to exist any advance payment agreement or other arrangement pursuant to which the Borrower or any of its Subsidiaries, having received full or substantial payment of the purchase price for a specified quantity of Hydrocarbons upon entering the date of such agreement or arrangement, is required to deliver, in one or more installments subsequent to the date of such agreement or arrangement, such quantity of Hydrocarbons pursuant to and during the terms of such agreement or arrangement.

     (t) Hedging Agreements. Enter into any Hedging Agreement, other than Hedging Agreements entered into the ordinary course of business to hedge or mitigate the management of its liabilities, provided that such Hedging Agreements may not be entered into for speculative purposes.

     (u) Limitation on Negative Pledge Clauses. Enter into with any Person any agreement which prohibits or limits the ability of the Borrower or any Subsidiary to create, incur, assume or suffer to exist any Lien, in favor of any of the Agents, the Lenders under the Loan Documents and their respective assignees under the Loan Documents or any Person refinancing all or a portion of the Commitments hereunder, upon any of its property, assets or revenues, whether now owned or hereafter acquired.

     (v) Oil and Gas Imbalances. Enter into any contracts or agreements which warrant production of Hydrocarbons (other than Hedging Agreements otherwise permitted hereunder) and will not hereafter allow gas imbalances, take-or-pay or other prepayment with respect to their Oil and Gas Properties which would require any Loan Party to deliver Hydrocarbons produced on Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor to exceed, during any monthly period, 3% of the current aggregate monthly gas production for such monthly period from the Oil and Gas Properties.

     Section 7.03 Financial Covenants. So long as any principal of or interest on any Loan, Reimbursement Obligation, Letter of Credit Obligation or any other Obligation (whether or not due) shall remain unpaid or any Lender shall have any Commitment hereunder, each Loan Party shall not:

     (a) Leverage Ratio. Permit the ratio of Consolidated Funded Indebtedness as of the last day of each fiscal quarter set forth below to TTM EBITDA of the Borrower and its Subsidiaries as of the last day of such fiscal quarter to be greater than the applicable ratio set forth below:

     Fiscal Quarter End                                   Leverage Ratio

     March 31, 2003 through March 31, 2004                4.5 to 1.0

     June 30, 2004 through December 31, 2004              4.0 to 1.0

     March 31, 2005 and thereafter                        3.5 to 1.0


     (b) Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio of the Borrower and its Subsidiaries as of the last day of each fiscal quarter to be less than 0.7 to 1.0.

     (c) Interest Coverage Ratio. Permit the ratio of Consolidated EBITDA of the Borrower and its Subsidiaries to Consolidated Total Interest Expense of the Borrower and its Subsidiaries as of the end of each period of 4 consecutive fiscal quarters to be less than 2.6 to 1.0.

     (d) Consolidated EBITDA. Permit TTM EBITDA of the Borrower and its Subsidiaries at the end of each fiscal quarter to be less than the applicable amount set forth below:

    Fiscal Quarter End                                   Consolidated EBITDA

    March 31, 2003 through December 31, 2003             $47,500,000

    March 31, 2004 through June 30, 2004                 $49,000,000

    September 30, 2004 and thereafter                    $60,000,000


     (e) Liquidity. Permit (x) the sum of Qualified Cash plus Availability to be less than $2,000,000 at any time or (y) Revolver A Availability to be less than $2,000,000 at any time.

     (f) Current Ratio. Permit, the ratio of consolidated current assets (which shall include an amount equal to Availability and Revolver A Availability but shall exclude an amount equal to any increase (but not decrease) resulting from the application of FASB 133 from and after December 31, 2002) to consolidated current liabilities (excluding (i) all Indebtedness and accrued interest expense otherwise included as current liabilities and (ii) an amount equal to any increase (but not decrease) in current liabilities resulting from the application of FASB 133 from and after December 31, 2002) of the Borrower and its Subsidiaries to be less than 0.8 to 1.0 at the end of any fiscal quarter of the Borrower.

     (g) Senior Leverage Ratio. Permit the ratio of Consolidated Funded Senior Indebtedness as of the last day of each fiscal quarter set forth below to TTM EBITDA of the Borrower and its Subsidiaries as of the last day of such fiscal quarter to be greater than the applicable ratio set forth below:

     Fiscal Quarter End                                   Leverage Ratio

     March 31, 2003 through December 31, 2004             1.9 to 1.0

     March 31, 2004 through December 31, 2004             1.8 to 1.0

     March 31, 2005 and thereafter                        1.5 to 1.0

     (h) Senior Interest Coverage Ratio. Permit the ratio of Consolidated EBITDA of the Borrower and its Subsidiaries to Consolidated Total Senior Interest Expense of the Borrower and its Subsidiaries as of the end of each period of 4 consecutive fiscal quarters to be less than 6.4 to 1.0.

                                  ARTICLE VIII

                      MANAGEMENT, COLLECTION AND STATUS OF
                    ACCOUNTS RECEIVABLE AND OTHER COLLATERAL

Section 8.01      Collection of Accounts Receivable; Management of Collateral.

     (a) On or prior to the Effective Date, each Loan Party shall assist the Administrative Agent in (i) establishing, and, during the term of this Agreement, maintaining one or more lockboxes in the name of the Administrative Agent (collectively, the "Lockboxes") with one or more financial institutions set forth on Schedule 8.01 or such other financial institutions selected by the Borrower and acceptable to the Administrative Agent in its sole discretion (each being referred to as a "Lockbox Bank"), and (ii) establishing, and, during the term of this Agreement, maintaining an account (a "Collection Account" and, collectively, the "Collection Accounts") in the name of the Administrative Agent with each Lockbox Bank. On or prior to the Effective Date, each Loan Party shall irrevocably instruct its Account Debtors, with respect to Accounts Receivable of such Loan Party, to remit all payments to be made by checks or other drafts to the Lockboxes and to remit all payments to be made by wire transfer or by Automated Clearing House, Inc. payment as directed by the Administrative Agent and shall instruct each Lockbox Bank to deposit all amounts received in its Lockbox to the Collection Accounts at such Lockbox Bank on the day received or, if such day is not a Business Day, on the next succeeding Business Day. Until the Administrative Agent has advised the Borrower to the contrary, after (x) the occurrence and during the continuance of a Default or Event of Default or (y) the date on which the aggregate amount of Qualified Cash and the Revolver A Availability is less than $5,000,000 (either such event described in clause (x) or (y), an "Activation Event"), each Loan Party may and will enforce, collect and receive all amounts owing on the Accounts Receivable of such Loan Party for the Administrative Agent's benefit and on the Administrative Agent's behalf, but at such Loan Party's expense; such privilege shall terminate, at the Administrative Agent's election, during the continuance of an Activation Event. All checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness received directly by any Loan Party from any Account Debtor, as proceeds from Accounts Receivable of any Loan Party, or as proceeds of any other Collateral, shall be held by such Loan Party in trust for the Agents and the Lenders and upon receipt be deposited by such Loan Party in original form and no later than the next Business Day after receipt thereof into a Collection Account. All proceeds received by any Loan Party in the accounts identified on
Schedule 8.01(a) shall, no later than the next Business Day, be transferred to a Collection Account. The Borrower shall, and shall cause each other Loan Party to, use its commercially reasonable efforts to have its customers remit its checks, drafts, notes, money orders, acceptances, cash or other evidences of Indebtedness directly to a Collection Account or a Lockbox. None of the Loan Parties shall commingle such collections with such Loan Party's own funds or the funds of any Subsidiary or Affiliate of such Loan Party that is not itself a Loan Party or with the proceeds of any assets not included in the Collateral other than with funds collected on behalf of third parties representing amounts attributable to trust fund taxes or Hydrocarbon interests of third Persons. For so long as the Administrative Agent has not directed funds received in the Collection Accounts to be sent to the Administrative Agent's Account as set forth in this Section 8.01(a), each Lockbox Bank shall transfer funds received in the Collection Accounts to the operating account of the Loan Parties specified on Schedule 8.01. During the continuance of an Activation Event, the Administrative Agent may direct that not more than 45% of all funds received in the Collection Accounts shall be sent by wire transfer or Automated Clearing House, Inc. ("ACH") payment to the Payment Office to be credited to the Administrative Agent's Account and applied to the Obligations. The Borrower shall, on a monthly basis delivery to the Administrative Agent a report (the "Cash Report") reflecting the actual percentage of ownership by the Loan Parties of all funds received from the sale of Hydrocarbons deposited into the Collection Accounts (such percentage, the "Actual Cash Sweep Percentage") and the aggregate amount of such deposits in the Collection Accounts (including, without limitation, funds collected on behalf of third parties representing amounts attributable to trust fund taxes or Hydrocarbon interest of third Persons) (the "Total Collected Cash"). In the event that the Administrative Agent has directed funds from the Collection Accounts to the Payment Office to be credited to the Administrative Agent's Account resulting in funds transferred to such account to be less than an amount equal to the Total Collected Cash multiplied by the Cash Sweep Percentage, the Administrative Agent may, in its sole discretion, direct additional funds equal to such deficiency in the Collection Accounts to be sent by wire transfer or ACH payment to the Payment Office to be credited to the Administrative Agent's Account and applied to the Obligations. In the event that the Administrative Agent has directed funds from the Collection Accounts to the Payment Office to be credited to the Administrative Agent's Account resulting in funds transferred to such account to be greater than an amount equal to the Total Collected Cash multiplied by the Cash Sweep Percentage, the Administrative Agent, shall upon five (5) Business Days' written request from the Borrower, remit funds equal to such excess to the Disbursement Account, provided that before and after giving effect to such remittance, Revolver A Availability shall not be less than $2,000,000. No checks, drafts, notes, money orders, acceptances, cash or other instruments received by the Administrative Agent shall constitute final payment to the Administrative Agent unless and until such checks, drafts, notes, money orders, acceptances, cash or instruments have actually been collected.

     (b) After the occurrence and during the continuance of an Event of Default, the Collateral Agent may send a notice of assignment and/or notice of the Lenders' security interest to any and all Account Debtors and, thereafter, the Collateral Agent shall have the sole right to collect the Accounts Receivable and payment intangibles of the Borrower and its Subsidiaries and/or, to the extent permitted by applicable law, take possession of the Collateral and the books and records relating thereto. After the occurrence and during the continuation of an Event of Default, the Borrower and its Subsidiaries shall not, without prior written consent of the Collateral Agent, grant any extension of time of payment of any Account Receivable or payment intangible, compromise or settle any Account Receivable or payment intangible for less than the full amount thereof, release, in whole or in part, any Person or property liable for the payment thereof, or allow any credit or discount whatsoever thereon.

     (c) The Borrower hereby appoints each Agent or its designee on behalf of such Agent as the Borrower's attorney-in-fact with power exercisable during the continuance of an Event of Default to (i) endorse any Loan Party's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Accounts Receivable or payment intangibles of such Loan Party,
(ii) sign any Loan Party's name on any invoice or bill of lading relating to any of the Accounts Receivable or payment intangibles of such Loan Party, drafts against Account Debtors with respect to Accounts Receivable or payment intangibles of such Loan Party, assignments and verifications of Accounts Receivable or payment intangibles and notices to Account Debtors with respect to Accounts Receivable or payment intangibles of such Loan Party, (iii) send verification of Accounts Receivable of the Loan Parties, and (iv) after the occurrence and during the continuation of an Event of Default, notify the Postal Service authorities to change the address for delivery of mail addressed to the Loan Parties to such address as such Agent may designate and to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission (other than acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction), or for any error of judgment or mistake of fact or law; this power being coupled with an interest is irrevocable until all of the Loans and other Obligations under the Loan Documents are paid in full and all of the Commitments are terminated.

     (d) Nothing herein contained shall be construed to constitute any Agent as agent of any Loan Party for any purpose whatsoever, and the Agents shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof (other than from acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction). The Agents shall not, under any circumstance or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Accounts Receivable of the Loan Parties or any instrument received in payment thereof or for any damage resulting therefrom (other than acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction). The Agents, by anything herein or in any assignment or otherwise, do not assume any of the obligations under any contract or agreement assigned to any Agent and shall not be responsible in any way for the performance by the Loan Parties of any of the terms and conditions thereof.

     (e) If any Account Receivable of the Loan Parties includes a charge for any tax payable to any Governmental Authority, each Agent is hereby authorized (but in no event obligated) in its discretion to pay the amount thereof to the proper taxing authority for the Borrower's account and to charge the Borrower therefor provided that such tax is not being disputed by appropriate action. The Borrower shall notify the Agents if any Account Receivable of the Loan Parties includes any taxes due to any such Governmental Authority and, in the absence of such notice, the Agents shall have the right to retain the full proceeds of such Account Receivable and shall not be liable for any taxes that may be due by reason of the sale and delivery creating such Account Receivable.

     (f) Notwithstanding any other terms set forth in the Loan Documents, the rights and remedies of the Agents and the Lenders herein provided, and the obligations of the Borrower set forth herein, are cumulative of, may be exercised singly or concurrently with, and are not exclusive of, any other rights, remedies or obligations set forth in any other Loan Document or as provided by law.

     Section 8.02 Accounts Receivable Documentation. During the continuance of an Event of Default, the Borrower shall at such intervals as the Agents may reasonably require, execute and deliver confirmatory written assignments of the Accounts Receivable to the Agents and furnish such further schedules and/or information as any such Agent may require relating to the Accounts Receivable, including, without limitation, sales invoices or the equivalent, credit memos issued, remittance advices, reports and copies of deposit slips and copies of original shipping or delivery receipts for all merchandise sold. In addition, the Loan Parties shall notify the Agents of any non-compliance in respect of the representations, warranties and covenants contained in Section 8.03. The items to be provided under this Section 8.02 are to be in form reasonably satisfactory to the Agents. The Borrower's failure to give any of such items to the Agents shall not affect, terminate, modify or otherwise limit the Collateral Agent's Lien on the Collateral. During the continuance of an Event of Default, the Borrower shall not re-date any invoice or sale or make sales on extended dating beyond that customary in the Borrower's industry or consistent with past practice, and shall not re-bill any material Accounts Receivable without promptly disclosing the same to the Agents and providing the Agents with a copy of such re-billing, identifying the same as such.

     Section 8.03 Status of Accounts Receivable and Other Collateral. With respect to Collateral of any Loan Party at the time the Collateral becomes subject to the Collateral Agent's Lien, each Loan Party covenants, represents and warrants: (a) such Loan Party shall be the sole owner, free and clear of all Liens (except for the Liens granted in the favor of the Collateral Agent for the benefit of the Lenders and Permitted Liens), and shall be fully authorized to sell, transfer, pledge and/or grant a security interest in each and every item of said Collateral; (b) each Account Receivable shall be a good and valid account representing a bona fide indebtedness incurred by the Account Debtor therein named, for a fixed sum as set forth in the invoice relating thereto; (c) no Account Receivable shall be subject to any defense, offset, counterclaim, discount or allowance except as may be stated in the invoice relating thereto, discounts and allowances as may be customary in such Loan Party's business and as otherwise disclosed to the Agents; (d) none of the transactions underlying or giving rise to any Account Receivable shall violate any applicable state or federal laws or regulations, and all documents relating thereto shall be legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms; (e) no agreement under which any deduction or offset of any kind, other than normal trade discounts, may be granted or shall have been made by such Loan Party at or before the time such Account Receivable is created; (f) all agreements, instruments and other documents relating to any Account Receivable shall be true and correct and in all material respects what they purport to be; (g) all signatures and endorsements that appear on all material agreements, instruments and other documents relating to any Account Receivable shall be genuine and all signatories and endorsers shall have full capacity to contract; (h) such Loan Party shall maintain books and records pertaining to said Collateral in such detail, form and scope as the Agents shall reasonably require; (i) such Loan Party shall immediately notify the Agents if any Account Receivable arises out of contracts with any Governmental Authority, and will execute any instruments and take any steps required by the Agents in order that all monies due or to become due under any such contract shall be assigned to the Collateral Agent and notice thereof given to such Governmental Authority under the Federal Assignment of Claims Act or any similar state or local law; (j) such Loan Party will, immediately upon learning thereof, report to the Agents any material loss or destruction of, or substantial damage to, any of the Collateral, and any other matters affecting the value, enforceability or collectability of any of the Collateral; (k) if any amount payable under or in connection with any Account Receivable is evidenced by a promissory note or other instrument, such promissory note or instrument shall be immediately pledged, endorsed, assigned and delivered to the Collateral Agent for the benefit of the Lenders as additional Collateral; (l) such Loan Party shall not re-date any invoice or sale or make sales on extended dating beyond that which is customary in the ordinary course of its business and in the industry; (m) such Loan Party shall conduct a physical count of its Inventory at such intervals as any Agent may request and such Loan Party shall promptly supply the Agents with a copy of such count accompanied by a report of the value (based on the lower of cost (on a first in first out basis) and market value) of such Inventory; and (n) such Loan Party is not and shall not be entitled to pledge any Agent's or any Lender's credit on any purchases or for any purpose whatsoever.

     Section 8.04 Collateral Custodian. Upon the occurrence and during the continuance of any Default or Event of Default, the Collateral Agent may at any time and from time to time employ and maintain on the premises of any Loan Party a custodian selected by the Collateral Agent who shall have full authority to do all acts necessary to protect the Agents' and the Lenders' interests. Each Loan Party hereby agrees to, and to cause its Subsidiaries to, cooperate with any such custodian and to do whatever the Collateral Agent may reasonably request to preserve the Collateral. All costs and expenses incurred by the Collateral Agent by reason of the employment of the custodian shall be the responsibility of the Borrower and charged to the Loan Account.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

     Section 9.01 Events of Default. If any of the following Events of Default shall occur and be continuing:

     (a) the Borrower shall fail to pay any principal of or interest on any Loan, any Collateral Agent Advance, any Reimbursement Obligation or any fee, indemnity or other amount payable under this Agreement or any other Loan Document when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise);

     (b) any representation or warranty made or deemed made by or on behalf of any Loan Party or by any authorized officer of the foregoing under or in connection with any Loan Document or under or in connection with any report, certificate, or other document delivered to any Agent, any Lender or the L/C Issuer pursuant to any Loan Document shall have been incorrect in any material respect when made or deemed made;

     (c) any Loan Party shall fail to perform or comply with any covenant or agreement contained in (i) clauses (a), (b), (c), (d), (f), (h), (j), (l), (o),
(q), (r), (s), (t), (u) or (v) of Section 7.01, Section 7.02 or Section 7.03 or
Article VIII, or any Loan Party shall fail to perform or comply with any covenant or agreement contained in any Security Agreement to which it is a party, any Pledge Agreement to which it is a party, or any Mortgage to which it is a party or (ii) clauses (e), (g), (i), (k), (n) or (p) of Section 7.01 and such failure, if capable of being remedied, shall remain unremedied for 5 days, after the earlier of the date a senior officer of any Loan Party shall become aware of such failure and the date written notice of such default shall have been given by any Agent or Lender to such Loan Party;

     (d) any Loan Party shall fail to perform or comply with any other term, covenant or agreement contained in any Loan Document to be performed or observed by it and, except as set forth in subsections (a), (b) and (c) of this Section 9.01, such failure, if capable of being remedied, shall remain unremedied for 15 days after the earlier of the date a senior officer of any Loan Party becomes aware of such failure and the date written notice of such default shall have been given by any Agent to such Loan Party;

     (e) any Loan Party shall fail to pay any principal of or interest on any of its Indebtedness (excluding Indebtedness evidenced by this Agreement) in excess of $500,000, or any premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case, prior to the stated maturity thereof;

     (f) any Loan Party (i) shall institute any proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, (ii) shall be generally not paying its debts as such debts become due or shall admit in writing its inability to pay its debts generally, (iii) shall make a general assignment for the benefit of creditors, or (iv) shall take any action to authorize or effect any of the actions set forth above in this subsection (f);

     (g) any proceeding shall be instituted against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of 45 days or any order, judgment or decree shall be entered against any Loan Party in such proceeding (including, without limitation, the entry of an order for relief against any such Person or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property);

     (h) any provision of any Loan Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against any Loan Party intended to be a party thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by any Loan Party or any Governmental Authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or any Loan Party shall deny in writing that it has any liability or obligation purported to be created under any Loan Document;

     (i) any Assignment Document, any Security Agreement, any Pledge Agreement, any Mortgage or any other security document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien or, if subject to a prior Production Payment 2001 Lien or Takeout VPP Lien, second priority Lien in favor of the Collateral Agent for the benefit of the Lenders on any Collateral purported to be covered thereby having a value greater than $250,000 in the aggregate for all such Collateral, unless the Borrower shall have provided the Collateral Agent, within 30 days, with additional Collateral having at least an equivalent value to the Collateral affected by such failure and otherwise reasonably acceptable to the Required Lenders;

     (j) any bank at which any deposit account, blocked account, or lockbox account of any Loan Party is maintained shall fail to comply with any of the terms of any deposit account, blocked account, lockbox account or similar agreement to which such bank is a party or any securities intermediary, commodity intermediary or other financial institution at any time in custody, control or possession of any investment property of any Loan Party shall fail to comply with any of the terms of any investment property control agreement to which such Person is a party;

     (k) one or more judgments or orders for the payment of money exceeding $250,000 in the aggregate shall be rendered against any Loan Party and remain unsatisfied and such judgment or order shall not be dismissed or stayed 15 days before the date on which execution of any property of such Loan Party may be issued; provided, however, that any such judgment or order shall not give rise to an Event of Default under this subsection (k) if and for so long as (A) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering full payment thereof (subject to customary deductibles) and (B) such insurer has been notified, and has not disputed the claim made for payment, of the amount of such judgment or order;

     (l) any Loan Party is enjoined, restrained or in any way prevented by the order of any court or any Governmental Authority from conducting all or any part of its business and such circumstance could reasonably be expected to result in a Material Adverse Effect;

     (m) any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than 15 days, the cessation or substantial curtailment of revenue producing activities at any facility of any Loan Party, if any such event or circumstance could reasonably be expected to result in a Material Adverse Effect;

     (n) any cessation of a substantial part of the business of any Loan Party for a period which materially and adversely affects the ability of any Loan Party to continue its business on a profitable basis;

     (o) the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Borrower or any of its Subsidiaries, if such loss, suspension, revocation or failure to renew could reasonably be expected to result in a Material Adverse Effect;

     (p) the indictment of any Loan Party under any criminal statute, or commencement of criminal or civil proceedings against any Loan Party, which could reasonably be expected to result in forfeiture to any Governmental Authority of any material portion of the property of such Person that is subject to a Lien in favor of the Collateral Agent without satisfaction or provision for satisfaction of such Lien;

     (q) any Loan Party or any of its ERISA Affiliates shall have made a complete or partial withdrawal from a Multiemployer Plan, and, as a result of such complete or partial withdrawal, any Loan Party or any of its ERISA Affiliates incurs a withdrawal liability in an annual amount exceeding $50,000; or a Multiemployer Plan enters reorganization status under Section 4241 of ERISA, and, as a result thereof any Loan Party's or any of its ERISA Affiliates' annual contribution requirements with respect to such Multiemployer Plan increases in an annual amount exceeding $50,000;

     (r) any Termination Event with respect to any Employee Plan shall have occurred, and, 30 days after notice thereof shall have been given to any Loan Party by any Agent, (i) such Termination Event (if correctable) shall not have been corrected, and (ii) the then current value of such Employee Plan's vested benefits exceeds the then current value of assets allocable to such benefits in such Employee Plan by more than $50,000 (or, in the case of a Termination Event involving liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064,
4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of the IRC, the liability is in excess of such amount);

     (s) the Borrower or any of its Subsidiaries shall be liable for any Environmental Liabilities and Costs the payment of which could reasonably be expected to result in a Material Adverse Effect; or

     (t) a Change of Control shall have occurred;

     then, and in any such event, the Collateral Agent, at the request of the Required Lenders or as otherwise agreed to among the Agents and the Lenders, by notice to the Borrower, shall (i) terminate or reduce all Commitments, whereupon all Commitments shall immediately be so terminated or reduced, (ii) declare all or any portion of the Loans and Reimbursement Obligations then outstanding to be due and payable, whereupon all or such portion of the aggregate principal of all Loans and Reimbursement Obligations, all accrued and unpaid interest thereon, all fees and all other amounts payable under this Agreement and the other Loan Documents shall become due and payable immediately, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Loan Party and (iii) exercise any and all of its other rights and remedies under applicable law, hereunder and under the other Loan Documents; provided, however, that upon the occurrence of any Event of Default described in subsection (f) or (g) of this Section 9.01, without any notice to any Loan Party or any other Person or any act by any Agent or any Lender, all Commitments shall automatically terminate and all Loans and Reimbursement Obligations then outstanding, together with all accrued and unpaid interest thereon, all fees and all other amounts due under this Agreement and the other Loan Documents shall become due and payable automatically and immediately, without presentment, demand, protest or notice of any kind, all of which are expressly waived by each Loan Party. Upon demand by the Administrative Agent after the occurrence and during the continuation of any Event of Default, the Borrower shall deposit with the Administrative Agent with respect to each Letter of Credit then outstanding cash in an amount equal to 110% of the greatest amount for which such Letter of Credit may be drawn. Such deposits shall be held by the Administrative Agent in the Letter of Credit Collateral Account as security for, and to provide for the payment of, the Letter of Credit Obligations.

                                   ARTICLE X

                                     AGENTS

     Section 10.01 Appointment. Each Lender (and each subsequent maker of any Loan by its making thereof) hereby irrevocably appoints and authorizes the Administrative Agent and the Collateral Agent to perform the duties of each such Agent as set forth in this Agreement including: (i) to receive on behalf of each Lender any payment of principal of or interest on the Loans outstanding hereunder and all other amounts accrued hereunder for the account of the Lenders and paid to such Agent, and, subject to Section 2.02 of this Agreement, to distribute promptly to each Lender its Pro Rata Share of all payments so received; (ii) to distribute to each Lender copies of all material notices and agreements received by such Agent and not required to be delivered to each Lender pursuant to the terms of this Agreement, provided that the Agents shall not have any liability to the Lenders for any Agent's inadvertent failure to distribute any such notices or agreements to the Lenders; (iii) to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Loans, and related matters and to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Collateral and related matters; (iv) to execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to this Agreement or any other Loan Document; (v) to make the Loans and Collateral Agent Advances, for such Agent or on behalf of the applicable Lenders as provided in this Agreement or any other Loan Document; (vi) to perform, exercise, and enforce any and all other rights and remedies of the Lenders with respect to the Loan Parties, the Obligations, or otherwise related to any of same to the extent reasonably incidental to the exercise by such Agent of the rights and remedies specifically authorized to be exercised by such Agent by the terms of this Agreement or any other Loan Document; (vii) to incur and pay such fees necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to this Agreement or any other Loan Document; and (viii) subject to Section 10.03 of this Agreement, to take such action as such Agent deems appropriate on its behalf to administer the Loans and the Loan Documents and to exercise such other powers delegated to such Agent by the terms hereof or the other Loan Documents (including, without limitation, the power to give or to refuse to give notices, waivers, consents, approvals and instructions and the power to make or to refuse to make determinations and calculations) together with such powers as are reasonably incidental thereto to carry out the purposes hereof and thereof. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, enforcement or collection of the Loans), the Agents shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions of the Required Lenders shall be binding upon all Lenders and all makers of Loans; provided, however, that the L/C Issuer shall not be required to refuse to honor a drawing under any Letter of Credit and the Agents shall not be required to take any action which, in the reasonable opinion of any Agent, exposes such Agent to liability or which is contrary to this Agreement or any other Loan Document or applicable law.

     Section 10.02 Nature of Duties. The Agents shall have no duties or responsibilities except those expressly set forth in this Agreement or in the other Loan

Documents. The duties of the Agents shall be mechanical and administrative in nature. The Agents shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any other Loan Document, express or implied, is intended to or shall be construed to impose upon the Agents any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Loan Parties in connection with the making and the continuance of the Loans hereunder and shall make its own appraisal of the creditworthiness of the Loan Parties and the value of the Collateral, and the Agents shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into their possession before the initial Loan hereunder or at any time or times thereafter, provided that, upon the reasonable request of a Lender, each Agent shall provide to such Lender any documents or reports delivered to such Agent by the Loan Parties pursuant to the terms of this Agreement or any other Loan Document. If any Agent seeks the consent or approval of the Required Lenders to the taking or refraining from taking any action hereunder, such Agent shall send notice thereof to each Lender. Each Agent shall promptly notify each Lender any time that the Required Lenders have instructed such Agent to act or refrain from acting pursuant hereto.

     Section 10.03 Rights, Exculpation, Etc. The Agents and their directors, officers, agents or employees shall not be liable to any Lender for any action taken or omitted to be taken by them under or in connection with this Agreement or the other Loan Documents, except for their own gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. Without limiting the generality of the foregoing, the Agents (i) may treat the payee of any Loan as the owner thereof until the Collateral Agent receives written notice of the assignment or transfer thereof, pursuant to
Section 12.07 hereof, signed by such payee and in form satisfactory to the Collateral Agent; (ii) may consult with legal counsel (including, without limitation, counsel to any Agent or counsel to the Loan Parties), independent public accountants, and other experts selected by any of them and shall not be liable for any action taken or omitted to be taken in good faith by any of them in accordance with the advice of such counsel or experts; (iii) make no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, certificates, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iv) shall not have any duty to any Lender to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Person, the existence or possible existence of any Default or Event of Default, or to inspect the Collateral or other property (including, without limitation, the books and records) of any Person; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall not be deemed to have made any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent's Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Agents be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. The Agents shall not be liable to any Lender for any apportionment or distribution of payments made in good faith pursuant to Section 4.04, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any

Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount which they are determined to be entitled. The Agents may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the other Loan Documents the Agents are permitted or required to take or to grant, and if such instructions are promptly requested, the Agents shall be absolutely entitled to refrain from taking any action or to withhold any approval under any of the Loan Documents until they shall have received such instructions from the Required Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Required Lenders.

     Section 10.04 Reliance. Each Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

     Section 10.05 Indemnification. To the extent that any Agent, any sub-agent or other agent appointed by either Agent, or the L/C Issuer is not reimbursed and indemnified by any Loan Party, the Lenders will reimburse and indemnify such Agent, any sub-agent or other agent appointed by either Agent, and the L/C Issuer from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Agent, any sub-agent or other agent appointed by either Agent, or the L/C Issuer in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by such Agent, any sub-agent or other agent appointed by either Agent, or the L/C Issuer under this Agreement or any of the other Loan Documents, in proportion to each Lender's Pro Rata Share, including, without limitation, advances and disbursements made pursuant to Section 10.08; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements for which there has been a final judicial determination that such liability resulted from any such Agent's, any sub-agent's or other agent's, or the L/C Issuer's gross negligence or willful misconduct. The obligations of the Lenders under this Section 10.05 shall survive the payment in full of the Loans and the termination of this Agreement.

     Section 10.06 Agents Individually. With respect to its Pro Rata Share of the Total Commitment hereunder and the Loans made by it, each Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or maker of a Loan. The terms "Lenders" or "Required Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity as a Lender or one of the Required Lenders. Each Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrower as if it were not acting as an Agent pursuant hereto without any duty to account to the other Lenders.

Section 10.07 Successor Agent. (a) Each Agent may resign from the performance of all its functions and duties hereunder and under the other Loan Documents at any time by giving at least 30 Business Days prior written notice to the Borrower and each Lender. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clauses (c) and (d) below or as otherwise provided below.

     (b) Upon any such notice of resignation or action to remove, the Required Lenders shall appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any Agent's resignation or removal hereunder as an Agent, the provisions of this
Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement and the other Loan Documents.

     (c) If a successor Agent shall not have been so appointed within the thirty
(30) Business Day period referenced in Section 10.07(a), the retiring Agent, with the consent of the other Agent shall then appoint a successor Agent who shall serve as an Agent until such time, if any, as the Required Lenders, with the consent of the other Agent, appoint a successor Agent as provided above.

     Section 10.08 Collateral Matters.

     (a) The Collateral Agent may from time to time make such disbursements and advances ("Collateral Agent Advances") which the Collateral Agent, in its sole discretion, deems necessary or desirable to preserve, protect, prepare for sale or lease or dispose of the Collateral or any portion thereof, to enhance the likelihood or maximize the amount of repayment by the Borrower of the Loans, Reimbursement Obligations, Letter of Credit Obligations and other Obligations or to pay any other amount chargeable to the Borrower pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in Section 12.04. The Collateral Agent Advances shall be repayable on demand and be secured by the Collateral. The Collateral Agent Advances shall constitute Obligations hereunder which may be charged to the Loan Account in accordance with Section 4.02. The Collateral Agent shall notify each Lender and the Borrower in writing of each such Collateral Agent Advance, which notice shall include a description of the purpose of such Collateral Agent Advance. Without limitation to its obligations pursuant to Section 10.05, each Lender agrees that it shall make available to the Collateral Agent, upon the Collateral Agent's demand, in Dollars in immediately available funds, the amount equal to such Lender's Pro Rata Share of each such Collateral Agent Advance. If such funds are not made available to the Collateral Agent by such Lender, the Collateral Agent shall be entitled to recover such funds on demand from such Lender, together with interest thereon for each day from the date such payment was due until the date such amount is paid to the Collateral Agent, at the Federal Funds Rate for 3 Business Days and thereafter at the Reference Rate.

     (b) The Lenders hereby irrevocably authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral upon termination of the Total Commitment and payment and satisfaction of all

Loans, Reimbursement Obligations, Letter of Credit Obligations, and all other Obligations which have matured and which the Collateral Agent has been notified in writing are then due and payable (or if the only remaining Obligations are Letter of Credit Obligations and such Letter of Credit Obligations have been collateralized by the deposit with the Administrative Agent of cash in an amount equal to 110% of the greatest amount for which such Letters of Credit may be drawn); or constituting property being sold or disposed of in the ordinary course of any Loan Party's business and in compliance with the terms of this Agreement and the other Loan Documents; or constituting property in which the Loan Parties owned no interest at the time the Lien was granted or at any time thereafter; or if approved, authorized or ratified in writing by the Lenders. Upon request by the Collateral Agent at any time, the Lenders will confirm in writing the Collateral Agent's authority to release particular types or items of Collateral pursuant to this Section 10.08(b).

     (c) Without in any manner limiting the Collateral Agent's authority to act without any specific or further authorization or consent by the Lenders (as set forth in Section 10.08(b)), each Lender agrees to confirm in writing, upon request by the Collateral Agent, the authority to release Collateral conferred upon the Collateral Agent under Section 10.08(b). Upon (i) receipt by the Collateral Agent of confirmation from the Lenders of its authority to release any particular item or types of Collateral, and upon prior written request by any Loan Party or (ii) prior written request by any Loan Party to release any item or types of Collateral constituting property being sold or disposed of in compliance with this Agreement or the other Loan Documents, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Collateral Agent for the benefit of the Lenders upon such Collateral; provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent's opinion, would expose the Collateral Agent to liability or create any obligations or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Lien upon (or obligations of any Loan Party in respect of) all interests in the Collateral retained by any Loan Party.

     (d) The Collateral Agent shall have no obligation whatsoever to any Lender to assure that the Collateral exists or is owned by the Loan Parties or is cared for, protected or insured or has been encumbered or that the Lien granted to the Collateral Agent pursuant to this Agreement or any other Loan Document has been properly or sufficiently or lawfully created, perfected, protected or enforced or is entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 10.08 or in any other Loan Document, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent's own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to any other Lender, except as otherwise provided herein.

     Section 10.09 Agency for Perfection. Each Agent and each Lender hereby appoints each other Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral in assets which, in accordance with Article 9 of the Code, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and each Agent and each Lender hereby acknowledges that it holds possession or control of any such Collateral for the benefit of the Collateral Agent as secured party. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify the Collateral Agent thereof, and, promptly upon the Collateral Agent's request therefor shall deliver possession or control of such Collateral to the Collateral Agent or in accordance with the Collateral Agent's instructions. Each Loan Party by its execution and delivery of this Agreement hereby consents to the foregoing.

                                   ARTICLE XI

                             [INTENTIONALLY OMITTED]



                                  ARTICLE XII

                                  MISCELLANEOUS

     Section 12.01 Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered, if to any Loan Party, at the following address:

             KCS Energy, Inc.
             5555 San Felipe, Suite 1200
             Houston, Texas 77056
             Attention:  Chief Executive Officer
             Telecopier:  713-964-4806

             with a copy to:

             Andrews & Kurth L.L.P.
             600 Travis, Suite 4200
             Houston, Texas 77002
             Attention: Diana M. Hudson
             Telecopier:  713-420-4285

             if to the Administrative Agent, to it at the following addresses:

             Foothill Capital Corporation
             2450 Colorado Avenue, Suite 3000 West
             Santa Monica, California 90404
             Attention: Business Finance Division Manager
             Telecopier:  310-453-7443

             and

             Foothill Capital Corporation
             1000 Abernathy Road, Suite 1450
             Atlanta, Georgia 30328
             Attention: Business Finance Division Manager
             Telecopier:  770-508-1375

             with a copy to:

             Schulte, Roth & Zabel LLP
             919 Third Avenue
             New York, New York 10022
             Attention: Frederic L. Ragucci, Esq.
             Telecopier:  212-593-5955

             if to the Collateral Agent, to it at the following addresses:

             Foothill Capital Corporation
             2450 Colorado Avenue, Suite 3000 West
             Santa Monica, California 90404
             Attention: Business Finance Division Manager
             Telecopier:  310-453-7443

             and

             Foothill Capital Corporation
             1000 Abernathy Road, Suite 1450
             Atlanta, Georgia 30328
             Attention: Business Finance Division Manager
             Telecopier:  770-508-1375

             with a copy to:

             Schulte, Roth & Zabel LLP
             919 Third Avenue
             New York, New York 10022
             Attention: Frederic L. Ragucci, Esq.
             Telecopier:  212-593-5955

     or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 12.01. All such notices and other communications shall be effective, (i) if mailed, when received or 3 days after deposited in the mails, whichever occurs first, (ii) if telecopied, when transmitted and confirmation received, or (iii) if delivered, upon delivery, except that notices to any Agent or the L/C Issuer pursuant to Articles II and III shall not be effective until received by such Agent or the L/C Issuer, as the case may be.

     Section 12.02 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders or by the Collateral Agent with the consent of the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, provided, however, that no amendment, waiver or consent shall (i) increase the Commitment of any Lender, reduce the principal of, or interest on, the Loans or the Reimbursement Obligations payable to any Lender, reduce the amount of any fee payable for the account of any Lender, or postpone or extend any date fixed for any payment of principal of, or interest or fees on, the Loans or Letter of Credit Obligations payable to any Lender, in each case without the written consent of any Lender affected thereby, (ii) increase the Total Commitment without the written consent of each Lender, (iii) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that is required for the Lenders or any of them to take any action hereunder, (iv) release all or a substantial portion of the Collateral (except as otherwise provided in this Agreement and the other Loan Documents), subordinate any Lien granted in favor of the Collateral Agent for the benefit of the Lenders, or release the Borrower or any Guarantor, (v) amend, modify or waive Section 4.04, Section 7.02(c) or this Section 12.02 of this Agreement,
(vi) amend the definition of "Availability", "Final Maturity Date", "Required Lenders", or "Pro Rata Share", or (vii) amend the definition of "Borrowing Base", "PV-10", "Proved Developed Producing Reserves", "Proved Developed Non-Producing Reserves", "Proved Undeveloped Reserves", "Proved Reserves", "NYMEX Strip Price", "Reserve Report", "Basis Differential", "Revolver A Borrowing Base" or "Revolver A Availability" that would result in an increase of the Borrowing Base or the Revolver A Borrowing Base (or in any definition contained in this Agreement used in connection with the definition of the foregoing terms that would result in an increase in the Borrowing Base or the Revolver A Borrowing Base), in each case, without the written consent of each Lender. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing and signed by an Agent, affect the rights or duties of such Agent (but not in its capacity as a Lender) under this Agreement or the other Loan Documents.

     Section 12.03 No Waiver; Remedies, Etc. No failure on the part of any Agent or any Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Agents and the Lenders provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Agents and the Lenders under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Agents and the Lenders to exercise any of their rights under any other Loan Document against such party or against any other Person.

     Section 12.04 Expenses; Taxes; Attorneys' Fees. The Borrower will pay on demand, all costs and expenses incurred by or on behalf of each Agent and Highbridge (and, in the case of costs and expenses contemplated by clauses (b) through (m) below, each Lender), regardless of whether the transactions contemplated hereby are consummated, including, without limitation, reasonable fees, costs, client charges and expenses of counsel for each Agent and Highbridge (and, in the case of costs and expenses contemplated by clauses (b) through (m)


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below, each Lender), accounting, due diligence, periodic field audits, physical counts, valuations, investigations, searches and filings, monitoring of assets, appraisals of Collateral, title searches and reviewing environmental assessments, miscellaneous disbursements, examination, travel, lodging and meals, arising from or relating to: (a) the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Loan Documents (including, without limitation, the preparation of any additional Loan Documents pursuant to Section 7.01(b) or the review of any of the agreements, instruments and documents referred to in Section 7.01(f)), (b) any requested amendments, waivers or consents to this Agreement or the other Loan Documents whether or not such documents become effective or are given, (c) the preservation and protection of any of the Lenders' rights under this Agreement or the other Loan Documents, (d) the defense of any claim or action asserted or brought against any Agent or any Lender by any Person that arises from or relates to this Agreement, any other Loan Document, the Agents' or the Lenders' claims against any Loan Party, or any and all matters in connection therewith,
(e) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement or any other Loan Document, (f) the filing of any petition, complaint, answer, motion or other pleading by any Agent or any Lender, or the taking of any action in respect of the Collateral or other security, in connection with this Agreement or any other Loan Document, (g) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in connection with this Agreement or any other Loan Document, (h) any attempt to enforce any Lien or security interest in any Collateral or other security in connection with this Agreement or any other Loan Document, (i) any attempt to collect from any Loan Party, (j) all liabilities and costs arising from or in connection with the past, present or future operations of any Loan Party involving any damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property, (k) any Environmental Liabilities and Costs incurred in connection with the investigation, removal, cleanup and/or remediation of any Hazardous Materials present or arising out of the operations of any facility owned or operated by any Loan Party, (l) any Environmental Liabilities and Costs incurred in connection with any Environmental Lien, or (m) the receipt by any Agent or any Lender of any advice from professionals with respect to any of the foregoing. Without limitation of the foregoing or any other provision of any Loan Document: (x) the Borrower agrees to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by any Agent or any Lender to be payable in connection with this Agreement or any other Loan Document, and the Borrower agrees to save each Agent and each Lender harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions, (y) the Borrower agrees to pay all broker fees that may become due in connection with the transactions contemplated by this Agreement and the other Loan Documents, and (z) if the Borrower fails to perform any covenant or agreement contained herein or in any other Loan Document, any Agent may itself perform or cause performance of such covenant or agreement, and the expenses of such Agent incurred in connection therewith shall be reimbursed on demand by the Borrower.

     Section 12.05 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, any Agent or any Lender may, and is hereby authorized to, at any time and from time to time, without notice to any Loan Party (any such notice being expressly waived by the Loan Parties) and to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time


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held and other Indebtedness at any time owing by such Agent or such Lender to or for the credit or the account of any Loan Party against any and all obligations of the Loan Parties either now or hereafter existing under any Loan Document, irrespective of whether or not such Agent or such Lender shall have made any demand hereunder or thereunder and although such obligations may be contingent or unmatured. Each Agent and each Lender agrees to notify such Loan Party promptly after any such set-off and application made by such Agent or such Lender provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agents and the Lenders under this Section 12.05 are in addition to the other rights and remedies (including other rights of set-off) which the Agents and the Lenders may have under this Agreement or any other Loan Documents of law or otherwise.

     Section 12.06 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 12.07 Assignments and Participations. (a) This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of each Loan Party and each Agent and each Lender and their respective successors and assigns; provided, however, that none of the Loan Parties may assign or transfer any of its rights hereunder without the prior written consent of each Lender and any such assignment without the Lenders' prior written consent shall be null and void.

     (b) Each Lender may, with the written consent of the Collateral Agent, assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Loans made by it and its Pro Rata Share of Letter of Credit Obligations); provided, however, that (i) such assignment is in an amount which is at least $5,000,000 or a multiple of $1,000,000 in excess thereof (or the remainder of such Lender's Commitment) (except such minimum amount shall not apply to an assignment by a Lender to an Affiliate of such Lender or a Related Fund), (ii) the parties to each such assignment shall execute and deliver to the Collateral Agent, for its acceptance, an Assignment and Acceptance, together with any promissory note subject to such assignment and such parties shall deliver to the Collateral Agent a processing and recordation fee of $5,000 (except the payment of such fee shall not be required in connection with an assignment by a Lender to an Affiliate of such Lender or a Related Fund), and (iii) no written consent of the Collateral Agent shall be required in connection with any assignment by a Lender to an Affiliate of such Lender or a Related Fund. Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least 3 Business Days after the delivery thereof to the Collateral Agent (or such shorter period as shall be agreed to by the Collateral Agent and the parties to such assignment), (A) the assignee thereunder shall become a "Lender" hereunder and, in addition to the rights and obligations hereunder held by it immediately prior to such effective date, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance


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

covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

             (i) By executing and delivering an Assignment and Acceptance, the assigning Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (A) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (B) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or any of its Subsidiaries or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (C) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (D) such assignee will, independently and without reliance upon the assigning Lender, any Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (E) such assignee appoints and authorizes the Agents to take such action as agents on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agents by the terms hereof and thereof, together with such powers as are reasonably incidental hereto and thereto; and (F) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.

             (ii) The Collateral Agent shall, on behalf of the Borrower, maintain, or cause to be maintained at the Payment Office, a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans and Letter of Credit Obligations (the "Registered Loans") owing to each Lender from time to time. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agents and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice. In the case of any assignment not reflected in the Register, the assigning Lender shall maintain a comparable register.

             (iii) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any promissory notes subject to such assignment, the Collateral Agent shall, if the Collateral Agent consents to such assignment and if such Assignment and Acceptance has been completed (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register.

             (iv) A Registered Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such


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

assignment or sale on the Register (and each registered note shall expressly so provide). Any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the registered note, if any, evidencing the same), the Agents shall treat the Person in whose name such Registered Loan (and the registered note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary.

             (v) In the event that any Lender sells participations in a Registered Loan, such Lender shall maintain a register on which it enters the name of all participants in the Registered Loans held by it (the "Participant Register"). A Registered Loan (and the registered note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide). Any participation of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.

             (vi) Any foreign Person who purchases or is assigned or participates in any portion of such Registered Loan shall provide the Agents (in the case of a purchase or assignment) or the Lender (in the case of a participation) with a completed Internal Revenue Service Form W-8BEN (Certificate of Foreign Status) or a substantially similar form for such purchaser, participant or any other affiliate who is a holder of beneficial interests in the Registered Loan.

     (c) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments, the Loans made by it and its Pro Rata Share of the Letter of Credit Obligations); provided, that (i) such Lender's obligations under this Agreement (including without limitation, its Commitments hereunder) and the other Loan Documents shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents; and (iii) a participant shall not be entitled to require such Lender to take or omit to take any action hereunder except (A) action directly effecting an extension of the maturity dates or decrease in the principal amount of the Loans or Letter of Credit Obligations, (B) action directly effecting an extension of the due dates or a decrease in the rate of interest payable on the Loans or the fees payable under this Agreement, or (C) actions directly effecting a release of all or a substantial portion of the Collateral or any Loan Party (except as set forth in Section 10.08 of this Agreement or any other Loan Document). The Loan Parties agree that each participant shall be entitled to the benefits of Section 2.08 and Section 4.05 of this Agreement


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

with respect to its participation in any portion of the Commitments and the Loans as if it was a Lender.

     Section 12.08 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

     Section 12.09 GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

     Section 12.10 CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES, AND DOCUMENTS IN ANY SUIT, ACTION, OR PROCEEDING BROUGHT IN THE UNITED STATES OF AMERICA ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS BY THE MAILING (BY REGISTERED MAIL OR CERTIFIED MAIL, POSTAGE PREPAID) OR DELIVERING OF A COPY OF SUCH PROCESS TO THE BORROWER, AT THE BORROWER'S ADDRESS FOR NOTICES AS SET FORTH IN SECTION 12.01. THE BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENTS AND THE LENDERS TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE

BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     Section 12.11 WAIVER OF JURY TRIAL, ETC. THE BORROWER, EACH AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE BORROWER CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF ANY AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. THE BORROWER HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS AND THE LENDERS ENTERING INTO THIS AGREEMENT.

     Section 12.12 Consent by the Agents and Lenders. Except as otherwise expressly set forth herein to the contrary, if the consent, approval, satisfaction, determination, judgment, acceptance or similar action (an "Action") of any Agent or any Lender shall be permitted or required pursuant to any provision hereof or any provision of any other agreement to which any Loan Party is a party and to which any Agent or any Lender has succeeded thereto, such Action shall be required to be in writing and may be withheld or denied by such Agent or such Lender, in its sole discretion, with or without any reason, and without being subject to question or challenge on the grounds that such Action was not taken in good faith.

     Section 12.13 No Party Deemed Drafter. Each of the parties hereto agrees that no party hereto shall be deemed to be the drafter of this Agreement.

     Section 12.14 Reinstatement; Certain Payments. If any claim is ever made upon any Agent, any Lender or the L/C Issuer for repayment or recovery of any amount or amounts received by such Agent, such Lender or the L/C Issuer in payment or on account of any of the Obligations, such Agent, such Lender or the L/C Issuer shall give prompt notice of such claim to each other Agent and Lender and the Borrower, and if such Agent, such Lender or the L/C Issuer repays all or part of such amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such Agent, such Lender or the L/C Issuer or any of its property, or (ii) any good faith settlement or compromise of any such claim effected by such Agent, such Lender or the L/C Issuer with any such claimant, then and in such event each Loan Party agrees that (A) any such judgment, decree, order, settlement or


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

compromise shall be binding upon it notwithstanding the cancellation of any Indebtedness hereunder or under the other Loan Documents or the termination of this Agreement or the other Loan Documents, and (B) it shall be and remain liable to such Agent, such Lender or the L/C Issuer hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Agent, such Lender or the L/C Issuer.

     Section 12.15 Indemnification.

     (a) General Indemnity. In addition to the Borrower's other Obligations under this Agreement, the Borrower agrees to, jointly and severally, defend, protect, indemnify and hold harmless each Agent, each Lender and the L/C Issuer and all of their respective officers, directors, employees, attorneys, consultants and agents (collectively called the "Indemnitees") from and against any and all losses, damages, liabilities, obligations, penalties, fees, reasonable costs and expenses (including, without limitation, reasonable attorneys' fees, costs and expenses) incurred by such Indemnitees, whether prior to or from and after the Effective Date, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with any of the following: (i) the negotiation, preparation, execution or performance or enforcement of this Agreement, any other Loan Document or of any other document executed in connection with the transactions contemplated by this Agreement, (ii) any Agent's or any Lender's furnishing of funds to the Borrower or the L/C Issuer's issuing of Letters of Credit for the account of the Borrower under this Agreement or the other Loan Documents, including, without limitation, the management of any such Loans, the Reimbursement Obligations or the Letter of Credit Obligations, (iii) any matter relating to the financing transactions contemplated by this Agreement or the other Loan Documents or by any document executed in connection with the transactions contemplated by this Agreement or the other Loan Documents, or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (collectively, the "Indemnified Matters"); provided, however, that the Borrower shall not have any obligation to any Indemnitee under this Section 12.15(a) for any Indemnified Matter caused by or attributable to the gross negligence or willful misconduct of such Indemnitee, as determined by a final judgment of a court of competent jurisdiction.

     (b) Environmental Indemnity. Without limiting Section 12.15(a) hereof, the Borrower agrees to, jointly and severally, defend, indemnify, and hold harmless the Indemnitees against any and all Environmental Liabilities and Costs and all other claims, demands, penalties, fines, liability (including strict liability), losses, damages, costs and expenses (including without limitation, reasonable legal fees and expenses, consultant fees and laboratory fees), arising out of
(i) any Releases or threatened Releases (x) at any property presently or formerly owned or operated by any Loan Party or any Subsidiary of any Loan Party, or any predecessor in interest, or (y) of any Hazardous Materials generated and disposed of by any Loan Party or any Subsidiary of any Loan Party, or any predecessor in interest; (ii) any violations of Environmental Laws by any Loan Party or any Subsidiary of any Loan Party, or any predecessor in interest;
(iii) any Environmental Action relating to any Loan Party or any Subsidiary of any Loan Party, or any predecessor in interest; (iv) any personal injury (including wrongful death) or property damage (real or personal) arising out of exposure to Hazardous Materials used, handled, generated, transported or disposed by any Loan Party or any Subsidiary of any Loan Party, or any predecessor in interest; and (v) any breach of any warranty or representation regarding


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

environmental matters made by the Borrower in Section 6.01(r) or the breach of any covenant made by the Borrower in Section 7.01(j). Notwithstanding the foregoing, the Borrower shall not have any obligation to any Indemnitee under this subsection (b) regarding any potential environmental matter covered hereunder which is caused by or attributable to the gross negligence or willful misconduct of such Indemnitee, as determined by a final judgment of a court of competent jurisdiction.

     (c) The indemnification for all of the foregoing losses, damages, fees, costs and expenses of the Indemnitees are chargeable against the Loan Account. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 12.15 may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees. The indemnities set forth in this Section 12.15 shall survive the repayment of the Obligations and discharge of any Liens granted under the Loan Documents.

     Section 12.16 Records. The unpaid principal of and interest on the Loans, the interest rate or rates applicable to such unpaid principal and interest, the duration of such applicability, the Commitments, and the accrued and unpaid fees payable pursuant to the Fee Letter and Section 2.06 hereof, and the Letter of Credit Fees, shall at all times be ascertained from the records of the Agents, which shall be conclusive and binding absent manifest error.

     Section 12.17 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, each Agent and each Lender and thereafter shall be binding upon and inure to the benefit of each Loan Party, each Agent and each Lender, and their respective successors and assigns, except that the Loan Parties shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of each Lender, and any assignment by any Lender shall be governed by Section 12.07 hereof.

     Section 12.18 Interest. It is the intention of the parties hereto that each Agent and each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby or by any other Loan Document would be usurious as to any Agent or any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Agent or such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in this Agreement or any other Loan Document or any agreement entered into in connection with or as security for the Obligations, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Agent or any Lender that is contracted for, taken, reserved, charged or received by such Agent or such Lender under this Agreement or any other Loan Document or agreements or otherwise in connection with the Obligations shall under no circumstances exceed the maximum amount allowed by such applicable law, any excess shall be canceled automatically and if theretofore paid shall be credited by such Agent or such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Agent or such Lender, as applicable, to the Borrower); and (ii) in the event that the maturity of the Obligations is accelerated by reason of any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Agent or any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Agent or such Lender, as applicable, as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Agent or such Lender, as applicable, on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Agent or such Lender to the Borrower). All sums paid or agreed to be paid to any Agent or any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Agent or such Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at an time and from time to time (i) the amount of interest payable to any Agent or any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Agent or such Lender pursuant to this Section 12.18 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Agent or such Lender would be less than the amount of interest payable to such Agent or such Lender computed at the Highest Lawful Rate applicable to such Agent or such Lender, then the amount of interest payable to such Agent or such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Agent or such Lender until the total amount of interest payable to such Agent or such Lender shall equal the total amount of interest which would have been payable to such Agent or such Lender if the total amount of interest had been computed without giving effect to this Section 12.18.

     For purposes of this Section 12.18, the term "applicable law" shall mean that law in effect from time to time and applicable to the loan transaction between the Borrower, on the one hand, and the Agents and the Lenders, on the other, that lawfully permits the charging and collection of the highest permissible, lawful non-usurious rate of interest on such loan transaction and this Agreement, including laws of the State of New York and, to the extent controlling, laws of the United States of America.

     The right to accelerate the maturity of the Obligations does not include the right to accelerate any interest that has not accrued as of the date of acceleration.

     Section 12.19 Confidentiality. Each Agent and each Lender agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound practices of comparable commercial finance companies, any material non-public information supplied to it by the Loan Parties pursuant to this Agreement or the other Loan Documents (and which at the time is not, and does not thereafter become, publicly available or available to such Person from another source not known to be subject to a confidentiality obligation to such Person not to disclose such information), provided that nothing herein shall limit the disclosure of any such information
(i) to the extent required by statute, rule, regulation or judicial process,
(ii) to counsel for any Agent or any Lender, (iii) to examiners or Securitization Parties or to the auditors or accountants of any Agent or Lender,
(iv) in connection with any litigation to which any Agent or any Lender is a party or (v) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first agrees, in writing, to be bound by confidentiality provisions similar in substance to this Section 12.19. Each Agent and each Lender agrees that, upon receipt of a request or identification of the requirement for disclosure pursuant to clause (iv) hereof, it will make reasonable efforts to keep the Loan Parties informed of such request or identification; provided that the each Loan Party acknowledges that each Agent and each Lender may make disclosure as required or requested by any Governmental Authority or representative thereof and that each Agent and each Lender may be subject to review by Securitization Parties or other regulatory agencies and may be required to provide to, or otherwise make available for review by, the representatives of such parties or agencies any such non-public information.

     Section 12.20 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

     Section 12.21 No Novation. This Agreement does not extinguish the obligations for the payment of money outstanding under the Existing Credit Agreement or discharge or release the obligations or the liens or priority of any mortgage, pledge, security agreement or any other security therefor. Nothing herein contained shall be construed as a novation of the obligations outstanding under the Existing Credit Agreement or instruments securing the same, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith. Nothing expressed or implied in this Agreement shall be construed as a release or other discharge of the Borrower, any Guarantor or any other Loan Party from any of its obligations or liabilities under the Existing Credit Agreement or any of the security agreements, pledge agreements, mortgages, guaranties or other loan documents executed in connection therewith, except as amended hereby and by the other Loan Documents. The Borrower and each other Loan Party hereby (i) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Effective Date all references in any such Loan Document to "the Credit Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Existing Credit Agreement shall mean the Existing Credit Agreement as amended and restated by this Agreement; and (ii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Collateral Agent, for the benefit of the Lenders, or to grant to the Collateral Agent for the benefit of the Lenders a security interest in or lien on, any collateral as security for the Obligations of the Borrower, the Guarantors or any other Loan Party from time to time existing in respect of the Existing Credit Agreement and the Loan Documents, such pledge, assignment and/or grant of the security interest or lien is hereby ratified and confirmed in all respects.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                     BORROWER:

                                     KCS ENERGY, INC.



                                     By:
                                        ---------------------------------------
                                     Name:
                                     Title:

                                     ADMINISTRATIVE AGENT, COLLATERAL
                                     AGENT AND LENDER:


                                     FOOTHILL CAPITAL CORPORATION



                                     By:
                                        ---------------------------------------
                                     Name:
                                     Title:

                                   LEAD ARRANGER AND LENDER:

                                   HIGHBRIDGE/ZWIRN SPECIAL
                                   OPPORTUNITIES FUND, L.P.

                                   By:Highbridge/Zwirn Capital Management, LLC



                                   By:
                                      ---------------------------------------
                                   Name:
                                   Title:

                                   LENDER:

                                   ABLECO FINANCE LLC



                                   By:
                                        ---------------------------------------
                                   Name:
                                   Title:

                                FIRST AMENDMENT

                                       TO

                     AMENDED AND RESTATED CREDIT AGREEMENT


                  First Amendment, dated as of February 14, 2003 (this "Amendment"), to the Amended and Restated Credit Agreement, dated as of January 14, 2003 (the "Credit Agreement"), by and among KCS ENERGY, INC., a Delaware corporation (the "Borrower"), the lenders from time to time party hereto (each a "Lender" and collectively, the "Lenders"), FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), as collateral agent for the Lenders (in such capacity, together with any successor collateral agent, the "Collateral Agent"), Foothill, as administrative agent for the Lenders (in such capacity, together with any successor administrative agent, the "Administrative Agent"; and together with the Collateral Agent, each an "Agent" and collectively, the "Agents"), and HIGHBRIDGE/ZWIRN SPECIAL OPPORTUNITIES FUND, L.P., a Delaware limited partnership ("Highbridge"), as lead arranger.

         The Borrower and the Required Lenders desire to amend Section 5.04(f) of the Credit Agreement as hereinafter set forth.

         Accordingly, the Borrower and the Required Lenders hereby agree as follows:

         1. Conditions Subsequent. (a) Clause (f) of Section 5.04 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                           "(f) The Borrower shall use commercially reasonable efforts to deliver or cause to be delivered to the Collateral Agent a landlord waiver, in form and substance satisfactory to the Collateral Agent, with respect to the Borrower's and its Subsidiaries' principal offices."

         (b) Subclause (i) of Section 5.04(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                            "(i) With respect to those Oil and Gas Properties subject to a Production Payment 2001 Lien for which a title opinion has previously been furnished to counsel for the Lenders, within 30 days following the Effective Date; provided, however, with respect to such Oil and Gas Properties that are located in counties in the State of Michigan, such opinions shall be delivered on or prior to March 10, 2003."

         2. Continued Effectiveness of Credit Agreement. The Borrower hereby
(i) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the date hereof all references in any such Loan Document to "the Credit

Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment, and (ii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Collateral Agent, or to grant to the Collateral Agent a security interest in or lien on, any collateral as security for the Obligations of the Borrower from time to time existing in respect of the Credit Agreement and the Loan Documents, such pledge, assignment and/or grant of the security interest or lien is hereby ratified and confirmed in all respects.

         3. Miscellaneous.

         (a) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment.

         (b) Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

         (c) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                               KCS ENERGY, INC.



                               By:
                                   -------------------------------------------
                               Name:
                               Title:



                               FOOTHILL CAPITAL CORPORATION


                               By:
                                   -------------------------------------------
                               Name:
                               Title


                               HIGHBRIDGE/ZWIRN SPECIAL
                               OPPORTUNITIES FUND, L.P.

                               By:  Highbridge/Zwirn Capital Management, LLC



                               By:
                                   -------------------------------------------
                               Name:
                               Title:



                               ABLECO FINANCE LLC



                               By:
                                   -------------------------------------------
                               Name:
                               Title

                                SECOND AMENDMENT

                                       TO

                     AMENDED AND RESTATED CREDIT AGREEMENT

         Second Amendment, dated as of March 6, 2003 (this "Amendment"), to the Amended and Restated Credit Agreement, dated as of January 14, 2003 (as amended to date, the "Credit Agreement"), by and among KCS ENERGY, INC., a Delaware corporation (the "Borrower"), the lenders from time to time party hereto (each a "Lender" and collectively, the "Lenders"), FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), as collateral agent for the Lenders (in such capacity, together with any successor collateral agent, the "Collateral Agent"), Foothill, as administrative agent for the Lenders (in such capacity, together with any successor administrative agent, the "Administrative Agent"; and together with the Collateral Agent, each an "Agent" and collectively, the "Agents"), and HIGHBRIDGE/ZWIRN SPECIAL OPPORTUNITIES FUND, L.P., a Delaware limited partnership ("Highbridge"), as lead arranger.

         The Borrower and the Required Lenders desire to further amend Section 5.04(c) of the Credit Agreement as hereinafter set forth.

         Accordingly, the Borrower and the Required Lenders hereby agree as follows:

         1. Conditions Subsequent. Subclause (i) of Section 5.04(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "(i) With respect to those Oil and Gas Properties subject to a Production Payment 2001 Lien for which a title opinion has previously been furnished to counsel for the Lenders, within 30 days following the Effective Date; provided, however, with respect to such Oil and Gas Properties that are located in counties in the State of Michigan, such opinions shall be delivered on or prior to April 15, 2003."

         2. Continued Effectiveness of Credit Agreement. The Borrower hereby
(i) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the date hereof all references in any such Loan Document to "the Credit Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment, and
(ii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Collateral Agent, or to grant to the Collateral Agent a security interest in or lien on, any collateral as security for the Obligations of the Borrower from time to time existing in respect of the Credit Agreement and the Loan Documents, such pledge, assignment and/or grant of the security interest or lien is hereby ratified and confirmed in all respects.

         3. Miscellaneous.

         (a) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment.

         (b) Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

         (c) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.



               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                            KCS ENERGY, INC.


                            By:
                            Name:
                            Title:

                            FOOTHILL CAPITAL CORPORATION


                            By:
                                ----------------------------------------------
                            Name:
                            Title


                            HIGHBRIDGE/ZWIRN SPECIAL
                            OPPORTUNITIES FUND, L.P.
                            By:  Highbridge/Zwirn Capital Management, LLC


                            By:
                            Name:
                            Title:

                            ABLECO FINANCE LLC


                            By:
                                ----------------------------------------------
                            Name:
                            Title